                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Section 240.14a-12

                                  AVIALL, INC.
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           (Name of Registrant as Specified in Its Charter and Person
                             Filing Proxy Statement)

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Payment of filing fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(1)      Amount previously paid:

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(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:

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(4)      Date Filed:

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

                                 (AVIALL LOGO)
                                                               February   , 2002

Dear Aviall Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of
Aviall, Inc. to be held at           , central standard time, on Wednesday,
March 13, 2002, at      . All stockholders of record as of February   , 2002,
are entitled to vote at the Special Meeting.

     The Special Meeting has been called to consider and vote upon two related proposals: (i) a proposal to approve the terms and issuance of shares of our Series D Preferred Stock, the issuance of shares of our Series D Preferred Stock as dividends on shares of our Series D Preferred Stock and the issuance of shares of our common stock upon conversion of our Series D Preferred Stock, and
(ii) a proposal to approve the issuance of 1,750,000 shares of our common stock in the form of shares of common stock or warrants to purchase common stock. Each of these proposals is more fully described in the Proxy Statement included with this letter and are part of a comprehensive financing solution for our new Rolls-Royce Model T56 engine parts agreement.

     The Series D Preferred Stock will be issued upon conversion of all outstanding shares of our Series B Preferred Stock. The shares of Series B Preferred Stock were issued to affiliates of The Carlyle Group on December 21, 2001. If stockholder approval is granted at the Special Meeting, the conversion will occur automatically and 45,110 shares of Series D Preferred Stock will be issued and will be convertible into 7,777,584 shares of our common stock.

     Contemporaneously with the issuance of the Series B Preferred Stock, we sold $80.0 million of senior notes. As additional consideration for the proceeds from these notes, the holders of the notes were also given the right to receive 1,750,000 shares of our common stock, subject to stockholder approval. The noteholders may elect to receive such shares of common stock in the form of shares of common stock for no additional consideration or warrants to purchase common stock. The warrants will have an initial purchase price of $0.01 per share of common stock. Upon issuance of the Series D Preferred Stock and the shares of common stock and warrants to the lenders, the Series D Preferred Stock will represent approximately 27.8% of the Company's outstanding voting power and the common stock and warrants issued to the senior note lenders will represent approximately 6.2% of the Company's outstanding voting power (assuming the warrants have been exercised in full).

     The transactions pursuant to which the Series B Preferred Stock and senior notes were issued were the culmination of our efforts to expand our business operations. In early 2001, we began discussions relating to a possible exclusive, 10-year, worldwide service provider agreement with Rolls-Royce Corporation for Model T56 engine parts. To secure this agreement and fund our ongoing contractual obligations, we needed additional capital. We pursued various alternatives, including a Rule 144A high-yield debt offering and refinancing our current credit facility with a new larger facility. We anticipated closing these financings in late September or early October 2001. Unfortunately, as a result of the September 11th terrorist attacks and the resulting impact on the financial markets, we were unable to access the high-yield market within the necessary time limits. Instead, to secure the Rolls-Royce agreement, we had to seek alternative financing structures that would enable us to fund the payments required by Rolls-Royce prior to the end of 2001.

     Following September 11th and within the time limits set by Rolls-Royce, we were left with an extremely short period of time to raise the capital necessary to secure the agreement. As a result, we considered a number of alternatives in conjunction with our advisors and determined that the combination of issuing Series B Preferred Stock for $45.0 million, selling $80.0 million of senior unsecured notes, and entering into a new $200.0 million senior secured credit facility (to replace our previous senior secured credit facility) was the most advantageous capital structure available to us under the circumstances. We continued negotiations with Rolls-Royce and signed the service agreement on December 17, 2001 and closed the financing transactions on December 21, 2001. We also obtained an opinion from Salomon Smith Barney stating that the issuance of the

Series B Preferred Stock, the sale of the senior notes and the issuance of additional shares of common stock, taken as a whole, were fair to Aviall and its subsidiary, Aviall Services, Inc., from a financial point of view.

     Under New York Stock Exchange rules, stockholder approval is required to issue common stock or securities convertible into or exercisable for common stock, if the common stock has, or will have upon issuance, 20.0% or more of the voting power outstanding. As a result of the limited time period to fund the contractual requirements under the Rolls-Royce agreement, we were unable to hold a special meeting of our stockholders to approve the issuance of the Series D Preferred Stock and the additional shares of common stock before the end of the year. Therefore, in the interim, we issued Series B Preferred Stock which by its terms is only convertible into a maximum of 19.99% of our outstanding voting power and agreed to a higher initial interest rate on the senior notes in lieu of issuing the lenders shares of common stock. We also agreed to seek stockholder approval of the issuance of the Series D Preferred Stock and the issuance of shares of our common stock to the senior note lenders.

     To provide our investors and lenders with their required rates of return if we do not obtain stockholder approval, the holders of Series B Preferred Stock have certain rights to additional dividends and to convert their shares of Series B Preferred Stock into shares of common stock and Series C Preferred Stock that has a dividend rate of 30.0% per annum. Likewise, if stockholder approval is not obtained, the interest rate on the senior notes will remain at 17.0% per annum, rather than decreasing to 14.0% per annum.

     Your Board of Directors has consistently viewed the Rolls-Royce agreement as a strategic opportunity that is expected to generate in excess of $3.0 billion of revenue over the 10-year term of the agreement. In determining to proceed as necessary to fund the capital requirements of our agreement with Rolls-Royce and recommending these proposals, we determined that these transactions, taken as a whole and as if approved by the stockholders, would be accretive to our consolidated net after-tax earnings during fiscal 2002 and 2003.

     If Proposal 1 and Proposal 2 are not approved, the terms of the Series B Preferred Stock and the senior notes will be more costly to us and will have other terms which are less favorable to us than if the proposals are approved. Accordingly, your Board of Directors has determined that the issuance of the Series D Preferred Stock and the additional shares of common stock is in the best interests of Aviall and its stockholders. As a result, your Board of Directors has unanimously approved the issuance of the Series D Preferred Stock and the additional shares of common stock and recommends a vote by the stockholders for approval of these actions.

     I hope you will carefully read the attached materials and vote your shares in favor of the proposals. It is important that your shares be represented at the Special Meeting. Accordingly, even if you plan to attend, please sign, date and promptly mail the enclosed proxy card in the postage-prepaid envelope. Your stock will be voted as you so instruct in your proxy, or, if no instructions are given, your executed proxy will be voted for the issuance of Series D Preferred Stock and the additional shares of common stock as recommended by the Board of Directors. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          Sincerely,

                                          PAUL E. FULCHINO
                                          Chairman, President and Chief
                                          Executive Officer

                                  AVIALL, INC.
                             2750 Regent Boulevard
                            DFW Airport, Texas 75261
                                 (972) 586-1000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 13, 2002

To the Stockholders of Aviall, Inc.:

     A Special Meeting of Stockholders (the "Special Meeting") of Aviall, Inc. (the "Company") will be held on Wednesday, March 13, 2002, starting at
          , central standard time, at      for the following purposes:

          1. To consider and vote upon a proposal ("Proposal 1") to approve the terms and issuance of shares of the Company's Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share, upon conversion of the Company's Series B Senior Convertible Participating Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), the issuance of shares of Series D Preferred Stock as dividends on shares of Series D Preferred Stock, hereafter issued and the issuance of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), upon conversion of the Series D Preferred Stock; and

          2. To consider and vote upon a proposal ("Proposal 2") to approve the issuance of 1,750,000 shares of Common Stock (the "Lender Common Stock") in the form of shares of Common Stock and warrants exercisable for Common Stock (subject to adjustment for antidilution events) to certain of the Company's lenders.

     Only stockholders of record at the close of business on February   , 2002,
are entitled to notice of, and to vote at, the Special Meeting or at any adjournments or postponements thereof. Each outstanding share of Common Stock is entitled to one vote per share. Each outstanding share of Series B Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which such share of Series B Preferred Stock is convertible on the record date (an aggregate of 3,697,348 votes). The proposals require the affirmative vote of a majority of all shares voted at the Special Meeting, whether in person or by proxy. Our Board of Directors recommends that you vote in favor of these proposals.

     A complete list of stockholders entitled to vote at the Special Meeting will be available for examination at the Company's offices in Dallas, Texas, during normal business hours by any holder of Common Stock or Series B Preferred Stock for any purpose relevant to the Special Meeting for a period of 10 days prior to the Special Meeting. Such list will also be available at the Special Meeting and may be inspected by any stockholder for any purpose relevant to the Special Meeting.

                                          By order of the Board of Directors,

                                          Jeffrey J. Murphy
                                          Senior Vice President, Law & Human
                                          Resources,
                                          Secretary and General Counsel

Dallas, Texas
February   , 2002

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED PROXY CARD AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. IF YOU DO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

                                PROXY STATEMENT

                                  AVIALL, INC.
                             2750 Regent Boulevard
                            DFW Airport, Texas 75261

     This Proxy Statement is being provided to you in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Aviall, Inc. (the "Company") to be voted at the Special Meeting of Stockholders of the Company (the "Special Meeting"). The Special Meeting will be held on
Wednesday, March 13, 2002, starting at           , central standard time, at
     . This Proxy Statement and the enclosed proxy card are first being mailed
on or about February   , 2002 to holders of the Company's common stock, par
value $0.01 per share (the "Common Stock"), and to holders of the Company's Series B Senior Convertible Participating Preferred Stock, par value $0.01 per
share (the "Series B Preferred Stock"), as of February   , 2002, the record date
for the Special Meeting.

     The Special Meeting has been called to consider and vote upon two related proposals. Proposal 1 seeks to obtain stockholder approval of the terms and issuance of shares of the Company's Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), the issuance of shares of Series D Preferred Stock as dividends on shares of Series D Preferred Stock hereafter issued and the issuance of shares of Common Stock upon conversion of the Series D Preferred Stock. The Series D Preferred Stock would be issued on a one-for-one basis upon conversion (the "Preferred Stock Conversion") of all outstanding shares of the Company's Series B Preferred Stock. The Preferred Stock Conversion would occur automatically following stockholder approval of the terms and issuance of the Series D Preferred Stock. No shares of Series B Preferred Stock would remain outstanding following the Preferred Stock Conversion.

     The Series D Preferred Stock, when and if issued, will (i) have an aggregate liquidation preference equal to the liquidation preference of the Series B Preferred Stock surrendered for conversion, (ii) be convertible into an aggregate of 7,777,584 shares of Common Stock at the initial conversion price of $5.80 per share (before giving effect to future dividends paid in shares of Series D Preferred Stock), and (iii) vote with the Common Stock on an as-converted basis. Upon issuance, the Series D Preferred Stock will also have a 9.0% dividend rate per annum, will be required to be redeemed on June 21, 2008, and will have antidilution protection and other protective provisions. The Series D Preferred Stock will entitle the holders to elect two members to the Company's Board of Directors. In addition, the Series D Preferred Stock will participate with the Common Stock on an as-converted basis in the payment of dividends and will participate with the Common Stock in the distribution of assets upon liquidation of the Company, after first receiving the purchase price per share of the Series D Preferred Stock, plus all accrued and unpaid dividends.

     If the terms and issuance of the Series D Preferred Stock are not approved on or prior to March 31, 2002, the holders of Series B Preferred Stock will have the right after March 31, 2002, to convert their shares of Series B Preferred Stock into (i) an aggregate of 3,697,348 shares of Common Stock (representing 19.99% of the Company's voting power outstanding immediately prior to the issuance of the Series B Preferred Stock) and (ii) shares of Series C Senior Participating Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), on a one-for-one basis. The Series C Preferred Stock would have a dividend rate of 30.0% per annum, payable in cash or in-kind at the option of the holder, subject, in the case of cash dividends, to limitations under the terms of the Company's outstanding indebtedness.

     If the terms and issuance of the Series D Preferred Stock are not approved on or prior to March 31, 2002, the dividend rate on the outstanding shares of Series B Preferred Stock will increase 4.0% per annum upon the expiration of each 30-day period after March 31, 2002 (up to a maximum rate of 30.0% per annum) until such time as the Company's stockholders approve Proposal 1 (such increase in the dividend rate will be retroactive to the date of issuance of the Series B Preferred Stock) and the holders of Series B Preferred Stock shall have the right to convert the shares of Series B Preferred Stock into shares of Series C Preferred Stock and Common Stock at any time prior to receipt of such stockholder approval. If the Company's stockholders approve Proposal 1 on or before December 21, 2002, any outstanding shares of Series B Preferred Stock that have not already been converted into shares of Series C Preferred Stock will automatically convert on a one for one basis into shares of Series D Preferred Stock. If Proposal 1 is not approved on or before December 21, 2002, such conversion is at the holder's option if such stockholder approval is later obtained.

     The Board of Directors believes that the Series B Preferred Stock and the Series C Preferred Stock are more costly to the Company than the Series D Preferred Stock and contain terms that are less favorable than the terms of the Series D Preferred Stock. The terms of the Series B Preferred Stock and Series C Preferred Stock that are less favorable to the Company include: (i) a dividend rate of or that will increase to 30.0% per annum (compounded quarterly) compared to the 9.0% dividend rate (compounded quarterly) of the Series D Preferred Stock, (ii) the requirement that the Company pay to the holders of the Series B Preferred Stock a non-refundable cash fee of approximately $2.3 million if Proposal 1 is not approved on or before March 31, 2002, (iii) the inability of the Company to effect the redemption of the Series B Preferred Stock and Series C Preferred Stock unless the holders elect to exercise their right to require the Company to redeem the Series B Preferred Stock and Series C Preferred Stock,
(iv) the ability of the holders of the Series B Preferred Stock and Series C Preferred Stock to require the Company to redeem their preferred shares if the Company's senior credit facility and the Senior Notes are repaid in full, and
(v) certain restrictive covenants that require the Company to obtain the consent of the holders of a majority of the shares of Series B Preferred Stock and/or Series C Preferred Stock prior to effecting certain transactions that are generally more restrictive than those contained in the terms of the Series D Preferred Stock. The negative consequences of the failure to approve Proposal 1, including the adverse economic consequences to the Company and its stockholders, are more fully described on pages 10 and 11 of this Proxy Statement.

     Proposal 2 seeks to obtain stockholder approval of the Company's issuance of shares of Common Stock and warrants to certain of the Company's lenders. On December 21, 2001, the Company (i) sold $80.0 million of senior unsecured notes due 2007 of its subsidiary Aviall Services, Inc. (the "Senior Notes") to a group of private lenders (the "Lenders"), and (ii) subject to stockholder approval, agreed to issue to the Lenders 1,750,000 shares of Common Stock for nominal consideration (the "Lender Common Stock"). The Company agreed, at the election of each Lender, to issue such Lender's pro rata portion of the Common Stock either in shares of Common Stock or in the form of a warrant exercisable for shares of Common Stock at an initial purchase price of $0.01 per share. The number of shares of Common Stock issuable under the warrants are subject to increase upon the occurrence of certain antidilution events.

     If Proposal 1 and Proposal 2 are approved at the Special Meeting, the Series D Preferred Stock will represent approximately 27.8% of the Company's outstanding voting power and the Lender Common Stock will represent approximately 6.2% of the Company's outstanding voting power (assuming the warrants have been exercised in full).

     If Proposal 2 is approved on or prior to March 31, 2002, the interest rate on the Senior Notes will be reduced to 14.0% per annum retroactive to December 21, 2001 (the initial issuance date of the Senior Notes). If Proposal 2 is approved after March 31, 2002, but on or prior to December 21, 2002, and all of the Series B Preferred Stock has been converted into Series D Preferred Stock, the interest rate on the Senior Notes will be reduced from 17.0% per annum to 14.0% per annum retroactive to the date of stockholder approval. If Proposal 2 is approved after December 21, 2002, the interest rate will be reduced to 14.0% per annum only if the holders of the Senior Notes expressly consent to such reduction.

                       SOLICITATION AND VOTING OF PROXIES

     A Proxy Committee will vote the shares represented by each proxy card returned to the Company. Jacqueline K. Collier, Jeffrey J. Murphy and Cornelius Van Den Handel are the members of the Proxy Committee. Any stockholder giving a proxy may change his or her vote at any time before it is voted at the Special Meeting by notifying the Secretary of the Company in writing, by submitting a new proxy card dated after the date of the proxy being revoked, or by attending the Special Meeting and voting in person. Where a stockholder's proxy specifies a choice with respect to a matter, the shares will be voted accordingly. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

     Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at 2750 Regent Boulevard, DFW Airport, Texas 75261, (ii) granting a subsequent proxy, or (iii) appearing in person and voting at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

     Stockholders may vote on Proposal 1 and Proposal 2 by any one of the following means:

     - Vote by Mail. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

     - Vote by Telephone.  To vote by telephone, (1) call the following
       telephone number toll-free on a touch-tone telephone: 1-   -   -     ,
       (2) when requested, enter your 14-digit Voter Control Number that is located on your proxy card above your name and (3) follow the instructions given to you over the telephone.

     - Vote by the Internet.  To vote over the Internet, (1) visit           ,
       (2) when requested, provide your 14-digit Voter Control Number that is located on your proxy card above your name and (3) follow the instructions given to you over the Internet.

     - Vote in Person. To vote in person, (1) attend the Special Meeting in person and (2) follow the instructions given to you at the Special Meeting.

     The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately
$          plus expenses. The Company will bear the entire cost of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal communication by officers and regular employees of Morrow & Co., Inc. and the Company.

                       PROCEDURES FOR THE SPECIAL MEETING

     The presence of the holders of a majority of the votes entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present or represented at the Special Meeting, the stockholders entitled to vote who are present in person or represented by proxy will have the power to adjourn the Special Meeting from time to time, without notice (other than by announcement at the Special Meeting) until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. If, and when, a quorum is present or represented at the Special Meeting or any adjournment thereof, the stockholders present or represented at the Special Meeting may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of stockholders counted in determining the existence of a quorum.

     Business at the Special Meeting will be conducted in accordance with the procedures determined by the Chairman of the Special Meeting and will be limited to matters properly brought before the Special Meeting pursuant to the procedures set forth in the Company's Amended and Restated By-Laws.

     The Board of Directors does not anticipate that any matters other than those described in this Proxy Statement will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Special Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                          RECORD DATE AND VOTING STOCK

     February   , 2002 has been set as the record date for the purpose of
determining stockholders entitled to notice of, and to vote at, the Special Meeting. Only recordholders of Common Stock and Series B Preferred

Stock at the close of business on the record date are entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.

     As of the record date there were 18,495,990 shares of Common Stock outstanding and 45,110 shares of Series B Preferred Stock outstanding. Each outstanding share of Common Stock is entitled to one vote for each matter submitted at the Special Meeting. Each outstanding share of Series B Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which such share of Series B Preferred Stock is convertible on the record date (an aggregate of 3,697,348 votes). The holders of the Series B Preferred Stock have agreed to attend the Special Meeting, in person or by proxy, and to vote all shares of Series B Preferred Stock owned by the purchasers and their affiliates in favor of the terms and issuance of the Series D Preferred Stock and the issuance of the Common Stock upon conversion of the Series D Preferred Stock.

     Proposal 1 and Proposal 2 require the affirmative vote of a majority of the votes cast at the Special Meeting, in person or by proxy; provided that the total vote cast on Proposal 1 represents over 50.0% in interest of all securities of the Company entitled to vote on Proposal 1. Abstentions and broker non-votes will be included in determining the number of shares of Common Stock and Series B Preferred Stock present or represented at the Special Meeting, or any adjournment or postponement of the Special Meeting, for purposes of determining whether a quorum exists. However, abstentions and broker non-votes with respect to Proposal 1 and Proposal 2 will not be deemed to be cast, and thus have no effect on the outcome of Proposal 1 and Proposal 2.

               PARTICIPANTS IN THE AVIALL EMPLOYEES' SAVINGS PLAN

     If a stockholder is a participant in the Aviall, Inc. Employees' Savings Plan and holds shares of Common Stock in the savings plan, the proxy card represents the number of full shares of Common Stock held for the benefit of the participant in the savings plan as well as any shares of Common Stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant's name and serves as a voting instruction for the trustees of the savings plan for the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the savings plan will not be disclosed to the Company.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE COMPANY'S ANNUAL
                        MEETING OF STOCKHOLDERS IN 2002

     Pursuant to SEC regulations, only stockholder proposals that were received by the Company before December 31, 2001 and that meet all other SEC requirements will be included in the Company's Proxy Statement for the Company's 2002 Annual Meeting of Stockholders.

                GENERAL DISCUSSION OF PROPOSAL 1 AND PROPOSAL 2

1. WHAT IS THE BACKGROUND AND REASON FOR ISSUING THE SERIES D PREFERRED STOCK AND THE LENDER COMMON STOCK?

     On December 17, 2001, the Company entered into an exclusive, 10-year, worldwide agreement with Rolls-Royce Corporation (the "Rolls-Royce Agreement") to become its exclusive service provider for Rolls-Royce Model T56 engine parts. The Board of Directors believes that the Rolls-Royce Agreement will generate significant revenue for the Company. In addition, because the Company's facilities and systems are highly scalable, the Board of Directors believes the Rolls-Royce Agreement will allow the Company to spread its fixed costs over a significantly larger revenue base, thus increasing the Company's operating margins. As a result, the Board of Directors believes entering into the Rolls-Royce Agreement was a strategic development for the Company and its stockholders.

     In early 2001, the Company began discussions with Rolls-Royce Corporation ("Rolls-Royce") to obtain the Rolls-Royce Agreement. To secure the Rolls-Royce Agreement, the Company needed to raise capital to pay Rolls-Royce $90.0 million to purchase the exclusive aftermarket fulfillment rights for the Model T56 engine parts and the initial engine parts inventory. In April 2001, the Company retained Salomon Smith Barney to assist the Company in raising the capital necessary to secure the Rolls-Royce Agreement. Initially, the Company planned to consummate a Rule 144A high-yield debt offering and a contemporaneous refinancing of its credit facility with a new, larger facility in order to finance these requirements. The offering and the new credit facility were to close contemporaneously with the signing of the Rolls-Royce Agreement, and the net proceeds were to be used to repay the existing credit facility, to pay Rolls-Royce $90.0 million in connection with the Rolls-Royce Agreement and to provide working capital for future operations. The closing of the foregoing transactions was anticipated to occur in late September or early October 2001.

     As a result of the September 11th terrorist attacks and the resulting impact on the world financial markets and specifically the aviation industry, the Company and its advisors determined that market conditions would not permit the Company to complete the high-yield debt offering and the refinancing of the Company's credit facility within the time limits set by Rolls-Royce. Although the SEC did amend certain rules following the terrorist attacks to expedite capital raising efforts by companies in the airline industry, the Company was unable to utilize these amended rules because they were only available to airlines.

     Accordingly, the Company and Salomon Smith Barney actively sought alternative financing structures on an expedited basis to ensure that the Company could have the necessary capital to enter into the Rolls-Royce Agreement by the end of 2001. If the Company did not meet this year-end deadline, the Company would have risked losing the Rolls-Royce Agreement to a competitor.

     After considering a number of alternatives in conjunction with the Company's legal and financial advisors and approaching more than 25 potential investors, the Company determined that it was in the best interests of the Company and its stockholders to raise the necessary capital by consummating the following transactions (the "Financing Transactions") on December 21, 2001:

     1. The Company sold 45,000 shares of Series B Preferred Stock for $45.0 million to certain affiliates of The Carlyle Group (the "Carlyle Investors"). The Series B Preferred Stock is automatically convertible into Series D Preferred Stock upon stockholder approval of the terms and issuance of the Series D Preferred Stock at the Special Meeting. If the stockholders approve the terms and issuance of the Series D Preferred Stock and the issuance of Common Stock upon conversion of the Series D Preferred Stock at the Special Meeting, 45,110 shares of Series D Preferred Stock will be initially issued to the Carlyle Investors and will be initially convertible into 7,777,584 shares of Common Stock at the initial conversion rate of $5.80 per share.

     2. The Company sold (i) $80.0 million of Senior Notes to the Lenders, and
(ii) subject to stockholder approval, agreed to issue to the Lenders the Lender Common Stock (subject in the case of warrants to adjustment for antidilution events) in the form of shares of Common Stock and warrants exercisable for Common Stock.

     3. The Company entered into a new $200.0 million senior secured credit facility led by Citicorp USA, Inc. and repaid its previous $160.0 million senior secured revolving credit facility and term loan.

     After carefully analyzing the impact and cost of the Financing Transactions, the Company and its financial advisors determined that the Rolls-Royce Agreement and the Financing Transactions, taken as a whole, would be accretive to the Company's consolidated net after-tax earnings for fiscal 2002 and 2003, assuming stockholder approval of Proposals 1 and 2. Further, the Company believed after considering other alternatives and consulting with its financial advisors, that the Financing Transactions were the least costly financing alternatives available to the Company in the limited time period available and in the difficult financial markets for aviation-related companies resulting from the September 11th terrorist attacks.

2. WHY IS STOCKHOLDER APPROVAL BEING SOUGHT FOR THE TERMS AND ISSUANCE OF THE SERIES D PREFERRED STOCK, THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES D PREFERRED STOCK AND THE LENDER COMMON STOCK?

     As an issuer of securities quoted on the New York Stock Exchange (the "NYSE"), the Company must comply with certain rules of the NYSE. Under Rule
312.03 of the NYSE, the Company must obtain stockholder approval prior to issuing common stock or securities that are convertible into, or exercisable for, common stock in one transaction or a series of related transactions if:

     - the common stock has, or will have upon issuance, voting power equal to or in excess of 20.0% of the voting power outstanding before the issuance of such stock or securities convertible into or exercisable for common stock; or

     - the number of shares of common stock to be issued, is or will be upon issuance, equal to or in excess of 20.0% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

     Due to the limited time available to the Company to consummate the Financing Transactions, the Company did not have sufficient time to hold a special meeting of its stockholders to obtain the prior approval of (i) the terms and issuance of the Series D Preferred Stock, (ii) the issuance of Common Stock upon conversion of the Series D Preferred Stock and (iii) the issuance of the Lender Common Stock. As a result, to comply with NYSE rules and to meet Rolls-Royce's time deadline, the Company issued shares of Series B Preferred Stock and limited their conversion into 19.99% of the Company's outstanding Common Stock on December 21, 2001 and agreed to a higher initial interest rate on the Senior Notes in lieu of issuing the Lender Common Stock. The Company also agreed to seek stockholder approval of the terms and issuance of the Series D Preferred Stock, the issuance of the Common Stock upon conversion of the Series D Preferred Stock and the issuance of the Lender Common Stock. If the stockholders approve Proposal 1 and Proposal 2 at the Special Meeting, the Lender Common Stock and the Series D Preferred Stock will represent approximately 34.0% of the outstanding voting power of the Company.

3. HOW WILL THE APPROVAL OF PROPOSAL 1 AND PROPOSAL 2 IMPACT THE COMPANY'S CAPITALIZATION?

     As a result of the issuance of the Series D Preferred Stock, the Common Stock upon conversion of the Series D Preferred Stock and the Lender Common Stock, the holders of Common Stock will experience dilution. On the record date, the Company had 18,495,990 shares of Common Stock issued and outstanding, and 45,110 shares of Series B Preferred Stock issued and outstanding. As of the record date, the 45,110 shares of Series B Preferred Stock were convertible into 3,697,348 shares of Common Stock and 45,110 shares of Series C Preferred Stock.

     The following table illustrates the initial dilution to the holders of the Company's Common Stock as a result of the approval of Proposal 1 and Proposal 2:

                                                                                            HOLDERS OF LENDER
                                                             PREFERRED STOCKHOLDERS           COMMON STOCK
                                   COMMON STOCKHOLDERS      -------------------------   -------------------------
                                 ------------------------    SHARES OF                   SHARES OF
                                  SHARES OF                    COMMON                      COMMON
                                   COMMON      PERCENT OF   STOCK ON AN    PERCENT OF    STOCK ON A    PERCENT OF
                                    STOCK        VOTING     AS CONVERTED     VOTING     FULLY ISSUED     VOTING
                                 OUTSTANDING     POWER         BASIS         POWER         BASIS         POWER        TOTAL
                                 -----------   ----------   ------------   ----------   ------------   ----------   ----------
Without stockholder approval of
  Proposals 1 and 2............  18,495,990      83.3%       3,697,348       16.7%              --          0%      22,193,338
With stockholder approval of
  Proposals 1 and 2............  18,495,990      66.0%       7,777,584       27.8%       1,750,000        6.2%      28,025,574

The foregoing table assumes (i) no defaults under the Series B Preferred Stock and the Series D Preferred Stock, (ii) the shares of Lender Common Stock are issued and outstanding and the warrants are fully exercised and (iii) there have been no antidilution adjustments.

     In addition, the payment of dividends on the preferred stock in additional shares of preferred stock will affect the Company's capitalization. Until December 31, 2005, dividends on shares of Series D Preferred Stock are only payable in additional shares of Series D Preferred Stock. Thereafter, dividends on the Series D Preferred Stock are payable in cash to the extent permitted by applicable law. Assuming the Company's stockholders approve Proposal 1 at the Special Meeting and there are no defaults under, or redemptions or repurchases of, the Series B Preferred Stock prior to the Special Meeting or the Series D Preferred Stock prior to December 31, 2005, the Company will issue approximately 19,400 shares of Series D Preferred Stock as a result of payable in kind dividends on the Series B Preferred Stock and the Series D Preferred Stock during the period from December 21, 2001 to December 31, 2005. These shares of Series D Preferred Stock would be convertible into approximately 3,345,000 shares of Common Stock at the initial conversion price of $5.80 per share (assuming no antidilution adjustments) and would have an aggregate liquidation preference of approximately $19.4 million at redemption on June 21, 2008.

     Dividends on the Series B Preferred Stock and Series C Preferred Stock are payable in either cash or additional shares of preferred stock at the election of the holder, to the extent permitted by the Company's indebtedness. Because the Company's indebtedness currently prohibits the payment of cash dividends, the Company anticipates that it will pay any dividends on the Series B Preferred Stock and Series C Preferred Stock (if issued) in additional shares of preferred stock. If the Company's stockholders do not approve Proposal 1 at the Special Meeting and either the shares of Series B Preferred Stock or the shares of Series C Preferred Stock remain outstanding in full until June 21, 2008 (assuming the Series B Preferred Stock is not converted into shares of Common Stock and Series C Preferred Stock until the dividend rate on the Series B Preferred Stock increases to 30.0% per annum), the Company will be required to issue approximately 251,000 additional shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, assuming no events of default, during the period from December 21, 2001 to June 21, 2008. These shares of preferred stock would have an aggregate liquidation preference of approximately $251.0 million.

4. DID THE COMPANY OBTAIN A FAIRNESS OPINION IN CONNECTION WITH THE ISSUANCE OF THE SERIES B PREFERRED STOCK AND THE SENIOR NOTES?

     Yes. On December 17, 2001, Salomon Smith Barney delivered a written opinion to the Company's Board of Directors stating that the financial terms of the issuance and sale of (i) the Series B Preferred Stock, (ii) the Senior Notes and
(iii) the Lender Common Stock (items (i), (ii) and (iii) collectively, the "Transactions"), taken as a whole, are fair, from a financial point of view, to the Company.

  WHO IS SALOMON SMITH BARNEY?

     Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, equity investments, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. The Company retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its experience in transactions similar to the Transactions.

  WHAT CONNECTIONS DOES SALOMON SMITH BARNEY HAVE TO THE COMPANY, THE CARLYLE INVESTORS, THE LENDERS AND THEIR AFFILIATES?

     Salomon Smith Barney acted as placement agent for the Company in connection with the Transactions and received a fee for those services. This fee was contingent upon the successful completion of the Transactions. In the ordinary course of its business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of the Company for their own account or for the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney and its affiliates have provided services to, and may continue to provide services to and maintain relationships with, the Company, the Carlyle Investors, the Lenders and their affiliates for which Salomon Smith Barney and its affiliates have received and will receive compensation. In addition, an affiliate of Salomon Smith Barney, Citicorp USA, Inc., acts as the agent bank under the Senior Credit Agreement. Salomon Smith Barney did not act as financial advisor for the Company in connection with the Rolls-Royce Agreement.

  HOW DID SALOMON SMITH BARNEY ARRIVE AT ITS OPINION?

     In arriving at its opinion, Salomon Smith Barney, among other things:

     - solicited and reviewed proposals from multiple interested investors;

     - reviewed the documents related to the Transactions;

     - held discussions with senior officers of the Company concerning the Company's business, operations and prospects;

     - examined publicly available business and financial information relating to the Company; and

     - examined financial forecasts and other information and data for the Company that the Company's management provided to, or otherwise discussed with, Salomon Smith Barney.

     Salomon Smith Barney then reviewed the financial terms of the Transactions, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Senior Notes in relation to, among other things:

     - the terms of all other proposals made to the Company;

     - the availability of alternative financing strategies for the Company in light of timing constraints imposed on the Company pursuant to the Rolls-Royce Agreement;

     - the capitalization of the Company;

     - the financial condition of the Company;

     - the historical and projected earnings and other operating data of the Company;

     - the current and historical market prices and trading volumes of the Common Stock;

     - the financial terms of similar recent transactions relevant to the evaluation of the Transactions;

     - the overall financial, debt and equity markets; and

     - publicly available information relating to the businesses of companies relevant to the evaluation of the Company.

  WHAT DOES SALOMON SMITH BARNEY'S OPINION NOT COVER?

     Salomon Smith Barney was not requested to consider, and its opinion does not address:

     - any specific financial term of the Transactions;

     - any term of the Transactions that is not a financial term;

     - the effect of any aspect of the Transactions other than the fairness of the financial terms;

     - the Company's proposed use or uses of the proceeds of the Transactions;

     - what the value of the Common Stock will be either before or after consummation of the Transactions;

     - what the value of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Senior Notes or Lender Common Stock actually will be when, and if, issued in connection with the Transactions or the prices at which any of those securities will trade subsequent to the Transactions;

     - the relative merits of the Transactions or the Rolls-Royce Agreement as compared to any alternative business strategies that might exist for the Company; and

     - the effect of any other transaction in which the Company might engage.

     In addition, Salomon Smith Barney's opinion is necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to it, as of the date of its opinion, and Salomon Smith Barney assumes no responsibility to update or review its opinion based on circumstances or events occurring after the date of its opinion.

  DID SALOMON SMITH BARNEY ASSUME OR RELY ON ANYTHING IN RENDERING ITS OPINION?

     Yes. Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with it, Salomon Smith Barney was advised by the Company's management that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the Company's future financial performance. In rendering its opinion, Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities of the Company nor did Salomon Smith Barney make any physical inspection of the properties or assets of the Company. Salomon Smith Barney also assumed that the Transactions would be consummated in a timely manner and in accordance with the terms of the related agreements, without waiver, amendment or modification of any material term or condition. Salomon further assumed that the Company would enter into the Rolls-Royce Agreement contemporaneously with the consummation of the Transactions and that the net proceeds of the Financing Transactions would be utilized by the Company as described in "General Discussion of Proposal 1 and Proposal 2."

  DOES SALOMON SMITH BARNEY MAKE ANY RECOMMENDATION REGARDING HOW THE STOCKHOLDERS SHOULD VOTE WITH RESPECT TO PROPOSALS 1 AND 2?

     No. Salomon Smith Barney's opinion was addressed to the Board of Directors of the Company and was provided solely for the use of the Board of Directors of the Company in its evaluation of the Transactions. Its opinion was not intended to be, and does not constitute, a recommendation to any stockholder regarding how such stockholder should vote with respect to Proposals 1 and 2 or any other matter relating to the Transactions.

  WHERE CAN I FIND MORE INFORMATION ABOUT SALOMON SMITH BARNEY'S OPINION?

     The full text of the opinion is set forth in Appendix A attached to this Proxy Statement and incorporated. You are urged to read this opinion in its entirety for a description of the matters considered by Salomon Smith Barney in arriving at its opinion. This summary of the material provisions of Salomon Smith Barney's opinion is qualified by reference to such opinion.

5. IS THE EFFECTIVENESS OF EITHER PROPOSAL 1 OR PROPOSAL 2 CONTINGENT UPON THE APPROVAL OF THE OTHER PROPOSAL?

     No. The issuance of the Series D Preferred Stock and the issuance of the Lender Common Stock are not conditional on stockholder approval of the other proposal.

     If stockholder approval of Proposal 1 is not obtained at the Special Meeting, the Company intends to submit Proposal 1 at the next two annual meetings of the stockholders and at two special meetings of the stockholders convened at the request of the holders of Series B Preferred Stock. If stockholder approval of Proposal 2 is not obtained at the Special Meeting, the Company intends to submit Proposal 2 at any such meeting in which the Company submits Proposal 1 for approval.

               PROPOSAL TO APPROVE THE TERMS AND ISSUANCE OF THE
                       COMPANY'S SERIES D PREFERRED STOCK
                                  (PROPOSAL 1)

1.  WHAT IS THE COMPANY ASKING YOU TO APPROVE?

     You are being asked to approve the terms and issuance of shares of the Company's Series D Preferred Stock upon conversion of all outstanding shares of its Series B Preferred Stock, the issuance of shares of Series D Preferred Stock as dividends on shares of Series D Preferred Stock and the issuance of shares of

Common Stock upon conversion of the Series D Preferred Stock. As of the record date, there were 45,110 shares of the Company's Series B Preferred Stock outstanding.

     Under the terms of the Series B Preferred Stock, if the Company's stockholders approve Proposal 1 at the Special Meeting, the outstanding shares of Series B Preferred Stock will convert automatically into a number of shares of Series D Preferred Stock with an aggregate liquidation preference equal to the aggregate liquidation preference of the Series B Preferred Stock surrendered at conversion.

     Assuming there is no antidilution adjustment or event of default under the Series B Preferred Stock prior to the Special Meeting and that the Company's stockholders approve Proposal 1 at the Special Meeting, the Company will issue 45,110 shares of Series D Preferred Stock upon conversion of all of the outstanding shares of Series B Preferred Stock. The Series D Preferred Stock, if issued, will vote with the Company's Common Stock on an as-converted basis and be convertible into shares of Common Stock at an initial conversion price of $5.80 per share. At the initial conversion price, the 45,110 shares of Series D Preferred Stock will be convertible into 7,777,584 shares of Common Stock or 27.8% of the outstanding shares of Common Stock based upon the number of shares of Common Stock outstanding on the record date and also assuming the issuance of the Lender Common Stock.

2. ARE THERE ANY NEGATIVE CONSEQUENCES TO THE COMPANY AND THE HOLDERS OF COMMON STOCK IF THE COMPANY'S STOCKHOLDERS DO NOT APPROVE PROPOSAL 1?

     Yes, if the Company's stockholders do not approve Proposal 1, there are certain negative consequences to the Company and the holders of the Common Stock, including, without limitation:

     - the holders of Series B Preferred Stock may convert into Series C Preferred Stock which has a dividend rate of 30.0% per annum payable at the option of the holder in cash or in additional shares of Series C Preferred Stock;

     - the 30.0% per annum dividend rate on the Series C Preferred Stock is substantially higher than the 9.0% per annum dividend rate on the Series D Preferred Stock, which is payable in kind through December 31, 2005;

     - the Company may not ever redeem the Series B Preferred Stock or Series C Preferred Stock at the Company's option; however, the Company must redeem the Series D Preferred Stock on June 21, 2008;

     - if the holders of Series B Preferred Stock elect not to convert into Series C Preferred Stock, the Series B Preferred Stock dividend rate increases 4.0% per annum upon the expiration of each subsequent 30-day period (not to exceed a maximum rate of 30.0% per annum) until the Company's stockholders approve Proposal 1;

     - if Proposal 1 is not approved on or prior to March 31, 2002, the Company is required to pay to the holders of Series B Preferred Stock a non-refundable fee of approximately $2.3 million.

     - dividends on the Series B Preferred Stock and the Series C Preferred Stock are payable in cash or in kind at the option of the holder, whereas the dividends on the Series D Preferred Stock are payable solely in additional shares of Series D Preferred Stock through December 31, 2005;

     - as long as 10.0% of the shares of Series B Preferred Stock or Series C Preferred Stock remain outstanding, the Company may not issue employee stock options to acquire more than 200,000 shares of Common Stock at an exercise price equal to or greater than $5.80 without the consent of the holders' of Series B Preferred Stock or Series C Preferred Stock. There is no similar provision in the Series D Preferred Stock;

     - the holders of Series B Preferred Stock or the holders of Series C Preferred Stock shall be entitled to elect two additional directors to the Company's Board of Directors;

     - the Company may be required to redeem the Series B Preferred Stock or Series C Preferred Stock before June 21, 2008, if the Company's credit facility and the Senior Notes (and any indebtedness incurred to refinance the credit facility and the Senior Notes) have been paid in full;

     - the Company is required to repurchase the outstanding Series B Preferred Stock and Series C Preferred Stock with the net cash proceeds received from certain events including (i) the issuance of convertible securities,
       (ii) the sale of the Company's assets, or (iii) the issuance of certain indebtedness, except for indebtedness under its credit facility incurred in the ordinary course of business;

     - upon a change of control, the repurchase price for the Series C Preferred Stock is equal to 120.0% of the liquidation preference of the Series C Preferred Stock; the repurchase price for the Series B Preferred Stock is equal to the greater of (i) 120.0% of the liquidation preference of the Series B Preferred Stock, and (ii) the fair market value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock; and the repurchase price for the Series D Preferred Stock is equal to the greater of (i) 101.0% of the liquidation preference of the Series D Preferred Stock and (ii) the fair market value of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock; and

     - the Company must file a Form S-3 by April 30, 2002, providing for resale, from time to time, of the Series B Preferred Stock and the Common Stock and Series C Preferred Stock into which the Series B Preferred Stock is convertible.

The terms of the Series B Preferred Stock and Series C Preferred Stock contain certain other provisions that are generally more restrictive on the Company than the terms of the Series D Preferred Stock.

3.  WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 1?

     THE BOARD OF DIRECTORS HAS APPROVED THE TERMS AND ISSUANCE OF THE SERIES D PREFERRED STOCK, THE ISSUANCE OF THE SERIES D PREFERRED STOCK AS DIVIDENDS ON THE SERIES D PREFERRED STOCK, THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES D PREFERRED STOCK AND THE PREFERRED STOCK CONVERSION. THE BOARD BELIEVES THAT PROPOSAL 1 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 1.

4. WHAT ARE THE REASONS FOR THE BOARD OF DIRECTORS' RECOMMENDATION WITH RESPECT TO PROPOSAL 1?

     The Board of Directors recommends that the stockholders vote to approve the terms and issuance of the Series D Preferred Stock, the issuance of shares of Series D Preferred Stock as dividends on shares of Series D Preferred Stock and the issuance of the Common Stock upon conversion of the Series D Preferred Stock. (The designees of the Carlyle Investors abstain from all references to the Board of Directors' recommendation or beliefs in this section because of their possible conflict of interest. This possible conflict of interest exists because of the ownership of the Series B Preferred Stock by the Carlyle Investors which is automatically convertible into Series D Preferred Stock upon stockholder approval of Proposal 1. The members of our Board of Directors designated by the Carlyle Investors are Messrs. Clare and Holt).

     The Board of Directors' recommendation is based primarily on the Board of Directors' strong belief that it is more advantageous to the Company and the holders of its Common Stock to ensure that the dividend rate on the outstanding series of preferred stock be fixed at 9.0% per annum rather than the higher dividend rates payable if stockholder approval is not obtained. The Series D Preferred Stock dividend rate is fixed at 9.0% per annum, unless a Series D Default Event exists, whereas the maximum dividend rate on the Series B Preferred Stock (unless a Series B Default Event exists) and the Series C Preferred Stock is 30.0% per annum.

     In addition, if stockholder approval is obtained, certain other terms of the Series D Preferred Stock will be more advantageous to the Company and the holders of its Common Stock. Specifically, the Company is able to redeem the Series D Preferred Stock on June 21, 2008. The Company may only redeem the Series B Preferred Stock and Series C Preferred Stock upon the holder's request. The flexibility to redeem the Series D

Preferred Stock in the future may permit the Company to refinance such stock at more favorable terms based upon market conditions at such time. The terms of the Series B Preferred Stock and Series C Preferred Stock are generally more restrictive on the Company than the terms of the Series D Preferred Stock, including the limitation on the issuance of employee stock options. In addition, if the stockholders do not approve Proposal 1, the Company is required to pay to the holders of Series B Preferred Stock a non-refundable fee of approximately $2.3 million.

     The Board of Directors felt so strongly about their conclusion that the terms and issuance of the Series D Preferred Stock will be more advantageous to the Company and the holders of its Common Stock than the current terms of the Series B Preferred Stock that they required the Carlyle Investors to commit to vote their shares of Series B Preferred Stock in favor of Proposal 1 at any meeting of stockholders at which this proposal is presented. If stockholder approval of Proposal 1 is not obtained at the Special Meeting, the Company intends to submit Proposal 1 at the next two annual meetings of the stockholders and at two special meetings of the stockholders convened at the request of the holders of Series B Preferred Stock.

5.  WHAT ARE THE PRINCIPAL TERMS OF THE SERIES D PREFERRED STOCK?

     The following summarizes the principal terms of the Series D Preferred Stock. This discussion is not complete and is qualified in its entirety by, and should be read in conjunction with, the Certificate of Designations establishing the Series D Preferred Stock (the "Series D Certificate of Designations"), which is attached to this Proxy Statement as Appendix B. The Series D Certificate of Designations designates 160,000 shares of the Company's preferred stock as Series D Preferred Stock and fixes a liquidation preference of $1,000 per share. It is currently contemplated that 45,110 shares of the Series D Preferred Stock will be issued (assuming stockholder approval). Additional shares of the Series D Preferred Stock are subject to issuance in the future as dividend payments as discussed below.

  DIVIDENDS

     The Company will pay dividends on the Series D Preferred Stock, on a cumulative basis, at an annual rate of 9.0%. The annual dividend rate will increase by 2.0% per annum (up to a maximum rate of 19.0% per annum) for each full 30-day period during which the Company shall have, and continued to have,
(i) failed to pay a payable in kind dividend when required, (ii) failed to redeem shares of Series D Preferred Stock when required, (iii) failed to purchase shares of Series D Preferred Stock when required, and (iv) materially breached the voting rights, negative covenants and protective provisions of the Series D Preferred Stock (each, a "Series D Default Event"). In addition, holders of the Series D Preferred Stock will be entitled to receive all dividends paid with respect to the Common Stock on an as-converted basis.

     Dividends paid on or prior to December 31, 2005, will be paid in shares of Series D Preferred Stock at a value of $1,000 per share. Dividends on the Series D Preferred Stock payable thereafter will be paid in cash to the extent funds are legally available for payment of cash dividends. If, however, the Company fails to pay cash dividends after December 31, 2005, the Company will be required, in lieu thereof, to pay dividends for such period in additional shares of Series D Preferred Stock. Dividends paid on the Series D Preferred Stock will
(i) accrue and be cumulative from the original issuance of the Series D Preferred Stock, (ii) accrue whether or not the Company has profits, surplus or other funds legally available for payment of dividends and (iii) be paid quarterly in arrears.

     So long as at least 4,511 shares of Series D Preferred Stock are outstanding, the Company may not pay or set apart for payment any dividends whatsoever on any junior stock, nor may it make any distribution or purchase, redeem or otherwise acquire any junior stock, unless it first pays or sets aside all accrued and unpaid dividends on the Series D Preferred Stock.

  CONVERSION AT THE OPTION OF THE HOLDER

     Each holder of Series D Preferred Stock will have the right, at such holder's option, to convert shares of the Series D Preferred Stock into Common Stock at any time before the redemption date of the Series D Preferred Stock, which is currently June 21, 2008. In connection with such conversion, each share of Series D

Preferred Stock will be valued at $1,000 per share plus all accrued and unpaid dividends thereon through the date of conversion. That value, then, will be divided by the conversion price then in effect (initially $5.80 per share) to determine the number of shares of Common Stock issuable upon conversion. At the initial conversion price, the 45,110 shares of Series D Preferred Stock will be convertible into 7,777,584 shares of Common Stock or 27.8% of the outstanding shares of Common Stock based upon the number of shares of Common Stock outstanding on the record date and also assuming the issuance of the Lender Common Stock.

     The conversion price is subject to adjustment upon the occurrence of certain events, including:

     - the issuance of Common Stock as a dividend or distribution on the Common Stock;

     - a subdivision, combination or reclassification of the Common Stock; and

     - the issuance of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the conversion price in effect on the date of such issuance (except for issuances authorized by certain employee benefit plans and other options of the Company) ("Additional Common Stock").

     If on or before December 21, 2002, the Company issues or is deemed to have issued Additional Common Stock, the conversion price then in effect will be reduced to the price per share at which such Additional Common Stock was issued or deemed issued. If after December 21, 2002, the Company issues or is deemed to have issued Additional Common Stock, the conversion price then in effect will be adjusted on a weighted average basis. In addition, the Company may reduce the conversion price to a price that the Board of Directors deems advisable upon an affirmative vote of two-thirds of the Board of Directors.

  MANDATORY REDEMPTION

     On the redemption date for the Series D Preferred Stock, the Company is required to redeem all outstanding shares of Series D Preferred Stock at a redemption price of $1,000 per share plus all cumulative dividends accrued and unpaid thereon. The redemption date is currently June 21, 2008, but may be extended to a later date by the holders of a majority of the Series D Preferred Stock.

  VOTING RIGHTS

     So long as any shares of the Series D Preferred Stock remain outstanding, each share of the Series D Preferred Stock will entitle its holder to vote on all matters voted upon by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock) at any annual meeting of stockholders of the Company or any special meeting of stockholders of the Company. Each share of Series D Preferred Stock will entitle its holder to cast the same number of votes such holder would have been able to cast if such share of Series D Preferred Stock was converted into Common Stock on the record date applicable to such meeting.

     On any matter on which the holders of the Series D Preferred Stock are entitled by law or under the Company's Restated Certificate of Incorporation to vote separately as a class, each such holder will be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless approval by a higher percentage is required by law or the Series D Certificate of Designations.

     So long as at least 4,511 shares of Series D Preferred Stock are outstanding, the vote of the holders of a majority of the outstanding Series D Preferred Stock (in addition to any other consent or approval required by law) will be required to:

     - waive or amend any provision of the Company's Restated Certificate of Incorporation or its Amended and Restated By-laws in a manner adverse in any material respect to the holders of the Series D Preferred Stock;

     - amend in any respect the Series D Certificate of Designations;

     - authorize, create or issue any class of stock having any preference or priority over the Series D Preferred Stock as to payment of dividends or payments upon liquidation, dissolution or winding-up of the Company ("Senior Stock");

     - authorize, create or issue (or permit any subsidiary of the Company to authorize, create or issue) any class of stock ranking equally with the Series D Preferred Stock as to payment of dividends or payments upon liquidation, dissolution or winding-up of the Company ("Parity Stock");

     - authorize, create or issue (or permit any subsidiary of the Company to authorize, create or issue) any class of stock which the Company or any of its subsidiaries is obligated to redeem, repurchase or make any other payment at any time prior to 180 days after June 21, 2008;

     - reclassify any shares of capital stock of the Company into Senior Stock or Parity Stock;

     - authorize any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock;

     - increase the authorized number of shares of Series D Preferred Stock or issue shares of Series D Preferred Stock other than to holders of Series D Preferred Stock pursuant to the terms of the Series D Preferred Stock;

     - increase the number of members of the Board of Directors to more than eight (8) members;

     - enter into certain transactions with affiliates of the Company;

     - under certain circumstances, redeem, retire or make any other payment or distribution in respect of any shares of capital stock of the Company or its subsidiaries;

     - effect any voluntary liquidation, dissolution or winding-up of the Company;

     - purchase, acquire or lease in one transaction, or a series of related transactions, assets, properties, or securities for consideration having a fair market value in excess of $50.0 million, except for certain inventory purchases;

     - engage in any business other than the businesses in which the Company and any of its subsidiaries are engaged as of the date of issuance of Series D Preferred Stock and any businesses reasonably related to such businesses;

     - take any action that would cause a dividend or other distribution to be received by the holders of the Series D Preferred Stock for federal income tax purposes, unless such dividend is received in cash;

     - amend in any respect the Company's rights plan or the terms of the Company's Series A Junior Participating Preferred Stock, or adopt any rights plan, "poison pill" or other plan or arrangement intended to result in the dilution of any holder's ownership of Common Stock;

     - incur or guarantee, or permit any of the Company's subsidiaries to incur or guarantee, any indebtedness in an aggregate amount that would cause the Company or its subsidiaries on a consolidated basis to exceed $50.0 million of indebtedness over the preceding 12-month period, except under limited circumstances; or

     - adopt an annual operating plan not adopted by a majority of the Board of Directors and a majority of the members of the Board of Directors elected by the holders of the Series D Preferred Stock.

  CONSOLIDATION OR MERGER

     In the event of any capital reorganization or reclassification (other than a reclassification which causes an adjustment of the conversion price), any consolidation or merger of the Company with or into another corporation, or any sale or conveyance of all or substantially all of the property of the Company to another corporation, prior to the consummation of such transaction, each outstanding share of Series D Preferred Stock will be convertible into (in lieu of the Common Stock issuable upon such conversion) the kind and amount of shares of stock and other securities and property (including cash) receivable upon consummation of such transaction by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible immediately prior to such transaction.

  CHANGE OF CONTROL

     Upon a "Change of Control," each holder of the Series D Preferred Stock will have the right to require the Company to repurchase all or any part of such holder's Series D Preferred Stock for a cash payment equal to the greater of (i) the product of (x) 101.0% and (y) $1,000 per share of Series D Preferred Stock plus all cumulative dividends accrued and unpaid thereon and (ii) the aggregate current market price of all shares of Common Stock issuable upon conversion of the Series D Preferred Stock as of the date of the Change of Control.

     "Change of Control" means the occurrence of any of the following:

     - the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the voting stock of the Company), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another entity other than the Company or a wholly-owned subsidiary of the Company;

     - the consummation of any transaction that results in any entity, other than the holders of the Series D Preferred Stock, becoming the beneficial owner of more than 30.0% of the voting stock of the Company;

     - a "change of control" or other similar event shall occur under any issue of indebtedness with an aggregate principal amount in excess of $10.0 million of the Company or its subsidiaries;

     - during any period of 12 consecutive months after the initial issuance of the Series D Preferred Stock, the individuals who at the beginning of any such 12-month period constituted the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; or

     - the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own more than 50.0% of the voting stock of the Company resulting from such reorganization, merger or consolidation.

The Board of Directors and the holders of a majority of the Series D Preferred Stock may determine by written consent that any of the foregoing events do not constitute a Change of Control.

  SERIES D PREFERENTIAL PAYMENT

     In the event of any voluntary or involuntary liquidation, dissolution or other winding-up of the affairs of the Company, before any payment or distribution of the assets of the Company is made to, or set apart for, the holders of any junior stock, the holders of the Series D Preferred Stock will be entitled to be paid out of the assets of the Company in cash or property at its fair market value an amount per share equal to $1,000 plus all cumulative dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding-up. If upon such liquidation, dissolution or other winding-up of the affairs of the Company, the assets of the Company are insufficient to permit the payment described above, then the assets of the Company or the proceeds thereof shall be ratably distributed among the holders of the Series D Preferred Stock and any Parity Stock.

6.  WHAT OTHER RIGHTS OR LIMITATIONS DO HOLDERS OF SERIES D PREFERRED STOCK
    HAVE?

  NOMINATION OF DIRECTORS

     For so long as at least 4,511 shares of Series D Preferred Stock are outstanding, the holders of Series D Preferred Stock will have the exclusive right to elect two directors to the Company's Board of Directors. If at any time the holders of Series D Preferred Stock own on an as-converted basis in excess of 40.0% of the outstanding capital stock of the Company, the holders of Series D Preferred Stock will be entitled to elect an additional director, for a total of three directors. Upon the occurrence of and during the continuation of a Series D Default Event, the number of directors will be increased by two and the holders of Series D Preferred Stock will be entitled to fill the two resulting vacancies. Upon the cure of a Series D Default Event, the term of office of the directors elected by the holders of Series D Preferred Stock will terminate and the number of directors will be reduced to the number of directors provided for in the Company's Restated Certificate of Incorporation or Amended and Restated By-laws.

     In accordance with the terms of the Series B Preferred Stock, as of December 21, 2001, the Company's Board of Directors was expanded from six members to eight members, and the Carlyle Investors appointed Peter J. Clare and Allan M. Holt to fill the two resulting vacancies. It is anticipated that these directors will continue to serve as representatives of the Series D Preferred Stock.

     Peter J. Clare joined The Carlyle Group in August 1992 and is currently a Managing Director. From 1995 to 1997, Mr. Clare served as a Vice President of The Carlyle Group and from 1997 to 1999 as a Principal of The Carlyle Group. Mr. Clare was previously with First City Capital, a private investment group, and also worked at Prudential-Bache. In addition to serving as a managing director of The Carlyle Group, he serves on the boards of KorAm Bank, United Defense Industries, Inc., as well as several privately held companies.

     Allan M. Holt joined The Carlyle Group in December 1991 and is currently a Managing Director. Mr. Holt was previously with Avenir Group, a private investment and advisory group, and from June 1984 to December 1987 was Director of Planning and Budgets at MCI Communications Corporation, which he joined in September 1982. In addition to serving as a managing director of The Carlyle Group, Mr. Holt currently serves on the boards of United Defense Industries, Inc. and several privately held companies.

  REGISTRATION RIGHTS

     From time to time, subject to certain limitations, the holders of at least 51.0% of the outstanding shares of Series D Preferred Stock and Common Stock issued upon conversion of Series D Preferred Stock may demand that the Company file a registration statement (a "Demand Registration") under the Securities Act of 1933, as amended, covering the resale of shares of Series D Preferred Stock and Common Stock issued upon conversion of the Series D Preferred Stock. The Company is not required to effect more than four underwritten Demand Registrations, and each Demand Registration, other than the last Demand Registration, must have a proposed aggregate public offering price of at least $10.0 million. The Company will pay all expenses (other than underwriting discounts and commissions) in connection with the registration of the Series D Preferred Stock and the Common Stock issued upon conversion of the Series D Preferred Stock.

     In addition to the Demand Registration rights, subject to certain limitations, the holders of Series D Preferred Stock also have rights to request to include their shares of Series D Preferred Stock and Common Stock issued upon conversion of the Series D Preferred Stock for sale pursuant to registration statements filed by the Company covering the offer and sale by it or any of its security holders of any securities of the Company for cash.

  STANDSTILL PROVISIONS

     The Carlyle Investors as purchasers of the Series B Preferred Stock and holders of the Series D Preferred Stock have each agreed that without the prior approval of the Company's Board of Directors, for so long as they or their affiliates own 15.0% or more of the outstanding voting securities of the Company, none of them will (subject to certain exceptions):

     - acquire, or offer to acquire, or agree to acquire by purchase or otherwise more than 5.0% of any outstanding securities of the Company entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities, other than the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any securities issuable in respect thereof;

     - participate in, or encourage, the formation of a group (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) which owns such securities, other than a group consisting of purchasers and permitted transferees;

     - make, or in any way participate in, the solicitation of proxies, other than for the election of directors which may be elected by the holders of such securities;

     - call, or seek to have called, any meeting of stockholders, or make, or seek to make, a stockholder proposal at any meeting of the stockholders of the Company that has not first been presented to the Company's Board of Directors;

     - commence, or announce any intention to commence, any tender offer for any voting securities;

     - make, or announce an intention to make a proposal or bid with respect to the acquisition of any substantial portion of the Company's assets or any merger, consolidation, liquidation or similar event involving the Company; and

     - make any request or otherwise seek to obtain any waiver or amendment of any these restrictions.

7.  WHAT ARE THE PRINCIPAL TERMS OF THE SERIES B PREFERRED STOCK?

     The following summarizes the principal terms of the Series B Preferred Stock. This discussion is not complete and is qualified in its entirety by, and should be read in conjunction with, the Certificate of Designations establishing the Series B Preferred Stock (the "Series B Certificate of Designations"), which is attached to this Proxy Statement as Appendix C.

     The Series B Certificate of Designations designates 500,000 shares of the Company's preferred stock as Series B Preferred Stock and fixes a purchase price of $1,000 per share. As of the record date, there were 45,110 shares of Series B Preferred Stock outstanding. If the Company's stockholders approve Proposal 1 at the Special Meeting, no shares of Series B Preferred Stock will remain outstanding, and the Company will terminate the Series B Certificate of Designations and the shares of Series B Preferred Stock will return to the status of undesignated shares of preferred stock.

  DIVIDENDS

     The Company pays dividends on the Series B Preferred Stock, on a cumulative basis, at an annual rate of 9.0%. The annual dividend rate increases by 4.0% per annum on March 31, 2002, if the Preferred Stock Conversion is not approved by the Company's stockholders at the Special Meeting. Thereafter, the annual dividend rate increases by 4.0% per annum upon the expiration of each subsequent 30-day period (up to a maximum rate of 30.0% per annum) until the Company's stockholders approve the terms and issuance of the Series D Preferred Stock. Any such increase in the annual dividend rate is retroactive to the date of issuance of the Series B Preferred Stock. Holders of the Series B Preferred Stock are also entitled to receive all dividends paid with respect to the Common Stock on an as-converted basis.

     The annual dividend rate increases by 2.0% per annum (not to exceed the dividend rate that would otherwise be in effect had such event described below not occurred by more than 10.0% per annum) for each full 30-day period during which the Company has, and continues to have (i) failed to pay a payable in kind dividend when required, (ii) failed to redeem shares of Series B Preferred Stock when required, (iii) failed to purchase shares of Series B Preferred Stock when required, and (iv) materially breached the voting rights, negative covenants and protective provisions of the Series B Preferred Stock (each, a "Series B Default Event").

     Dividends paid on the Series B Preferred Stock are payable, at the option of the holder, either (i) in cash, to the extent permitted under the terms of the Company's credit facility and the Senior Notes, or (ii) in shares of Series B Preferred Stock at a value of $1,000 per share. If the Company fails to pay cash dividends when such cash dividends are required to be paid, the Company is required to pay dividends for such period in additional shares of Series B Preferred Stock valued at $1,000 per share. Such dividends (i) accrue and are cumulative from the original issuance of the Series B Preferred Stock, (ii) accrue whether or not the

Company has profits, surplus or other funds legally available for payment of dividends, and (iii) are paid quarterly in arrears. Cash dividends are payable, when, as and if declared by the Board of Directors out of funds legally available for payment of dividends.

     So long as at least 4,500 shares of Series B Preferred Stock are outstanding, the Company may not pay or set apart for payment any dividends whatsoever on any junior stock, nor may it make any distribution or purchase, redeem or otherwise acquire any junior stock, unless it first pays or sets aside all accrued and unpaid dividends on the Series B Preferred Stock.

  CONVERSION AT THE OPTION OF THE HOLDER

     Upon the earlier of (i) March 31, 2002 or (ii) the date that the Company effects, or announces an intention to effect, any merger, consolidation, reorganization or sale of all or substantially all of the assets of the Company and its subsidiaries or any liquidation, dissolution, or winding-up of the Company, each holder of Series B Preferred Stock has the right to convert, at such holder's option, each share of such holder's Series B Preferred Stock into
(i) a number of shares of Common Stock equal to the lesser of (a) the quotient of (x) $1,000 per share of Series B Preferred Stock plus all cumulative dividends accrued and unpaid thereon, divided by (y) the conversion price then in effect (initially $12.17 per share) and (b) 3,697,348, and (ii) one share of the Series C Preferred Stock.

     The conversion price is subject to adjustment upon the occurrence of certain events, including:

     - the issuance of dividends in shares of Series B Preferred Stock;

     - the issuance of Common Stock as a dividend or distribution on the Common Stock;

     - a subdivision, combination or reclassification of the Common Stock; and

     - the issuance of Additional Common Stock.

     If the Company issues or is deemed to have issued Additional Common Stock, the conversion price then in effect will be reduced to the price per share at which such Additional Common Stock was issued or deemed issued. If the stockholders approve the terms and issuance of Series D Preferred Stock, the Company may reduce the conversion price to a price that the Board of Directors deems advisable upon an affirmative vote of two-thirds of the Board of Directors. No adjustment shall be made to the conversion price of the Series B Preferred Stock to the extent such adjustment would violate the rules of the NYSE.

  AUTOMATIC CONVERSION UPON STOCKHOLDER APPROVAL

     If the Company's stockholders approve Proposal 1 on or before December 21, 2002, each share of Series B Preferred Stock then outstanding automatically converts into one share of Series D Preferred Stock. If such stockholder approval is obtained after December 21, 2002, each share of Series B Preferred Stock is convertible into one share of Series D Preferred Stock, at the option of the holder, at any time before the redemption of the Series B Preferred Stock.

  MANDATORY REDEMPTION

     After the earlier of (i) June 21, 2008 and (ii) the date after the Company's credit facility and the Senior Notes (and any indebtedness incurred to refinance the credit facility and the Senior Notes) have been paid in full, the Company is required to redeem, whenever requested by holders thereof, all outstanding shares of the Series B Preferred Stock at a price of $1,000 per share plus all cumulative dividends accrued and unpaid thereon.

  REPURCHASE OF SHARES UNDER CERTAIN CIRCUMSTANCES

     Upon (i) the issuance or sale of any capital stock of the Company or securities convertible into capital stock of the Company, except for issuances authorized by certain employee benefit plans and other options of the Company,
(ii) any sale of the Company's assets, except for the sale of inventory in the ordinary course of business, that results in net cash proceeds in excess of $500,000, or (iii) any issuance or sale of indebtedness, except under the Company's credit facility in the ordinary course of business and other limited circumstances, the Company is required to use the net proceeds of any such transaction to repurchase outstanding shares of Series B Preferred Stock at a price per share of $1,000 plus all cumulative dividends accrued and unpaid thereon.

  VOTING RIGHTS

     So long as any shares of the Series B Preferred Stock remain outstanding, each share of the Series B Preferred Stock entitles its holder to vote on all matters voted upon by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock) at any annual meeting of stockholders of the Company or any special meeting of stockholders of the Company. Each share of Series B Preferred Stock entitles its holder to cast the number of votes such holder would have been able to cast if such share of Series B Preferred Stock was converted into Common Stock on the record date applicable to such meeting.

     On any matter on which the holders of the Series B Preferred Stock are entitled by law or under the Company's Restated Certificate of Incorporation to vote separately as a class, each such holder is entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless approval by a higher percentage is required by law or the Series B Certificate of Designations.

     So long as at least 4,500 shares of the Series B Preferred Stock are outstanding, the vote of the holders of a majority of the outstanding Series B Preferred Stock (in addition to any other consent or approval required by law) is required to:

     - waive or amend any provision of the Company's Restated Certificate of Incorporation or its Amended and Restated By-laws in a manner adverse in any material respect to the holders of the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock;

     - amend in any respect the Series B Certificate of Designations, the Series C Certificate of Designations or the Series D Certificate of Designations;

     - subdivide, combine or reclassify the Series A Junior Participating Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, or the Series D Preferred Stock;

     - authorize, create or issue any class of stock other than the issuance of, and the issuance of stock dividends with respect to, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and stock and options issued pursuant to certain employee benefit plans and options of the Company (so long as such options do not exceed 200,000 shares and do not have an exercise price less than the conversion price of the Series D Preferred Stock);

     - permit any subsidiary of the Company to authorize, create or issue any class of stock of such subsidiary;

     - consolidate or merge with any entity or sell or transfer all or substantially all of the assets of either the Company or one of its significant subsidiaries;

     - enter into certain types of transactions with affiliates of the Company;

     - under certain circumstances, redeem, retire or make any other payment or distribution in respect of any shares of capital stock of the Company or its subsidiaries;

     - effect any voluntary liquidation, dissolution or winding-up of the Company;

     - purchase, acquire or lease in one transaction, or a series of related transactions, assets, properties, or securities for consideration having a fair market value in excess of $30.0 million, except for certain inventory purchases;

     - engage in any business other than the businesses in which the Company and any of its subsidiaries are engaged as of the date of issuance of Series B Preferred Stock and any businesses reasonably related to such businesses;

     - take any action that would cause a dividend or other distribution to be received by the holders of the Series B Preferred Stock for federal income tax purposes, unless such dividend is received in cash;

     - amend in any respect the Company's rights plan or the terms of the Company's Series A Junior Participating Preferred Stock, or adopt any rights plan, "poison pill" or other plan or arrangement intended to result in the dilution of any holder's ownership of Common Stock;

     - incur or guarantee, or permit any of the Company's subsidiaries to incur or guarantee, any indebtedness in an aggregate amount that would cause the Company or its subsidiaries on a consolidated basis to exceed $30.0 million of indebtedness over the preceding 12-month period, except under limited circumstances;

     - declare any dividends or make other distributions in respect of Common Stock or any stock junior to the Series B Preferred Stock (other than dividends payable solely in Common Stock) on any stock junior to the Series B Preferred Stock;

     - increase the number of members of the Board of Directors to more than eight (8); or

     - adopt an annual operating plan not adopted by a majority of the Board of Directors and a majority of the members of the Board of Directors elected by the holders of the Series B Preferred Stock.

  CONSOLIDATION OR MERGER

     In the event of any capital reorganization or reclassification (other than a reclassification which causes an adjustment of the conversion price), any consolidation or merger of the Company with or into another corporation, or any sale or conveyance of all or substantially all of the property of the Company to another corporation, prior to the consummation of such transaction, each outstanding share of Series B Preferred Stock is convertible only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon consummation of such transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such transaction.

  CHANGE OF CONTROL

     Upon a "Change of Control," each holder of the Series B Preferred Stock has the right to require the Company to repurchase all or any part of such holder's Series B Preferred Stock for a cash payment equal to the greater of (i) the product of (x) 120.0% and (y) $1,000 per share of Series B Preferred Stock plus cumulative dividends accrued and unpaid thereon and (ii) the aggregate current market price of all shares of Common Stock issuable upon conversion of the Series B Preferred Stock as of the date of the Change of Control.

     "Change of Control" means the occurrence of any of the following:

     - the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the voting stock of the Company), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another entity other than the Company or a wholly owned subsidiary of the Company;

     - the consummation of any transaction that results in any entity, other than the holders of the Series B Preferred Stock, becoming the beneficial owner of more than 30.0% of the voting stock of the Company;

     - a "change of control" or other similar event shall occur under any issue of indebtedness with an aggregate principal amount in excess of $10.0 million of the Company or its subsidiaries;

     - during any period of 12 consecutive months after the initial issuance of the Series B Preferred Stock, the individuals who at the beginning of any such 12-month period constituted the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; or

     - the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own more than 50.0% of the voting stock of the Company resulting from such reorganization, merger or consolidation.

The Board of Directors and the holders of the Series B Preferred Stock may determine by written consent that any of the foregoing events do not constitute a Change of Control.

  SERIES B PREFERENTIAL PAYMENT

     In the event of any voluntary or involuntary liquidation, dissolution or other winding-up of the affairs of the Company, before any payment or distribution of the assets of the Company shall be made to, or set apart for, the holders of any junior stock, the holders of the Series B Preferred Stock are entitled to be paid out of the assets of the Company in cash or property at its fair market value an amount per share equal to $1,000 plus all cumulative dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding-up. If upon such liquidation, dissolution or other winding-up of the affairs of the Company, the assets of the Company are insufficient to permit the payment described above, then the assets of the Company or the proceeds thereof shall be ratably distributed among the holders of the Series B Preferred Stock and any Parity Stock.

8.  WHAT OTHER RIGHTS OR LIMITATIONS DO HOLDERS OF SERIES B PREFERRED STOCK
    HAVE?

  NOMINATION OF DIRECTORS

     In accordance with the terms of the Series B Preferred Stock, as of December 21, 2001, the Company's Board of Directors was expanded from six members to eight members, and the Carlyle Investors appointed Peter J. Clare and Allan M. Holt to fill the two resulting vacancies. For so long as at least 4,500 shares of the Series B Preferred Stock are outstanding, the holders of Series B Preferred Stock have the exclusive right to elect two directors to the Company's Board of Directors. If the Company's stockholders do not approve Proposal 1 by March 31, 2002, the Company's Board of Directors shall be expanded from eight to ten, and the holders of Series B Preferred Stock shall be entitled to fill the two resulting vacancies.

     Upon the occurrence of and during the continuation of a Series B Default Event, the number of directors increases by two and the holders of Series B Preferred Stock are entitled to fill the two resulting vacancies. Upon the cure of a Series B Default Event, the term of office of the directors elected by the holders of Series B Preferred Stock terminates and the number of directors is reduced to the number of directors provided for in the Company's Restated Certificate of Incorporation or Amended and Restated By-laws.

  REGISTRATION RIGHTS

     If the Company's stockholders do not approve Proposal 1 by March 31, 2002, the Company has agreed to file a registration statement on Form S-3 by April 30, 2002, providing for the public resale of the Series B Preferred Stock and the Common Stock and Series C Preferred Stock issuable upon conversion of the Series B Preferred Stock.

     From time to time, subject to certain limitations, the holders of at least 51.0% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Common Stock issued upon conversion of the Series B Preferred Stock may request a Demand Registration covering the resale of shares of Series B Preferred Stock, Series C Preferred Stock and Common Stock issued upon conversion of the Series B Preferred Stock. The Company is not required to effect more than four underwritten Demand Registrations, and each Demand Registration, other than the last Demand Registration, must have a proposed aggregate public offering price of at least $10.0 million. The Company will pay all expenses (other than underwriting discounts and commissions) in connection with the registration of the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock issued upon conversion of the Series B Preferred Stock.

     In addition to the Demand Registration rights, subject to certain limitations, the holders of Series B Preferred Stock, Series C Preferred Stock and Common Stock issued on conversion of the Series B Preferred Stock also have rights to request to include their shares of Series B Preferred Stock, Series C Preferred Stock and Common Stock issued upon conversion of the Series B Preferred Stock for sale pursuant to registration statements filed by the Company covering the offer and sale by it or any of its security holders of any securities of the Company for cash.

  STANDSTILL PROVISIONS

     As purchasers of the Series B Preferred Stock, the Carlyle Investors and their affiliates are subject to certain standstill agreements which are described above with respect to the Series D Preferred Stock.

  RESTRICTIONS ON TRANSFER

     Unless the Company enters into an agreement or consummates a transaction that would constitute a Change of Control as defined in the Series B Certificate of Designations, the Carlyle Investors have agreed not to transfer the Series B Preferred Stock except to an affiliate, prior to the earlier of (i) March 31, 2002, or (ii) the date the Company's stockholders approve Proposal 1.

9.  WHO ARE THE HOLDERS OF SERIES B PREFERRED STOCK?

     The Series B Preferred Stock is held by Carlyle Partners III, L.P., CP III Coinvestment, L.P. and certain of their affiliates. Such holders are affiliates of The Carlyle Group. Established in 1987, The Carlyle Group is a private global investment firm that originates, structures and acts as lead equity investor in management-led buyouts, strategic minority equity investments, equity private placements, consolidations and buildups, and growth capital financings. Since its inception, the firm has invested more than $6.4 billion of equity in 233 corporate and real estate transactions with an aggregate acquisition value of over $18.0 billion. As of September 30, 2001, the firm had more than $12.5 billion of committed capital under management. The Carlyle Group has invested over $1.0 billion of equity in 20 aerospace and defense businesses with total revenues of approximately $8.0 billion. Carlyle has investments in companies in the aerospace and defense industries including, among others, United Defense Industries, Howmet International, Vought Aircraft, Piedmont Hawthorne, and the Aerostructures Corporation.

10.  WHAT ARE THE PRINCIPAL TERMS OF THE SERIES C PREFERRED STOCK?

     The following summarizes the principal terms of the Series C Preferred Stock. This discussion is not complete and is qualified in its entirety by, and should be read in conjunction with, the Certificate of Designations establishing the Series C Preferred Stock (the "Series C Certificate of Designations"), which is attached to this Proxy Statement as Appendix D.

     The Series C Certificate of Designations designates 500,000 shares of the Company's preferred stock as Series C Preferred Stock and fixes a purchase price of $1,000 per share. No shares of Series C Preferred Stock are currently outstanding. The Series C Preferred Stock is only issuable if the Company's stockholders do not approve Proposal 1 at the Special Meeting. If the Company's stockholders approve Proposal 1 at the Special Meeting, the Company will terminate the Series C Certificate of Designations and the shares of Series C Preferred Stock will return to the status of undesignated shares of preferred stock.

  DIVIDENDS

     The Company will pay dividends on the Series C Preferred Stock, on a cumulative basis, at an annual rate of 30.0%. Dividends paid on the Series C Preferred Stock shall be paid, at the option of the holder thereof, either (i) in cash, to the extent permitted under the terms of the Company's credit facility and the Senior Notes, or (ii) in shares of Series C Preferred Stock valued at $1,000 per share. If the Company fails to pay cash dividends when such cash dividends are required to be paid, the Company will be required to pay dividends for such period in additional shares of Series C Preferred Stock valued at $1,000 per share. Such dividends will (i) accrue and be cumulative from the original issuance of the Series C Preferred Stock, (ii) accrue whether or not the Company has profits, surplus or other funds legally available for payment of dividends, and (iii) be paid quarterly in arrears. Cash dividends will be payable, when, as and if declared by the Board of Directors out of funds legally available for payment of dividends.

     So long as (i) at least 4,500 shares of the Series B Preferred Stock are outstanding or (ii) if no shares of Series B Preferred Stock are outstanding, at least 10.0% of the shares of Series C Preferred Stock issued on the first date shares of Series C Preferred Stock are issued are outstanding, the Company may not pay or set apart for payment any dividends whatsoever on any junior stock, nor may it make any distribution or purchase, redeem or otherwise acquire any junior stock, unless it first pays or sets aside all accrued and unpaid dividends on the Series C Preferred Stock.

  MANDATORY REDEMPTION

     After the earlier of (i) June 21, 2008 and (ii) the date after the Company's credit facility and the Senior Notes (and any indebtedness incurred to refinance the credit facility and the Senior Notes) have been paid in full, the Company is required to redeem, whenever requested by holders thereof, any or all outstanding shares of the Series C Preferred Stock at a price of $1,000 per share plus all cumulative dividends accrued and unpaid thereon.

  REPURCHASE OF SHARES UNDER CERTAIN CIRCUMSTANCES

     Upon (i) the issuance or sale of any capital stock of the Company or securities convertible into capital stock of the Company, except for issuances authorized by certain employee benefit plans and options of the Company, (ii) any sale of the Company's assets, except for the sale of inventory in the ordinary course of business, that results in net cash proceeds in excess of $500,000, or (iii) any issuance or sale of indebtedness, except under the Company's credit facility in the ordinary course of business and other limited circumstances, the Company may be required to use the net proceeds of any such transaction to repurchase outstanding shares of Series C Preferred Stock at a price per share of $1,000 plus all cumulative dividends accrued and unpaid thereon.

  VOTING RIGHTS

     On any matter on which the holders of the Series C Preferred Stock are entitled by law or under the Company's Restated Certificate of Incorporation to vote separately as a class, each such holder will be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless approval by a higher percentage is required by law or the Series C Certificate of Designations.

     So long as (i) at least 4,500 shares of the Series B Preferred Stock are outstanding or (ii) if no shares of Series B Preferred Stock are outstanding, at least 10.0% of the shares of Series C Preferred Stock issued on the first date shares of Series C Preferred Stock are issued are outstanding, the vote of the holders of a majority of the outstanding Series C Preferred Stock (in addition to any other consent or approval required by law) will be required to:

     - waive or amend any provision of the Company's Restated Certificate of Incorporation or its Amended and Restated By-laws in a manner adverse in any material respect to the holders of the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock;

     - amend in any respect the Series B Certificate of Designations, the Series C Certificate of Designations or the Series D Certificate of Designations;

     - subdivide, combine or reclassify the Series A Junior Participating Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, or the Series D Preferred Stock;

     - authorize, create or issue (or permit any subsidiary of the Company to authorize, create or issue) any class of stock other than the issuance of, and the issuance of stock dividends with respect to, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and stock and options issued pursuant to certain employee benefit plans and options of the Company (so long as such options do not exceed 200,000 shares and do not have an exercise price less than the conversion price of the Series D Preferred Stock);

     - permit any subsidiary of the Company to authorize, create or issue any class or series of stock of such subsidiary;

     - consolidate or merge with any entity or sell or transfer all or substantially all of the assets of either the Company or one of its significant subsidiaries;

     - enter into certain types of transactions with affiliates of the Company;

     - under certain circumstances, redeem, retire or make any other payment or distribution in respect of any shares of capital stock of the Company or its subsidiaries;

     - effect any voluntary liquidation, dissolution or winding-up of the Company;

     - purchase, acquire or lease in one transaction, or a series of related transactions, assets, properties, or securities for consideration having a fair market value in excess of $30.0 million, except for certain inventory purchases;

     - engage in any business other than the businesses in which the Company and any of its subsidiaries are engaged as of the date of issuance of Series B Preferred Stock and any businesses reasonably related to such businesses;

     - take any action that would cause a dividend or other distribution to be received by the holders of the Series C Preferred Stock for federal income tax purposes, unless such dividend is received in cash;

     - amend in any respect the Company's rights plan or the terms of the Company's Series A Junior Participating Preferred Stock, or adopt any rights plan, "poison pill" or other plan or arrangement intended to result in the dilution of any holder's ownership of Common Stock;

     - incur or guarantee, or permit any of the Company's subsidiaries to incur or guarantee, any indebtedness in an aggregate amount that would cause the Company or its subsidiaries on a consolidated basis to exceed $30.0 million of indebtedness over the preceding 12-month period, except under limited circumstances;

     - declare any dividends or make other distributions in respect of Common Stock or any stock junior to the Series C Preferred Stock (other than dividends payable solely in Common Stock) on any stock junior to the Series C Preferred Stock;

     - increase the number of members of the Board of Directors to more than eight(8); or

     - adopt an annual operating plan not adopted by a majority of the Board of Directors and a majority of the members of the Board of Directors elected by the holders of the Series C Preferred Stock.

  CHANGE OF CONTROL

     Upon a "Change of Control," each holder of the Series C Preferred Stock will have the right to require the Company to repurchase all or any part of such holder's Series C Preferred Stock for a cash payment equal to the product of (x) 120.0% and (y) $1,000 per share of Series C Preferred Stock plus all cumulative dividends accrued and unpaid thereon.

     "Change of Control" means the occurrence of any of the following:

     - the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the voting stock of the Company), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another entity other than the Company or a wholly owned subsidiary of the Company;

     - the consummation of any transaction that results in any entity, other than the holders of the Series B Preferred Stock, becoming the beneficial owner of more than 30.0% of the voting stock of the Company;

     - a "change of control" or other similar event shall occur under any issue of indebtedness with an aggregate principal amount in excess of $10.0 million of the Company or its subsidiaries;

     - during any period of 12 consecutive months after the initial issuance of the Series C Preferred Stock, the individuals who at the beginning of any such 12-month period constituted the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; or

     - the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50.0% of the voting stock of the Company resulting from such reorganization, merger or consolidation.

The Board of Directors and the holders of the Series C Preferred Stock may determine by written consent that any of the foregoing events do not constitute a Change of Control.

  SERIES C PREFERENTIAL PAYMENT

     In the event of any voluntary or involuntary liquidation, dissolution or other winding-up of the affairs of the Company, before any payment or distribution of the assets of the Company shall be made to, or set apart for, the holders of any junior stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Company in cash or property at its fair market value an amount per share equal to $1,000 plus all cumulative dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding-up. If upon such liquidation, dissolution or other winding-up of the affairs of the Company, the assets of the Company are insufficient to permit the payment described above, then the assets of the Company or the proceeds thereof shall be ratably distributed among the holders of the Series C Preferred Stock and any Parity Stock.

11. WHAT OTHER RIGHTS OR LIMITATIONS DO HOLDERS OF THE SERIES C PREFERRED STOCK HAVE?

  NOMINATION OF DIRECTORS

     For so long as (i) at least 4,500 shares of Series B Preferred Stock are outstanding or (ii) if no shares of Series B Preferred Stock are outstanding, at least 10.0% of the shares of Series C Preferred Stock issued on the first date shares of Series C Preferred Stock are issued are outstanding, the holders of Series C Preferred Stock shall have the exclusive right to elect two directors. If the stockholders do not approve Proposal 1 by March 31, 2002, the Company's Board of Directors shall be expanded from eight to ten, and the holders of Series B Preferred Stock, or Series C Preferred Stock, respectively, shall be entitled to fill the two resulting vacancies.

     If the Company shall have, and continued to have, (i) failed to pay a payable in kind dividend when required on Series C Preferred Stock, (ii) failed to redeem shares of Series C Preferred Stock when required, (iii) failed to purchase shares of Series C Preferred Stock when required, and (iv) materially breached the voting rights, negative covenants and protective provisions of the Series C Preferred Stock (each, a "Series C Default Event"), the number of directors shall be increased by two and the holders of Series C Preferred Stock shall be entitled to fill the two resulting vacancies. Upon the cure of a Series C Default Event, the term of office of the directors elected by the holders of Series C Preferred Stock shall terminate and the number of directors shall be reduced to the number of directors provided for in the Company's Restated Certificate of Incorporation or Amended and Restated By-laws.

  REGISTRATION RIGHTS

     The holders of Series C Preferred Stock would have registration rights similar to those described with respect to the Series B Preferred Stock.

  STANDSTILL PROVISIONS

     The Carlyle Investors and their affiliates are subject to the standstill provisions described with respect to the Series D Preferred Stock.

12. WHAT ARE THE PRINCIPAL DIFFERENCES BETWEEN THE SERIES B PREFERRED STOCK, THE SERIES C PREFERRED STOCK AND THE SERIES D PREFERRED STOCK?

     The following chart compares the principal terms of (i) the Series B Preferred Stock, which is currently outstanding, and the Series C Preferred Stock, which would be issuable upon conversion of the Series B Preferred Stock if the stockholders do not approve Proposal 1 at the Special Meeting, to the principal terms of (ii) the Series D Preferred Stock, which will be issued upon conversion of the Series B Preferred Stock if the stockholders approve Proposal 1 at the Special Meeting.

     If stockholder approval is not obtained by March 31, 2002, the holders of Series B Preferred Stock may convert some or all of their shares of Series B Preferred Stock into Series C Preferred Stock and Common Stock (common stock representing not more than 19.99% of the outstanding voting power of the Company). Therefore, if stockholder approval of Proposal 1 is not obtained by March 31, 2002, either or both of the Series B Preferred Stock and the Series C Preferred Stock may be outstanding.

                                                                          OUTSTANDING PREFERRED STOCK IF
OUTSTANDING PREFERRED STOCK IF PROPOSAL 1 NOT APPROVED                         PROPOSAL 1 APPROVED
-------------------------------------------------------                   ------------------------------
 SERIES B PREFERRED STOCK     SERIES C PREFERRED STOCK        TERMS          SERIES D PREFERRED STOCK
--------------------------   --------------------------   -------------   ------------------------------
9.0% per annum, increasing   30.0% per annum.               DIVIDENDS     9.0% per annum.
by 4.0% per annum if the
Company's stockholders do    Payable, at the option of                    In addition, the dividend rate
not approve Proposal 1 by    the holder, in either cash                   will increase by 2.0% per
March 31, 2002, and by       (to the extent funds are                     annum (up to a maximum rate of
4.0% per annum for every     legally available                            19.0% per annum) for each full
30-day period thereafter     therefor) or in shares of                    30-day period during which a
that such approval is not    Series C Preferred Stock.                    default event shall have oc-
obtained (up to a maximum                                                 curred and be continuing.
rate of 30.0% per annum).
                                                                          Dividends paid on or before
In addition, the dividend                                                 December 31, 2005, will be
rate will increase by 2.0%                                                paid in additional shares of
per annum for each full                                                   Series D Preferred Stock;
30-day period during which                                                thereafter, dividends will be
a default event shall have                                                paid in cash (to the extent
occurred and be con-                                                      funds are legally available
tinuing (not to exceed the                                                therefor).
dividend rate that would
otherwise be in effect had
a default event not
occurred by more than
10.0% per annum).
Payable, at the option of
the holder, in either cash
(to the extent funds are
legally available
therefor) or in shares of
Series B Preferred Stock.

                                                                          OUTSTANDING PREFERRED STOCK IF
OUTSTANDING PREFERRED STOCK IF PROPOSAL 1 NOT APPROVED                         PROPOSAL 1 APPROVED
-------------------------------------------------------                   ------------------------------
 SERIES B PREFERRED STOCK     SERIES C PREFERRED STOCK        TERMS          SERIES D PREFERRED STOCK
--------------------------   --------------------------   -------------   ------------------------------
Automatically converts       Non-convertible               CONVERSION     At any time before the re-
into Series D Preferred                                                   demption date (June 21, 2008)
Stock if the Company's                                                    convertible into common stock
stockholders approve                                                      at the option of the holder.
Proposal 1 before December
21, 2002.                                                                 The number of shares of Common
                                                                          Stock that a holder may
If the Company's stock-                                                   convert Series D Preferred
holders approve Proposal 1                                                Stock into is determined by
after December 21, 2002, a                                                valuing the Series D Preferred
holder of shares of Series                                                Stock at $1,000 per share,
B Preferred Stock will                                                    plus all accrued and unpaid
have the option to convert                                                dividends thereon, and
such holder's shares into                                                 dividing that number by the
shares of Series D                                                        conversion price, which is
Preferred Stock at any                                                    initially $5.80 per share
time before the Series B                                                  (subject to adjustment).
Preferred Stock is
redeemed.
If the Company's stock-
holders do not approve
Proposal 1 by March 31,
2002, a holder of Series B
Preferred Stock will have
the option to convert each
share of Series B
Preferred Stock into one
share of Series C
Preferred Stock and the
number of shares of Com-
mon Stock derived by
dividing (x) $1,000 per
share of Series B
Preferred Stock, plus all
dividends accrued and
unpaid thereon, by (y) the
conversion price, which is
initially $12.17 (subject
to adjustment to the
extent permitted by the
NYSE); provided, however,
the number of shares of
Common Stock shall not
exceed 3,697,348.
Upon the occurrence of any
merger, dissolution or
similar transaction before
March 31, 2002, the
holders of Series B
Preferred Stock shall have
the rights described above
with respect to conversion
into Series C Preferred
Stock and Common Stock.

                                                                          OUTSTANDING PREFERRED STOCK IF
OUTSTANDING PREFERRED STOCK IF PROPOSAL 1 NOT APPROVED                         PROPOSAL 1 APPROVED
-------------------------------------------------------                   ------------------------------
 SERIES B PREFERRED STOCK     SERIES C PREFERRED STOCK        TERMS          SERIES D PREFERRED STOCK
--------------------------   --------------------------   -------------   ------------------------------
The conversion price will    Not applicable because Se-    CONVERSION     The conversion price will be
be adjusted                  ries C Preferred Stock is        PRICE       adjusted proportionately upon
proportionately upon a       non-convertible.              ADJUSTMENT     a stock split, stock div-
stock split, stock div-                                                   idend, combination or simi-
idend, combination or                                                     lar event that affects the
similar event that affects                                                number of outstanding shares
the number of outstanding                                                 of Common Stock.
shares of Common Stock.
                                                                          If, on or before December 21,
If the Company is deemed                                                  2002, the Company is deemed to
to have issued Common                                                     have issued Common Stock or
Stock or securities                                                       securities convertible into
convertible into Common                                                   Common Stock at a price lower
Stock at a price lower                                                    than the conversion price then
than the conversion price                                                 in effect, the conversion
then in effect, the                                                       price will be adjusted to the
conversion price will be                                                  price at which such se-
adjusted to the price at                                                  curities were issued.
which such securities were
issued.                                                                   If, after December 21, 2002,
                                                                          the Company is deemed to have
The Company may also re-                                                  issued Common Stock or
duce the conversion price                                                 securities convertible into
of the Series B Preferred                                                 Common Stock at a price lower
Stock to a price that the                                                 than the conversion price then
Board of Directors deems                                                  in effect, the conversion
advisable upon an affirma-                                                price will be adjusted on a
tive vote of two-thirds of                                                weighted average basis.
the Board of Directors.
                                                                          The Company may also reduce
                                                                          the conversion price of the
                                                                          Series D Preferred Stock to a
                                                                          price that the Board of
                                                                          Directors deems advisable upon
                                                                          an affirmative vote of
                                                                          two-thirds of the Board of
                                                                          Directors.

Company must use net pro-    Same terms as Series B        REPURCHASE     None.
ceeds of certain capital     Preferred Stock.                EVENTS
raising transactions to
repurchase shares of Se-
ries B Preferred Stock.

                                                                          OUTSTANDING PREFERRED STOCK IF
OUTSTANDING PREFERRED STOCK IF PROPOSAL 1 NOT APPROVED                         PROPOSAL 1 APPROVED
-------------------------------------------------------                   ------------------------------
 SERIES B PREFERRED STOCK     SERIES C PREFERRED STOCK        TERMS          SERIES D PREFERRED STOCK
--------------------------   --------------------------   -------------   ------------------------------
In the event of a            None.                        CONSOLIDATION   Same terms as Series B
consolidation, merger or                                    OR MERGER     Preferred Stock.
sale of substantially all
of the assets of the
Company, the Series B
Preferred Stock will be
convertible into the type
of securities that would
have been received by the
Series B Preferred Stock
holder as if such holder
had converted his Series B
Preferred Stock into
Common Stock immediately
prior to such transaction.

Upon a "change of control"   Upon a "change of control"     CHANGE OF     Upon a "change of control" (as
(as defined by the Series    (as defined by the Series       CONTROL      defined by the Series D
B Certificate of Designa-    C Certificate of Designa-                    Certificate of Designa-
tions), the Company may be   tions), the Company may be                   tions), the Company may be
required to repurchase the   required to repurchase the                   required to repurchase the
outstanding Series B         outstanding Series C                         outstanding Series D Preferred
Preferred Stock for cash     Preferred Stock for cash                     Stock for cash at a price
at a price equal to the      at a price equal to the                      equal to the greater of (i)
greater of (i) the product   product of (x) 120.0% and                    the product of (x) 101.0% and
of (x) 120.0% and (y)        (y) $1,000 per share of                      (y) $1,000 per share of Series
$1,000 per share of Series   Series C Preferred Stock                     D Preferred Stock plus all
B Preferred Stock plus all   plus all dividends accrued                   dividends accrued and unpaid
dividends accrued and        and unpaid thereon.                          thereon and (ii) the fair
unpaid thereon and (ii)                                                   market value of the Common
the fair market value of                                                  Stock issuable upon conversion
the shares of Common Stock                                                of the Series D Preferred
issuable upon conversion                                                  Stock.
of the Series B Preferred
Stock.

                                                                          OUTSTANDING PREFERRED STOCK IF
OUTSTANDING PREFERRED STOCK IF PROPOSAL 1 NOT APPROVED                         PROPOSAL 1 APPROVED
-------------------------------------------------------                   ------------------------------
 SERIES B PREFERRED STOCK     SERIES C PREFERRED STOCK        TERMS          SERIES D PREFERRED STOCK
--------------------------   --------------------------   -------------   ------------------------------
If the Company's stock-      Same terms as Series B       REGISTRATION    The holders of Series D
holders do not approve       Preferred Stock.                RIGHTS       Preferred Stock may demand the
Proposal 1 by March 31,                                                   registration of an unlimited
2002, the Company may be                                                  number of offerings, but no
required by the holders of                                                more than 4 underwritten
the Series B Preferred                                                    offerings.
Stock to file a
registration statement on                                                 The holders of Series D
Form S-3 by April 30,                                                     Preferred Stock are entitled
2002.                                                                     to include their shares in
                                                                          certain registration state-
The holders of Series B                                                   ments filed by the Company.
Preferred Stock may demand
the registration of an
unlimited number of
offerings, but no more
than 4 underwritten
offerings.
The holders of Series B
Preferred Stock are
entitled to include their
shares in certain
registration statements
filed by the Company.

13. DO THE SERIES B PREFERRED STOCK, THE SERIES C PREFERRED STOCK AND THE SERIES D PREFERRED STOCK IMPACT THE COMPANY'S EARNINGS PER SHARE DIFFERENTLY?

     Yes. The table below provides an overview of the impact of each of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock on the Company's earnings per share on a pro forma basis. The pro forma earnings per share information for the year ended December 31, 2000 and for the nine months ended September 30, 2001 (the "Pro Forma EPS"), give effect to three different scenarios as follows:

     - Scenario 1. Assumes that Proposal 1 is approved by the Company's stockholders within 100 days of the issuance of the Series B Preferred Stock (deemed to be January 1, 2000 for purposes hereof) and that all of the shares of Series B Preferred Stock automatically convert into shares of Series D Preferred Stock.

     - Scenario 2. Assumes that Proposal 1 is not approved by the Company's stockholders within 100 days of the issuance of Series B Preferred Stock and that the Series B Preferred Stock is converted into (i) 3,697,348 shares of Common Stock and (ii) shares of Series C Preferred Stock on a one-for-one basis on the 101st day after issuance of the Series B Preferred Stock (deemed to be January 1, 2000 for purposes hereof).

     - Scenario 3. Assumes that Proposal 1 is not approved by the Company's stockholders and that the shares of Series B Preferred Stock are not converted into shares of Common Stock and shares of Series C Preferred Stock during the period presented.

     The Pro Forma EPS calculations do not purport to represent the actual earnings per share that the Company would have generated if the Transactions were consummated on January 1, 2000 and do not project the Company's results of operations for any future period.

     The pro forma calculations give effect to each of these scenarios separately as if the Financing Transactions occurred on January 1, 2000. The pro forma calculations also assume that none of the following events have occurred during the applicable periods with respect to the Series B Preferred Stock, Series C

Preferred Stock or Series D Preferred Stock: (i) an antidilution adjustment;
(ii) a repurchase or redemption; or (iii) an event of default.

     The Pro Forma EPS calculations do not include any adjustments resulting from the Company entering into the Rolls-Royce Agreement or its new $200.0 million senior secured credit facility or selling the Senior Notes, such as increased revenues, operating income or interest expense. In addition, the Pro Forma EPS calculations do not include any adjustment resulting from the potential issuance of Lender Common Stock as discussed in Proposal 2 of this Proxy Statement. Finally, the Pro Forma EPS calculations do not reflect any impact from a potential non-cash deemed dividend that could result from the issuance of the Series D Preferred Stock. This potential deemed dividend is discussed after the table.

     These impacts do not reflect the impact on pro forma earnings per share of decreased dividends and interest expense resulting from stockholder approval of Proposals 1 and 2.

                      PRO FORMA EARNINGS (LOSS) PER SHARE

                                         YEAR ENDED DECEMBER 31, 2000                  NINE MONTHS ENDED SEPTEMBER 30, 2001
                                -----------------------------------------------   -----------------------------------------------
                                   AS                                                AS
                                REPORTED   SCENARIO 1   SCENARIO 2   SCENARIO 3   REPORTED   SCENARIO 1   SCENARIO 2   SCENARIO 3
                                --------   ----------   ----------   ----------   --------   ----------   ----------   ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Earnings (loss) per share.....  $  0.63     $  0.30       $(0.04)      $(0.19)    $  0.46     $  0.19       $(0.24)      $(0.32)
Shares used in calculation....   18,313      18,313       20,984       18,313      18,480      18,480       22,178       18,480

     For Scenarios 1 and 3, Pro Forma EPS is computed using the two-class method, in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share. The diluted Pro Forma EPS calculations for each of the scenarios presented above resulted in Pro Forma EPS that was antidilutive, therefore, the diluted Pro Forma EPS is equal to the basic Pro Forma EPS. A reconciliation of the amounts used to compute Pro Forma EPS is included in Appendix F.

     The Series D Preferred Stock contains a conversion feature that could result in a non-cash deemed dividend to the holders of Series D Preferred Stock. This deemed dividend is computed as the difference between the market price of the Common Stock on the date of stockholder approval of Proposal 1 and the conversion price of $5.80 per share, multiplied by the total number of shares of Common Stock into which the Series D Preferred Stock may be converted on the date of stockholder approval. This dividend is further adjusted for fees paid to the holders of the Series D Preferred Stock. As a result, a $1.00 increase in the market price of the Common Stock would result in a deemed dividend of approximately $7.8 million prior to any adjustment for fees paid to the holders.
Using the closing price of the Common Stock on the NYSE on February   , 2002, or
$          per share, the deemed dividend would have been $          . The
deemed dividend would reduce income available to holders of Common Stock for purposes of the basic earnings per share calculation under the two-class method. However, as discussed above, the Pro Forma EPS calculations in the table above and in Appendix F do not reflect the impact of this potential deemed dividend.

14. ARE THERE ANY MATERIAL TAX CONSEQUENCES TO THE COMPANY OF THE PREFERRED STOCK CONVERSION?

     No. Because the Preferred Stock Conversion is not a taxable event to the Company, the conversion of Series B Preferred Stock into Series D Preferred Stock will not cause any material adverse tax consequences to the Company.

15. DOES THE APPROVAL OR NON-APPROVAL OF THE PREFERRED STOCK CONVERSION LIMIT THE COMPANY'S ABILITY TO UTILIZE ITS NET OPERATING LOSS CARRYFORWARDS?

     Approving the Preferred Stock Conversion will not, in and of itself, create a limitation on the Company's ability to utilize its net operating loss carryforwards to offset its future U.S. federal taxable income. However, if the Company's stockholders do not approve the issuance of the Series D Preferred Stock at the Special Meeting, the interest rate on the Series B Preferred Stock will increase by 4.0% per annum immediately and by 4.0% per annum each 30 days thereafter until stockholder approval is obtained, up to a maximum rate of

30.0% per annum. In addition, the Series B Preferred Stock will become convertible into shares of Common Stock and shares of Series C Preferred Stock, which have a dividend rate of 30.0% per annum. Because the terms of the Company's debt prohibit the payment of cash dividends, the Company will have to pay these dividends in additional shares of preferred stock for the foreseeable future. Consequently, if the stockholders do not approve the issuance of the Series D Preferred Stock (which has a 9.0% dividend rate per annum) at the Special Meeting, the Company will have to issue substantially higher dividends in the form of stock than if the Series D Preferred Stock is issued. Issuing these substantially higher dividends in the form of stock, increases the likelihood of a potential future limitation on the Company's ability to utilize its net operating loss carryforwards to offset its future U.S. federal taxable income. If such a limitation were imposed on the Company, it would have an adverse impact on the Company's consolidated financial position and results of operation.

16. DO THE TERMS OF THE SERIES B PREFERRED STOCK, THE SERIES C PREFERRED STOCK AND THE SERIES D PREFERRED STOCK HAVE ANTI-TAKEOVER IMPLICATIONS?

     If the stockholders approve the terms and issuance of Series D Preferred Stock at the Special Meeting, the holders of Series D Preferred Stock will have the right to elect two of the eight directors comprising the Company's Board of Directors. If a Series D Default Event occurs, the number of directors will be increased by two, and the holders of Series D Preferred Stock will have the right to designate the two additional directors. In the event of a Change of Control, as previously described, the holders of Series D Preferred Stock will have the right to require the Company to purchase all or any part of such holder's Series D Preferred Stock for a cash purchase price equal to the greater of (i) 101.0% of the liquidation preference of the Series D Preferred Stock plus all cumulative dividends accrued and unpaid thereon, or (ii) the aggregate current market price of all shares of Common Stock issuable upon conversion of the Series D Preferred Stock. If the Company fails to purchase the Series D Preferred Stock upon a Change of Control, the dividend rate will increase by 2.0% for each full 30-day period during which the Company fails to repurchase such shares, and the holders of Series D Preferred Stock will have the right to designate two additional directors.

     If Proposal 1 is not approved by March 31, 2002, the Company's Board of Directors will be increased from eight to ten, and the holders of Series B Preferred Stock, or holders of Series C Preferred Stock issued upon conversion of the Series B Preferred Stock, will have the right to elect two additional directors for a total of four of the ten directors comprising the Company's Board of Directors. If a Series B Default Event occurs with respect to the holders of the Series B Preferred Stock, or a Series C Default Event occurs with respect to the holders of the Series C Preferred Stock, the number of directors will be increased by two, and the holders of preferred stock outstanding at such time, will have the right to designate the two additional directors.

     The Series B Preferred Stock also contains provisions which may have anti-takeover implications. In the event of a Change of Control, the holders of Series B Preferred Stock will have the right to require the Company to purchase all or any part of such holder's Series B Preferred Stock for a cash purchase price equal to the greater of (i) 120.0% of the liquidation preference of Series B Preferred Stock, plus all cumulative dividends accrued and unpaid thereon, or
(ii) the aggregate current market price of all shares of Common Stock issuable upon conversion of the Series B Preferred Stock. If the Company fails to purchase the Series B Preferred Stock upon a Change of Control, the dividend rate shall increase by 2.0% for each full 30-day period during which the Company fails to repurchase such shares, and the holders of Series B Preferred Stock will have the right to designate two additional directors.

     The Series C Preferred Stock also contains provisions which may have anti-takeover implications. In the event of a Change of Control, the holders of Series C Preferred Stock will have the right to require the Company to purchase all or any part of such holder's Series C Preferred Stock for a cash payment equal to 120.0% of the liquidation preference of Series C Preferred Stock plus all cumulative dividends accrued and unpaid thereon. If the Company fails to purchase the Series C Preferred Stock upon a Change of Control, a Default Event shall occur and the holders of Series C Preferred Stock will have the right to designate two additional directors.

     The Company cannot optionally redeem the Series B Preferred Stock or Series C Preferred Stock and cannot optionally redeem the Series D Preferred Stock prior to June 21, 2008. As a consequence of these provisions, as well as the voting power of the holders of Series B Preferred Stock and Series D Preferred Stock, it would be very difficult for another party to successfully acquire the Company without the concurrence of a majority of the shares of preferred stock then outstanding.

     Finally, the Series B Certificate of Designations, the Series C Certificate of Designations and the Series D Certificate of Designations prohibit the Company from merging, consolidating or reorganizing, unless the surviving entity provides that the outstanding preferred stock shall remain outstanding or that the outstanding preferred stock shall be converted into an equivalent number of shares of convertible preferred stock with identical terms.

          PROPOSAL TO APPROVE THE ISSUANCE OF THE LENDER COMMON STOCK
                                  (PROPOSAL 2)

1.  WHAT IS THE COMPANY ASKING YOU TO APPROVE?

     You are being asked to approve the Company's issuance of Lender Common Stock to certain of the Company's Lenders. The Lenders have been given the right to receive the Lender Common Stock in shares of Common Stock or in 10-year warrants to purchase Common Stock at a purchase price of $0.01 per share (a "Warrant"). Upon issuance of the Series D Preferred Stock and the Lender Common Stock, the Lender Common Stock will represent approximately 6.2% of the outstanding voting power of the Company (assuming the warrants have been exercised in full).

2.  WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 2?

     THE BOARD OF DIRECTORS HAS APPROVED THE ISSUANCE OF THE LENDER COMMON STOCK. THE BOARD BELIEVES THAT PROPOSAL 2 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 2.

3.  WHO ARE THE LENDERS?

     The Lenders are J. H. Whitney Mezzanine Fund, L.P.; Whitney Private Debt Fund, L.P.; Whitney Limited Partners Holdings, LLC; Blackstone Mezzanine Partners L.P.; Blackstone Mezzanine Holdings L.P.; Carlyle High Yield Partners, L.P.; Oak Hill Securities Fund, L.P.; Oak Hill Securities Fund II, L.P.; Lerner Enterprises, L.P.; and P & PK Limited Partnership. Carlyle High Yield Partners, L.P. is an affiliate of The Carlyle Group. The Lenders hold the Senior Notes, and upon stockholder approval, each Lender will hold a percentage of the Lender Common Stock equal to the percentage of outstanding Senior Notes held by such Lender.

4.  HOW WILL THE LENDER COMMON STOCK BE ISSUED?

     The Company previously agreed to provide the Lenders with an election to either receive their portion of the Lender Common Stock in shares of Common Stock or in a Warrant. This election (which is irrevocable by the Lenders) was made prior to the date of the Special Meeting. If the stockholders approve Proposal 2, the Company will issue to the Lenders shares of Common Stock and Warrants initially exercisable for shares of Common Stock. The number of shares of Common Stock for which the warrants are exercisable is subject to increase as a result of antidilution events.

5.  WHAT ARE THE PRINCIPAL TERMS OF THE WARRANTS?

     The following summarizes the principal terms of the Warrants. This discussion is not complete and is qualified in its entirety by, and should be read in conjunction with the form of the Warrants, which is attached to this Proxy Statement as Appendix E.

     Each Warrant will be exercisable for Common Stock at a purchase price of $0.01 per share and will expire March 31, 2012. Each Warrant will contain antidilution protection tied to the conversion price of the Series D Preferred Stock. The terms of the Warrants will provide that if the conversion price of the Series D Preferred Stock is adjusted as set forth in the Series D Certificate of Designations, the number of shares of Common Stock for which the Warrants may be exercisable will be adjusted proportionately. If the Carlyle Investors elect to waive the adjustment to the Series D Preferred Stock conversion price or if the adjustment is otherwise not given effect, the antidilution provisions in the Warrant will be deemed waived by the respective holders of the Warrants.

6.  WHY IS THE COMPANY ISSUING THE LENDER COMMON STOCK FOR NOMINAL
    CONSIDERATION?

     The Company approached many potential lenders to obtain the most favorable financing terms under the circumstances. In exchange for a lower interest rate on the Senior Notes, many lenders requested warrants or shares of Common Stock for nominal additional consideration. Ultimately, the Company in consultation with its advisors determined that the combination of a lower interest rate on the Senior Notes and the issuance of 1,750,000 shares of Common Stock to the Lenders was the most favorable structure available to the Company under the circumstances.

7.  WHAT OTHER RIGHTS OR LIMITATIONS DO HOLDERS OF LENDER COMMON STOCK HAVE?

  REGISTRATION RIGHTS

     From time to time, subject to certain limitations, the holders of at least 30% of the outstanding shares of Lender Common Stock may demand that the Company file a registration statement (a "Lender Demand Registration") under the Securities Act of 1933, as amended, covering the resale of shares of Common Stock. The holders requesting a Lender Demand Registration may request that the Lender Demand Registration be an underwritten offering. The Company is not required to effect more than two Lender Demand Registrations, and each Lender Demand Registration must have a proposed aggregate public offering price of at least $4.0 million. The Company will pay all expenses (other than underwriting discounts and commissions) in connection with the registration of the Lender Common Stock. If Form S-3 is available for registration and subject to certain limitations, the holders of Lender Common Stock may request that the Company affect a non-underwritten registration on Form S-3 of any such holder's Lender Common Stock. The Company is not required to effect more than four registrations on Form S-3, and every two registrations on Form S-3 will count as one Lender Demand Registration.

     In addition to the Lender Demand Registration rights, subject to certain limitations, the holders of Lender Common Stock also have rights to request to include their shares of Lender Common Stock for sale pursuant to registration statements filed by the Company covering the offer and sale by it or any of its security holders of any securities of the Company for cash.

  TRANSFER RESTRICTIONS

     Because the Lender Common Stock will not be registered under the Securities Act of 1933, as amended, or any state securities laws when, and if, it is issued to the Lenders, it may not be offered, sold, transferred or otherwise disposed of except pursuant to an effective registration statement or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

8. ARE THERE ANY ADVANTAGES TO THE COMPANY AND THE HOLDERS OF COMMON STOCK IF THE COMPANY'S STOCKHOLDERS APPROVE PROPOSAL 2 AT THE SPECIAL MEETING?

     Yes, if the Company's stockholders approve Proposal 2 at the Special Meeting, there are certain advantages to the Company and the holders of the Common Stock, including, without limitation:

     - the interest rate on the Senior Notes will be reduced from 17.0% per annum to 14.0% per annum;

     - the interest rate on the Senior Notes will be deemed to have been 14.0% from December 21, 2001, the initial issuance date of the Senior Notes; and

     - the optional redemption price on the outstanding principal balance of the Senior Notes decreases from 125.0% to 106.0% prior to December 21, 2002, from 124.0% to 104.0% prior to December 21, 2003, from 123.0% to 102.0%
       prior to December 21, 2004 and from 122.0% to 100.0% prior to December 21, 2005 and thereafter.

     If the stockholders approve Proposal 2 after March 31, 2002, but on or prior to December 21, 2002 and all of the Series B Preferred Stock has been converted into Series D Preferred Stock, the interest rate on the Senior Notes will be reduced from 17.0% per annum to 14.0% per annum from the date of such stockholder approval. If Proposal 2 is approved after December 21, 2002, the interest rate will be reduced to 14.0% per annum only if the holders of the Senior Notes expressly consent to such reduction.

9. DOES THE ISSUANCE OF THE LENDER COMMON STOCK LIMIT THE COMPANY'S ABILITY TO UTILIZE ITS NET OPERATING LOSS CARRYFORWARDS?

     The issuance of the Lender Common Stock will not, in and of itself, create a limitation on the Company's ability to utilize its net operating loss carryforwards to offset its future U.S. federal taxable income. However, the issuance of the Lender Common Stock, when coupled with the issuance of the Series B Preferred Stock, prior changes in the Company's equity ownership occurring during the past three years, and future changes in the Company's equity ownership, could increase the possibility of a potential limitation on the Company's ability to utilize its net operating loss carryforwards to offset its future U.S. federal taxable income. If such a limitation were imposed on the Company, it would have an adverse impact on the Company's consolidated financial position and results of operations.

10. HOW DOES THE ISSUANCE OF LENDER COMMON STOCK IMPACT THE COMPANY'S EARNINGS PER SHARE?

     If the Lenders elect to receive shares of Common Stock, those shares of Common Stock would be included in the weighted average number of shares of Common Stock used to compute both basic and diluted earnings per share and would, therefore, reduce basic and diluted earnings per share.

     For purposes of calculating diluted earnings per share, if the Lenders elect to receive Warrants, the Common Stock issuable upon exercise of such Warrants would be assumed to have been issued under the treasury stock method of Statement of Financial Accounting Standards No. 128, Earnings per Share, and the additional shares of Common Stock would be included in the weighted average common and diluted shares used to compute diluted earnings per share and would, therefore, reduce diluted earnings per share.

     These impacts do not reflect the impact on pro forma earnings per share of decreased dividends and interest expense resulting from stockholder approval of Proposals 1 and 2.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

1.  WHAT IS THE SECURITY OWNERSHIP OF MANAGEMENT?

     The following tables presents information known to the Company about the beneficial ownership of the Common Stock as of January 1, 2002, by (i) each of the named executive officers; (ii) each of the Company's directors; and (iii) all of the directors and executive officers as of January 1, 2002 as a group.

     The number and percentage of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and also any shares of common stock underlying options or warrants that are exercisable by that person within 60 days of January 1, 2002. However, shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other entity.

     Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting and investment power over the shares as beneficially owned by that person. Percentage of beneficial ownership is based on 22,193,338 shares of Common Stock outstanding on January 1, 2002, assuming the conversion of all outstanding shares of the Series B Preferred Stock into shares of Common Stock.

     Unless otherwise indicated in the footnotes, the address for each listed person or entity is c/o Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261.

                                                                                     PERCENTAGE
                                           OWNED       OPTION     TOTAL SHARES OF    OF COMMON
                                         SHARES OF   SHARES OF     COMMON STOCK        STOCK
                                          COMMON       COMMON      BENEFICIALLY     BENEFICIALLY
NAME                                     STOCK(1)     STOCK(2)         OWNED           OWNED
----                                     ---------   ----------   ---------------   ------------
Paul E. Fulchino(3)....................    84,173       374,583        458,756          2.1%
Peter J. Clare(4)......................        --            --             --            *
Allan M. Holt(4).......................        --            --             --            *
Donald R. Muzyka.......................    15,693         3,000         18,693            *
Richard J. Schnieders..................    14,747         3,000         17,747            *
Jonathan M. Schofield..................        --            --             --            *
Arthur E. Wegner.......................        --         3,000          3,000            *
Bruce N. Whitman.......................    62,563            --         62,563            *
Charles M. Kienzle(5)..................    32,481       196,537        229,018          1.0
Bruce Langsen(6).......................    31,252       187,176        218,428          1.0
Jeffrey J. Murphy(7)...................    38,173       203,252        241,425          1.1
Dan Komnenovich(8).....................                  34,817                           *
All current directors and executive
  officers as a group (17 persons).....   343,975     1,382,413      1,726,388          7.8%

---------------

 *  Less than one percent

(1) Represents shares of Common Stock owned by such individuals, including shares owned pursuant to the Aviall Employees' Savings Plan and the Amended and Restated 1998 Directors Stock Incentive Plan.

(2) Represents shares of Common Stock that may be acquired within 60 days of January 1, 2002, through the exercise of stock options.

(3) Includes 21,473 shares of restricted Common Stock for which Mr. Fulchino has sole voting power and no investment power.

(4) The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W. Suite 220 South, Washington, D.C. 20004.

(5) Includes 7,379 shares of restricted Common Stock for which Mr. Kienzle has sole voting power and no investment power.

(6) Includes 16,239 shares of restricted Common Stock for which Mr. Langsen has sole voting power and no investment power.

(7) Includes 15,464 shares of Common Stock held jointly by Mr. Murphy and his spouse. Mr. Murphy has shared voting and investment power with respect to these shares. Also includes 11,926 shares of restricted common stock for which Mr. Murphy has sole voting power and no investment power.

(8) Includes      shares of restricted Common Stock for which Mr. Komnenovich has sole voting power and no investment power.

2.  WHAT IS THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS?

     The following table sets forth information regarding the number and percentage of shares of Common Stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company's outstanding voting securities. The information regarding the beneficial ownership of Common Stock of each entity identified below is included in reliance on a report filed with the Securities and Exchange Commission by such entity, except that the percentages are based upon the Company's calculations made in reliance upon the number of shares of Common Stock reported to be beneficially owned by such entity in such report and the number of shares of Common Stock and voting securities outstanding on January 1, 2002.

                                               AMOUNT AND               AMOUNT AND
                                                NATURE OF                NATURE OF
                                               BENEFICIAL               BENEFICIAL
                                                OWNERSHIP                OWNERSHIP
                                                PRIOR TO                   AFTER
                                               STOCKHOLDER   PERCENT    STOCKHOLDER   PERCENT
BENEFICIAL OWNER                                APPROVAL     OF CLASS    APPROVAL     OF CLASS
----------------                               -----------   --------   -----------   --------
TCG Holdings, L.L.C.(1), (2).................   3,697,348      16.7%     7,777,584      29.6%
Dimensional Fund Advisors Inc.(3)............   1,336,400       7.2      1,336,400       7.2
Artisan Partners Limited Partnership(4)......   1,188,759       6.4      1,188,759       6.4
Neuberger Berman, Inc. and Neuberger Berman,
  LLC(5).....................................   1,147,900       6.2%     1,147,900       6.2%

---------------

(1) Prior to stockholder approval, TCG Holdings, L.L.C. and certain affiliates beneficially own 3,697,348 shares of Common Stock by virtue of their beneficial ownership of the Series B Preferred Stock. Reflects (i) 39,144 shares of Series B Preferred Stock (convertible into 39,144 shares of Series D Preferred Stock) owned of record by Carlyle Partners III, L.P., (ii) 2,709 shares of Series B Preferred Stock (convertible into 2,709 shares of Series D Preferred Stock) owned of record by CP III Coinvestment, L.P., (iii) 2,255 shares of Series B Preferred Stock (convertible into 2,255 shares of Series D Preferred Stock) owned of record by Carlyle High Yield Partners, L.P. and
    (iv) 1,002 shares of Series B Preferred Stock (convertible into 1,002 shares of Series D Preferred Stock) owned of record by Carlyle-Aviall Partners II, L.P.

(2) After stockholder approval, TCG Holdings, L.L.C. and certain affiliates will be a beneficial owner of 7,777,584 shares by virtue of their beneficial ownership of the Series D Preferred Stock. TC Group III, L.P. is the sole general partner of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P. TC Group III, L.L.C. is the sole general partner of TC Group III, L.P. TCG High Yield, L.L.C. is the sole general partner of Carlyle High Yield Partners, L.P. TCG High Yield Holdings, L.L.C. is the sole managing member of TCG High Yield, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. and TCG High Yield Holdings, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, (i) TC Group III, L.P. and TC Group III, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P.; (ii) TCG High Yield, L.L.C. and TCG High Yield Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by Carlyle High Yield Partners, L.P. and (iii) TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to be a beneficial owner of the shares of Common Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle-Aviall Partners II, L.P. and Carlyle High Yield Partners, L.P.

    William E. Conway, Jr., Daniel A D'Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of Common Stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal office address of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(3) According to a Schedule 13G filed by Dimensional Fund Advisors Inc., Dimensional Fund Advisors has sole voting and dispositive power with respect to 1,336,400 shares of common stock. In the Schedule 13G, Dimensional reported it acts as an investment advisor to funds which hold the shares in the ordinary course of business and that the funds are the actual owners of the shares. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(4) According to a Schedule 13G filed by Artisan Partners Limited Partnership, Artisan Partners has shared voting and dispositive power with respect to 1,188,759 shares of common stock. In Schedule 13G, Artisan reported that it acts as an investment advisor to funds which hold the shares in the ordinary course of business and that it does not have any economic interest in the shares. The business address of Artisan Partners is 1000 North Water Street, #1770, Milwaukee, Wisconsin 53202.

(5) According to a Schedule 13G filed by Neuberger Berman, Inc. and Neuberger Berman, LLC, these firms have sole voting power with respect to 372,300 shares of common stock, shared voting power with respect to 754,100 shares of common stock and shared dispositive power with respect to 1,147,900 shares of common stock. In the Schedule 13G, Neuberger Berman Inc. and Neuberger Berman, LLC reported that they act as an investment manager for various funds which hold the shares in the ordinary course of business, that these firms do not have any economic interest in the shares, that the actual owners of such shares are their clients and their clients have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of the shares. The business address of each of Neuberger & Berman, Inc. and Neuberger & Berman, LLC is 605 Third Ave., New York, New York 10158.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains forward-looking statements. These statements include statements regarding intent, belief or current expectations of the Company and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. The factors that could cause actual results to differ materially from those indicated by such forward-looking statements include:

     - loss of key suppliers or significant customers;

     - termination or curtailment of material contracts;

     - changes in demand or prevailing market prices for the products and services we sell;

     - changes in economic conditions;

     - increased competition;

     - failure to execute or realize anticipated benefits from new agreements;

     - changes in our business strategy or development plans;

     - changes in government regulations and policies;

     - limited operational flexibility due to our substantial leverage;

     - foreign currency fluctuations and devaluations and political instability in our foreign markets; and

     - changes in the aviation industry due to terrorist attacks.

                             AVAILABLE INFORMATION

     The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company's SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy, at prescribed rates, any document the Company has filed with the SEC at the SEC's public reference facilities at Public Reference Room Office, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference facilities. The Company's SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

                           INCORPORATION BY REFERENCE

     The SEC allows the Company to incorporate by reference in this Proxy Statement information regularly filed with the SEC. The information incorporated by reference is an important part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference into this Proxy Statement the documents listed below:

     - the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (filed on April 2, 2001);

     - the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (filed on May 11, 2001);

     - the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (filed on August 13, 2001);

     - the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (filed on November 13, 2001);

     - the Company's Current Report on Form 8-K (filed on December 20, 2001);
       and

     - all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Proxy Statement.

     You may obtain any of the filings incorporated by reference in this Proxy Statement from the Company at no charge or from the SEC through the SEC's website or at the address listed above. Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in such documents. You may request a copy of the documents incorporated by reference in this Proxy Statement and other documents and agreements referred to in this Proxy Statement by requesting them in writing or by telephone from the Company at the following address:

                                  Aviall, Inc.
                             2750 Regent Boulevard
                            DFW Airport, Texas 75261
                        Attention: Shareholder Services
                           Telephone: (972) 586-1000

                                   APPENDICES

 Appendix A --  Fairness Opinion of Salomon Smith Barney
 Appendix B --  Series D Certificate of Designations
 Appendix C --  Series B Certificate of Designations
 Appendix D --  Series C Certificate of Designations
 Appendix E --  Form of Warrant
 Appendix F --  Reconciliation of Pro Forma Earnings Per Share Data

                                                                      APPENDIX A

                                                               December 17, 2001

Board of Directors
Aviall, Inc.
2750 Regent Boulevard
DFW Airport
Dallas, TX 75261

Members of the Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to Aviall, Inc. ("Aviall") and its wholly-owned subsidiary, Aviall Services, Inc. ("Services"), of the financial terms, taken as a whole, of the Investment Transactions (as defined below) in which (i) Aviall will issue shares of Series B Senior Convertible Participating Preferred Stock, par value $.01 per share ("Bridge Preferred"), to Carlyle Partners III, L.P. and CP III Coinvestment, L.P. (the "Investors") pursuant to and subject to the terms of the Securities Purchase Agreement (the "Preferred Purchase Agreement"), dated as of December 17, 2001, among Aviall and the Investors and (ii) Services will issue Senior Notes ("Senior Notes") and Aviall will agree to issue shares of common stock, par value $.01 per share, of Aviall (the "Aviall Common Stock"), or warrants to purchase shares of Aviall Common Stock to J. H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Blackstone Mezzanine Partners L.P., Blackstone Mezzanine Holdings L.P., Carlyle High Yield Partners, L.P., Oak Hill Securities Fund, L.P., Oak Hill Securities Fund II, L.P., Lerner Enterprises, LP and P & PK Limited Partnership (the "Notes Purchasers") pursuant to and subject to the terms of the Securities Purchase Agreement, dated as of December 17, 2001, among Aviall, Services and the Notes Purchasers (the "Notes Purchase Agreement" and, together with the Preferred Purchase Agreement, the "Purchase Agreements").

     As more fully described in the Preferred Purchase Agreement, Aviall will issue to the Investors shares of Bridge Preferred having an aggregate liquidation preference of $45,000,000 (the "Preferred Purchase") for an aggregate purchase price of $45,000,000. The Bridge Preferred initially will accrue dividends at the rate of 9% per annum, payable, at the option of the holder, in cash (to the extent permitted under Services' Senior Debt (as defined in the Certificate of Designation of the Bridge Preferred) and the Senior Notes (collectively, the "Services Debt")) or by the issuance by Aviall of additional shares of Bridge Preferred valued at $1,000 per share (provided that if Aviall fails to pay required dividends in cash, it will be required to pay such dividends in kind). Commencing 100 days after initial issuance of the Bridge Preferred (the "Initial Increase Date"), and upon the expiration of each 30 day period thereafter, until the Stockholder Approval (as defined below) is obtained, the dividend rate on the Bridge Preferred will increase (retroactive to the date of the initial purchase of the Bridge Preferred) by 400 basis points (up to a maximum dividend rate of 30% per annum). If Aviall pays dividends on the shares of Aviall's common stock, holders of Bridge Preferred will be entitled to participate in such dividends on an "as converted" basis (which shall be less than 20%). The Bridge Preferred will be mandatorily redeemable on the earlier of (i) June 2008 or (ii) (at option of the holder) the date immediately following the date of repayment of the Services Debt (or any refinancings thereof), or (iii) (at the option of the holder) upon the earlier occurrence of a Change in Control or a Repurchase Event (each as defined in the Certificate of Designation of the Bridge Preferred).

     If the Stockholder Approval is obtained on or prior to the first anniversary of the date of the initial issuance of the Bridge Preferred (the "Initial Issue Date"), each share of Bridge Preferred automatically will convert into one share of Series D Senior Convertible Participating Preferred Stock, par value $.01 per share, of Aviall (the "Convertible Preferred"). If the Stockholder Approval is obtained after the first anniversary of the Initial Issue Date, the Bridge Preferred will be convertible into Convertible Preferred at the option of the holder. The Convertible Preferred (if issued) will accrue dividends at the rate of 9% per annum, which will be payable until the fourth anniversary of the Initial Issue Date by the issuance of additional shares of Convertible Preferred valued at $1,000 per share; thereafter, dividends on the Convertible Preferred will be payable. If Aviall pays dividends on the shares of Aviall Common Stock, holders of Convertible Preferred

Aviall, Inc.
December 17, 2001
Page  2

Stock will be entitled to participate in such dividends on an "as converted" basis. The Convertible Preferred will be convertible into shares of Aviall Common Stock at a conversion price of $5.80 per share (subject to adjustment). The Convertible Preferred will be mandatorily redeemable (i) on or about June 21, 2008 or, (ii) at the option of the holder, upon the earlier occurrence of a Change in Control (as defined in the Certificate of Designation of the Convertible Preferred).

     At any time prior to conversion into Convertible Preferred (whether automatically or otherwise), but not prior to the Initial Increase Date (except under specified circumstances), each share of Bridge Preferred will be convertible, at the option of the holder, into (i) a pro rata portion of 3,697,348 shares of Aviall Common Stock (subject to antidilution adjustments) and (ii) one share of Series C Senior Participating Preferred Stock, par value $.01 per share, of Aviall ("Mezzanine Preferred"). The Mezzanine Preferred (if issued) will accrue dividends at the rate of 30% per annum, payable, at the option of the holder, in cash (to the extent permitted under the Services Debt and the Notes Purchase Agreement) or by the issuance by Aviall of additional shares of Mezzanine Preferred valued at $1,000 per share (provided that if Aviall fails to pay any required dividends in cash it will be required to pay such dividends in kind). The Mezzanine Preferred will be non-convertible. The Mezzanine Preferred will be mandatorily redeemable on (i) the earlier of June 2008 or (ii) the date immediately following the repayment of the Services Debt (or any refinancings thereof), or (iii) (at the option of the holder) upon the earlier occurrence of a Change in Control or a Repurchase Event (each as defined in the Certificate of Designations of the Mezzanine Preferred). The Bridge Preferred and the Convertible Preferred will vote on an "as converted" basis together with the Aviall Common Stock, and also will be entitled to designate members of the Board and to approve certain actions proposed to be taken by Aviall.

     As more fully described in the Securities Purchase Agreement, Services will issue to the Notes Purchasers $80,000,000 aggregate face amount of Senior Notes (the "Notes Purchase") and Aviall will agree to issue to the Notes Purchasers, under the circumstances described below, an aggregate of 1,750,000 shares (the "Aviall Shares") of Aviall Common Stock (the "Common Equity Purchase" and, collectively with the Notes Purchase and the Preferred Purchase, the "Investment Transactions"). The aggregate purchase price for the Senior Notes will be $80,000,000; no additional consideration will be payable upon issuance of the Aviall Shares. The Senior Notes will bear interest at the rate of 17% per annum until the Conversion Date (as defined below). If the Stockholder Approval is obtained on or prior to the first anniversary of the initial issuance of the Senior Notes, Aviall will issue the Aviall Shares to the Notes Purchasers (the date of such issuance, the "Conversion Date") and the interest rate on the Senior Notes automatically will be reduced to 14% per annum. If the Conversion Date occurs within 100 days after the initial issuance of the Senior Notes, the interest rate on the Senior Notes will be deemed to have been 14% per annum from initial issuance. If the Stockholder Approval is obtained after the first anniversary of the initial issuance of the Senior Notes, the interest rate on the Senior Notes will be reduced to 14% per annum only if the holders of the Senior Notes then elect to receive the Aviall Shares. Services will be obligated to pay interest at the rate of 13% per annum in cash and to pay the remaining interest by the issuance of additional Senior Notes. The Senior Notes will be guaranteed by Aviall and certain subsidiaries of Aviall and will mature on or about December 21, 2007. Services will be required to redeem the Senior Notes, at the option of the holder, upon the occurrence of a Change in Control (as defined). The Notes Purchasers may elect to receive warrants to purchase 1,750,000 shares of Aviall Common Stock in lieu of the Aviall Shares (the "Aviall Warrants"); any such Aviall Warrants will have an exercise price of $0.01 per share.

     Aviall has advised us that, promptly following the consummation of the Investment Transactions, it intends to seek the approval of its stockholders (the "Stockholder Approval") of the issuance of the Convertible Preferred upon conversion of the Bridge Preferred, the issuance of shares of Aviall Common Stock upon conversion of the Convertible Preferred and the issuance of the Aviall Shares or Aviall Warrants, as the case may be, and that such approval is required because Paragraph 312.03 of the New York Stock

Aviall, Inc.
December 17, 2001
Page  3

Exchange Listed Company Manual require that a listed company obtain the approval of its stockholders prior to the issuance of shares of common stock, or securities convertible into and exercisable for common stock, if the number of shares to be issued is, or will be upon issuance equal to or in excess of 20% of the number of shares of common stock outstanding immediately before the issuance of the common stock or of the securities convertible into or exercisable for common stock. Aviall has further advised us that, in the aggregate, the shares of Aviall Common Stock into which the Convertible Preferred may be converted (without giving effect to any additional shares of preferred stock issued as payment of dividends) and the Aviall Shares constitute approximately 34% of the issued and outstanding shares of Aviall Common Stock on the date hereof.

     We have been advised that Aviall, Services, certain subsidiaries of Aviall, the lenders party thereto and Citicorp USA, Inc. ("Citicorp") are entering into a Credit Agreement (the "Senior Credit Agreement") simultaneously with the execution of the Purchase Agreements (the "Senior Debt Financing" and, together with the Investment Transactions, the "Financing Transactions"). We have been further advised by Aviall that Services (i) expects to enter into a Distribution Services Agreement (the "RR Agreement") with Rolls-Royce Corporation ("Rolls-Royce") under which Services will become the exclusive distributor for Rolls-Royce T-56 aircraft engine parts in the aircraft parts aftermarket (the "Rolls-Royce Arrangement") and (ii) intends to use a portion of the net proceeds of the Financing Transactions to make a required initial payment of $90,000,000 to Rolls-Royce under the RR Agreement simultaneously with the execution of the RR Agreement (which payment is to be made in respect of the purchase of inventory and in respect of a fee payable to Rolls-Royce), and for working capital purposes in connection with the RR Agreement. We have been further advised by Aviall that the RR Agreement will be entered into simultaneously with the consummation of the Investment Transactions.

     In arriving at our opinion, we reviewed the Purchase Agreements, the forms of Certificate of Designations for the Bridge Preferred, Mezzanine Preferred and Convertible Preferred (the "Certificates"), the forms of the Senior Notes, and the forms of certain other exhibits to the Purchase Agreements, and the Senior Credit Agreement, and we held discussions with certain senior officers of Aviall concerning the business, operations and prospects of Aviall. We examined certain publicly available business and financial information and data relating to Aviall as well as certain financial forecasts and other information and data for Aviall which were provided to or otherwise discussed with us by Aviall. We reviewed the financial terms of the Investment Transactions, the Bridge Preferred, the Mezzanine Preferred and the Convertible Preferred, and the Senior Notes, all as set forth in the Purchase Agreements and the Certificates, in relation to, among other things: the financial condition, capitalization and historical and projected earnings and other operating data of Aviall; and the current and historical market prices and trading volumes of Aviall Common Stock. We have reviewed, and our opinion is based upon, the availability of alternative financing strategies for Aviall in light of timing constraints imposed on Aviall with respect to entering into the RR Agreement. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Investment Transactions and analyzed certain financial, debt and equity markets and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Aviall. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and projections provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Aviall that such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Aviall as to the future financial performance of Aviall. We have

Aviall, Inc.
December 17, 2001
Page  4

assumed that the Investment Transactions will be consummated in accordance with the terms of the Purchase Agreements, without waiver, amendment or modification of any material term or condition. We have further assumed that Services will enter into the RR Agreement that simultaneously with the consummation of the Investment Transactions and that the net proceeds of the Financing Transactions will be utilized by Services as described above.

     Our opinion addresses only the fairness, from a financial point of view, of the financial terms of the Investment Transactions taken as a whole. We are not expressing any opinion as to any specific financial term of the Investment Transactions, nor are we expressing any opinion as to any term of the Investment Transactions that is not a financial term or as to the effect of any other aspect of the Investment Transactions. We have not been asked to express an opinion, and do not express any opinion, as to Aviall's or Services' proposed use or uses of the proceeds of the Investment Transactions. We are not expressing any opinion as to what the value of the Aviall Common Stock will be either before or after the consummation of the Investment Transactions or the value of the Bridge Preferred, the Mezzanine Preferred, the Convertible Preferred, the Senior Notes, the Aviall Shares or the Aviall Warrants actually will be when (and if) issued as contemplated by the Purchase Agreements or the prices at which any of such securities will trade subsequent to the Investment Transactions, which all may vary depending upon, among other factors, changes in interest rates, market conditions, general economic conditions and other factors that generally influence the price of securities. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Aviall nor have we made any physical inspection of the properties or assets of Aviall. Our opinion does not address the relative merits of the Investment Transactions or the Rolls-Royce Arrangement as compared to any alternative business strategies that might exist for Aviall or the effect of any other transaction in which Aviall might engage. We did not act as financial advisor to Services in connection with the Rolls-Royce Arrangement or the negotiation of the RR Agreement. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     We have acted as placement agent for Aviall and Services in connection with the Investment Transactions and will receive a fee for such services which is contingent upon the consummation of the Investment Transactions. Our affiliate, Citicorp, is acting as the agent bank under the Senior Credit Agreement. We and our affiliates (including Citigroup Inc. and its affiliates) have in the past and are currently providing services to certain of the Investors and the Notes Purchasers or their respective affiliates, for which services we and such affiliates have received, and will receive, compensation. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of Aviall for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Aviall, the Investors, the Notes Purchasers and their respective affiliates in the ordinary course of business.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Aviall in its evaluation of the Investment Transactions, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Stockholder Approval. Our opinion may not be published or otherwise referred to or communicated (in whole or in part), nor shall any public reference to Salomon Smith Barney Inc. be made, without our prior written consent, except that our opinion may be referred to and included in the proxy statement of Aviall to be distributed to its stockholders in connection with obtaining the Stockholder Approval.

Aviall, Inc.
December 17, 2001
Page  5

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the financial terms of the Investment Transactions, taken as a whole, are fair, from a financial point of view, to Aviall and Services.

                                          Very truly yours,

                                          SALOMON SMITH BARNEY INC.

                                                                      APPENDIX B

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                   SERIES D SENIOR CONVERTIBLE PARTICIPATING
                                PREFERRED STOCK

                                       OF

                                  AVIALL, INC.
                             ---------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                             ---------------------

     THE UNDERSIGNED, being the President of Aviall, Inc., a Delaware corporation (the "Corporation"), does hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolution, which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock, having a par value of $0.01 per share, which series shall be designated as "Series D Senior Convertible Participating Preferred Stock" (the "Convertible Preferred Stock"), consisting of 160,000 shares and having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

     1. Certain Definitions.

     Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Affiliate" means (i) with respect to any Person, any other Person that directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise; and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

     "Annual Operating Plan" means the annual operating plan of the Corporation established by the Corporation for each fiscal year, which shall include, without limitation, the annual capital expenditure and other budgets of the Corporation for such fiscal year.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means a day other than a Saturday or Sunday or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     "Cash Dividends" shall have the meaning set forth in subparagraph 3(b) below.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Company Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as that terms is used in Section 13(d)(3) of the Exchange Act) other than the Corporation or a wholly-owned Subsidiary of the Corporation;

          (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the holders of the Convertible Preferred Stock, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Corporation, measured by voting power rather than number of shares;

          (3) a "change of control" or other similar event shall occur under any issue of Indebtedness with an aggregate principal amount in excess of $10,000,000 of the Corporation or its Subsidiaries; or

          (4) during any period of twelve (12) consecutive months after the Initial Issue Date, the individuals who at the beginning of any such 12-month period constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of the stockholders having the specific right to designate such director (including, without limitation, the exercise by the holders of Convertible Preferred Stock of their right to elect directors) and (ii) any director whose election to the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by majority vote of the Board of Directors, shall, in each such case, be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate (as those terms are defined in the General Rules and Regulations under the Exchange Act) of any Person having or proposing to acquire beneficial ownership of twenty-five percent (25%) or more of the Voting Stock of the Corporation; or

          (5) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Voting Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, Beneficially Own, directly or indirectly, more than fifty percent (50%) of the Voting Stock resulting from such reorganization, merger or consolidation;

provided that the occurrence of any event identified in subparagraphs (1) through (5) above that would otherwise be treated as a Change of Control shall not constitute a Change of Control hereunder if (i) the Board of Directors, by vote duly taken, and (ii) the holders of a majority of the outstanding shares of Convertible Preferred Stock, by written consent, shall so determine.

     "Change of Control Payment" shall have the meaning set forth in paragraph 8 below.

     "Closing Date" means December 21, 2001.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Equity" means all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Common Stock" means the common stock, $0.01 par value per share, of the Corporation.

     "Conversion Date" shall have the meaning set forth in subparagraph 5(b) below.

     "Conversion Price" shall initially mean $5.80 and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 5 below.

     "Convertible Preferred Stock" has the meaning set forth in paragraph 2 below.

     "Current Market Price" means, for a share of Common Stock on any date, the average of Quoted Prices for ten (10) consecutive Trading Days commencing fifteen (15) Trading Days before the date in question.

     "Default Event" means the occurrence of any of the following events: (i) the failure of the Corporation to declare and pay PIK Dividends for any Dividend Period for which the Corporation is required to pay PIK Dividends on the respective Dividend Payment Date; (ii) the failure of the Corporation to redeem, on the Redemption Date, all shares of Convertible Preferred Stock, (iii) the failure of the Corporation to purchase any shares of Convertible Preferred Stock that it is required to purchase pursuant to paragraph 8 hereof on the Change of Control Payment Date or (iv) the material breach of the provisions of paragraph 7 hereof; provided, that any Default Event referred to in clause (iv) shall be deemed to have been cured in the event that the Corporation rescinds the transaction or other occurrence giving rise to such Default Event such that the economic, legal and/or other effect of such transaction on the holders of the Convertible Preferred Stock on the rights of, privileges and preferences of the Convertible Preferred Stock has been removed or rescinded.

     "Director" means a member of the Corporation's Board of Directors.

     "Dividend Payment Date" has the meaning set forth in subparagraph 3(c) below.

     "Dividend Period" means the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, each Dividend Payment Date to, but not including, the next Dividend Payment Date.

     "Dividend Rate" means nine percent (9%) per annum of Liquidation Preference; provided, however, that, in the event that a Default Event shall have occurred and shall be continuing, the Dividend Rate shall increase by 2% of the Liquidation Preference per annum (up to a maximum rate of 19%) for each full 30 day period during which such Default Event is continuing until such Default Event shall have been cured.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Indebtedness" of any Person means (a) all liabilities and obligations of such Person, contingent or otherwise (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for payment of money relating to leases that are required to be capitalized for financial reporting purposes under generally accepted accounting principles or (vi) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit,
(b) all liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability or which are secured by the assets or property of such Person and (c) all obligations of such Person to purchase, redeem or acquire any capital stock (other than the Convertible Preferred Stock) arising at any time prior to the date that is one hundred eighty (180) days after the Redemption Date.

     "Initial Issue Date" means the date that shares of Convertible Preferred Stock are first issued by the Corporation.

     "Junior Stock" means, for the purposes of paragraph 3 below, Common Equity, and any class or series of stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Convertible Preferred Stock and any other Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 4 below, shall mean Common Equity and any class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Convertible Preferred Stock and any other Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     "Liquidation Preference" shall mean $1,000 per share of Convertible Preferred Stock.

     "Parity Stock" means, for purposes of paragraph 3 below, and any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Convertible Preferred Stock without preference or priority of one over the other and, for purposes of paragraph 4 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Convertible Preferred Stock without preference or priority of one over the other.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate or other entity.

     "PIK Dividends" has the meaning set forth in subparagraph 3(b) below.

     "Pre-existing Debt" has the meaning set forth in subparagraph 7(c)(xiii) below.

     "Preferred Stock Director" has the meaning set forth in paragraph 7(d) below.

     "Pricing Change" has the meaning set forth in subparagraph 5(g) below.

     "Quoted Price" means, with respect to Common Stock, (i) the last reported sales price of the Common Stock on the New York Stock Exchange or (ii) if not listed on the New York Stock Exchange, the last reported sales price of the Common Stock on such other principal exchange on which the Common Stock is listed or admitted for trading or (iii) if not listed or admitted for trading on a securities exchange, the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations Systems -- National Market System, or (iv) if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Convertible Preferred Stock then outstanding, and any dispute shall be resolved at the prevailing party's cost, by the determination of an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of a majority of the shares of Convertible Preferred Stock, which determination shall be made in good faith and be conclusive absent manifest error.

     "Record Date" means the date designated by the Board of Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

     "Redemption Date" means June 21, 2008, or such other later date approved by the holders of a majority of the Convertible Preferred Stock.

     "Redemption Price" means a price per share equal to the Liquidation Preference per share, plus an amount equal to all cumulative dividends accrued and unpaid on such share to the Redemption Date.

     "Senior Debt" means the obligations of the Corporation and its Subsidiaries in respect of all Indebtedness incurred under the Credit Agreement, dated as of December 17, 2001, among Aviall Services, Inc., Aviall, Inc., the lenders and issuers party thereto, and Citicorp USA, Inc., as amended, amended and restated, extended, supplemental, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or replacing or otherwise restructuring all or any portion of the Indebtedness of such agreement.

     "Senior Note Purchase Agreement" means that certain Securities Purchase Agreement dated as of December 17, 2001 by and among the Corporation, Aviall Services, Inc., J. H. Whitney Mezzanine Fund, L.P. and the other purchasers named therein.

     "Series A Junior Preferred Stock" means the Series A Junior Participating Preferred Stock, $0.01 par value per share, of the Corporation.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Target Price" as of any date means the lesser of (i) the Conversion Price as in effect on such date and (ii) the Current Market Price per share of Common Stock on such date.

     "Trading Day" means, with respect to any security, any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

     "Voting Stock" as of any date means the capital stock of the Corporation that is at the time entitled to vote in the election of the Board of Directors of the Corporation.

     2. Number of Shares and Designation. One Hundred Sixty Thousand (160,000) shares of the preferred stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as Series D Senior Convertible Participating Preferred Stock (the "Convertible Preferred Stock").

     3. Dividends.

     (a) The record holders of Convertible Preferred Stock shall be entitled to receive dividends payable by the Corporation at the Dividend Rate. Such dividends shall be cumulative from the Initial Issue Date and shall be payable in arrears.

     (b) Dividends on the Convertible Preferred Stock (other than dividends payable pursuant to the second to last sentence of subparagraph 3(d)) payable during the period beginning on the first Dividend Payment Date and ending on the first Dividend Payment Date on or following the fourth anniversary of the Closing Date, shall be paid in fully paid and nonassessable shares of Convertible Preferred Stock valued at $1,000 per share (such dividends paid in kind (including any dividends payable in kind pursuant to the proviso in the following sentence) being herein called "PIK Dividends"). Dividends on the Convertible Preferred Stock payable thereafter shall be paid in cash (such dividends being referred to as the "Cash Dividends"); provided, however, that, to the extent that the Company fails to pay Cash Dividends for any Dividend Period occurring after the first Dividend Payment Date following the fourth anniversary of the Closing Date, the Company shall be required to pay in lieu thereof dividends for such Dividend Period in additional fully paid and nonassessable shares of Convertible Preferred Stock. Dividends of additional shares of Convertible Preferred Stock shall be paid by delivering to the record holders of Convertible Preferred Stock a number of shares of Convertible Preferred Stock determined by dividing the total amount of the aggregate dollar amount of dividends accrued and unpaid with respect to such record holder of shares during the applicable Dividend Payment Period (rounded to the nearest whole cent) by the Liquidation Preference. The Corporation shall not issue fractional shares of Convertible Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall deliver its check in an amount equal to the applicable fraction of the Liquidation Preference. Any additional shares of Convertible Preferred Stock issued pursuant to this paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which dividends accrue and cumulate as set forth below, to the same terms as the shares of Convertible Preferred Stock originally issued hereunder.

     (c) Dividends on shares of Convertible Preferred Stock shall accrue and be cumulative from and including the Initial Issue Date to and including the date on which such shares shall have been converted into Common Stock or redeemed pursuant to paragraph 6 hereof or repurchased pursuant to paragraph 8 hereof. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. The PIK Dividends shall be paid whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for payment of dividends. The Cash Dividends shall be payable when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends. Dividends shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (a "Dividend Payment Date"), commencing on the last day of the first Dividend Payment Date following the Initial Issue Date, and for shares paid as PIK Dividends, commencing on the first Dividend Payment Date after such shares are issued. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Convertible Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend at the Dividend Rate set forth in subparagraph 3(a) above. Dividends shall be paid to the holders of record of the Convertible Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefore. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added to the Liquidation Preference of the Convertible Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate set forth in subparagraph 3(a) above until such accrued and unpaid dividends have been paid in full.

     (d) So long as ten percent (10%) of the shares of Convertible Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Convertible Preferred Stock issued on the Initial Issue Date) shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its Subsidiaries of which it owns not less than a majority of the outstanding voting power nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Convertible Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money or PIK Dividends, as applicable (as provided in subparagraph 3(b)), sufficient for the payment thereof has been set apart. In addition, in the event that the Corporation declares and/or pays any dividend or other distribution on the Common Stock (other than a dividend payable solely in shares of Common Stock), the Corporation shall, at the time of such declaration and payment, declare and pay a dividend or other distribution on the Convertible Preferred Stock consisting of the dividend or distribution that would have been payable on the shares of Common Stock had the Convertible Preferred Stock been converted into Common Stock immediately prior to the record date for such dividend or distribution, or, if no such record was taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution were determined. Any dividend or distribution declared, or required to be declared or to be paid, on the Convertible Preferred Stock shall be deemed to have "accrued" on the Convertible Preferred Stock for all purposes of this Paragraph 3 and shall remain an "accrued dividend" on the Convertible Preferred Stock for all purposes of this Section until paid.

     (e) In the event that full Cash Dividends are not paid or made available to the holders of all outstanding shares of Convertible Preferred Stock and of any Parity Stock on the applicable Dividend Payment Date and funds available for payment of Cash Dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of Cash Dividends shall be distributed ratably among all such holders of Convertible Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

     4. Distributions Upon Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors of the Corporation an amount per share equal to the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up.

     (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Convertible Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation or the proceeds thereof shall be ratably distributed among the holders of Convertible Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be entitled if all amounts payable thereon were paid in full.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation upon completion of the distributions and payments required by subparagraph 4(a) and any other distributions and payments that may be required with respect to any other series of preferred stock that may be authorized after the Initial Issue Date, the remaining assets of the Corporation shall be distributed among the holders of the then outstanding shares of Common Stock and Convertible Preferred Stock, pro rata based on the number of shares of Common Stock held by each such holder (where, for this purpose, the holders of the Convertible Preferred Stock shall be deemed to hold the number of shares of Common Stock then issuable upon conversion in full of such shares of Convertible Preferred Stock).

     (d) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Convertible Preferred stock at their address as the same shall appear in the records of the Corporation.

     5. Conversion Rights.

     (a) A holder of shares of Convertible Preferred Stock shall have the right, at such holder's option, to convert all or any portion of its shares of Convertible Preferred Stock into Common Stock at any time before the close of business on the Business Day preceding the Redemption Date (unless the Corporation shall default in payment of the Redemption Price, in which case, the right of conversion shall be reinstated). For the purposes of conversion, each share of Convertible Preferred Stock shall be valued at the Liquidation Preference plus all accrued and unpaid dividends thereon through the Conversion Date, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Convertible Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Convertible Stock shall be treated for all purposes as having become the owners of such Common Stock.

     (b) To convert Convertible Preferred Stock, a holder must (i) surrender the certificate or certificates evidencing the shares of Convertible Preferred Stock to be converted, duly endorsed at the principal office of the Corporation or transfer agent for the Convertible Preferred Stock, if any, (ii) notify the Corporation at such office that such holder elects to convert Convertible Preferred Stock, and the number of shares such holder wishes to convert, (iii) state in writing the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common Stock issuable upon conversion is to be issued in the name of the converting holder of Convertible Preferred Stock). In the case of lost or destroyed certificates evidencing ownership of shares of Convertible Preferred Stock to be surrendered for conversion, the holder shall submit such proof of loss or destruction and, if requested by the Corporation, an appropriate indemnity, reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Convertible Preferred Stock which such holder wishes to convert, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Corporation shall deliver or shall deliver through its transfer agent a certificate for the number of full shares of Common Stock issuable upon the conversion, a check for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Convertible Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date until such time as record ownership is transferred. All shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be fully paid and nonassessable. In the case of Convertible Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date in an amount equal to the pro rata portion of the Dividend for the portion of the Dividend Period that such Convertible Preferred Stock was outstanding, and such dividends shall be paid to the Person who was the holder of such Convertible Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of paragraph 5(a)). No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock shall be made upon conversion. Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Conversion Date. If a holder of Convertible Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total number of all shares of Convertible Preferred Stock converted.

     (c) The Corporation shall not issue a fractional share of Common Stock upon conversion of Convertible Preferred Stock. Instead, the Corporation shall deliver a check for an amount equal to the value of the fractional share. The value of a fraction of a share is determined by multiplying the Current Market Price of the Common Stock as of the Conversion Date by the fraction, rounded to the nearest cent.

     (d) A holder delivering Convertible Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Common Stock. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

     (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Convertible Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Convertible Preferred Stock shall be fully paid and nonassessable. The Corporation will comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Convertible Preferred Stock and will list such shares on each national securities exchange on which the Common Stock is listed.

     (f) If the Corporation, after the Closing Date:

          (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

          (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price (as in effect immediately prior to such action) shall be proportionately adjusted so that the holder of Convertible Preferred Stock thereafter converted may receive for the same aggregate Conversion Price the aggregate number and kind of shares of capital stock of the Corporation that such holder would have owned immediately following such action if such holder had converted Convertible Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Convertible Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the Conversion Price between the classes of capital stock. After such allocation, the conversion rights and the Conversion Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph 5(f).

     (g) If at any time or from time to time after the Closing Date but on or before the first anniversary of the Closing Date, the Corporation issues or sells, or is deemed by the provisions of this subparagraph 5(g) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a transaction described in subparagraph 5(f), for an Effective Price (as hereinafter defined) that is less than the Conversion Price in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price shall be reduced, as of the close of business on the date of such issue or sale, to the Effective Price at which such Additional Shares of Common Stock are so issued or sold. If, at any time or from time to time after the first anniversary of the Closing Date, the Corporation issues or sells, or is deemed by the provisions of this subparagraph 5(g) to have issued or sold Additional Shares of Common Stock, otherwise than in connection with a transaction described in subparagraph 5(f), for an Effective Price that is less than the Target Price in effect prior to such issue or sale, then, and in each such case, the Conversion Price shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

          (i) The numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Target Price in effect immediately prior to such issue or sale; and

          (ii) The denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

     For the purpose of making any adjustment required under this subparagraph 5(g):

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued or issuable upon conversion of Convertible Preferred Stock (including without limitation the issuance of any securities as part of any anti-dilution adjustment made with respect to any securities issued pursuant to the Senior Note Purchase Agreement), (ii) shares of Common Stock issuable upon conversion of Convertible Securities outstanding as of the Closing Date or upon exercise of Rights or Options either outstanding on the Closing Date or pursuant to Options described in clauses (i), (ii) or (iii) of the definition of Rights or Options, and (iii) shares of capital stock issued pursuant to the terms and conditions of the Senior Note Purchase Agreement (other than shares of Common Stock issued as part of any anti-dilution adjustment with respect to securities issued pursuant to the Senior Note).

     The "Aggregate Consideration Received" by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the amount of cash received by the Corporation in connection with such issuance or sale; (B) to the extent it consists of property other than cash, be computed at the fair market value of that property; (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options; and (D) if Additional Shares of Common Stock are issued or sold in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

     "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

     The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subparagraph 5(g), for the issue of such Additional Shares of Common Stock by the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subparagraph 5(g).

     "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities, other than
(i) options to purchase up to 100,000 shares of Common Stock (and the issuance of shares of Common Stock issuable upon exercise of such Options) issued pursuant to the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, or the Corporation's Stock Incentive Plan to current employees of the Corporation or its Subsidiaries with a per share exercise price equal to or greater than the fair market value of one share of Common Stock on the date of grant, (ii) Options to purchase up to 100,000 shares of Common Stock (and the issuance of shares of Common Stock issuable upon exercise of such Options) issued pursuant to the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, or the Corporation's Stock Incentive Plan to employees of the Corporation or its Subsidiaries hired after the Closing Date with an exercise price per share equal to or greater than the fair market value of one share of Common Stock on the date of grant and (iii) warrants issued in lieu of the issuance of Common Stock pursuant to the terms of the Senior Note Purchase Agreement.

     For the purpose of making any adjustment to the Conversion Price required under this subparagraph 5(g), if after the Closing Date, the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible

Securities) upon the conversion or exchange thereof; provided that (i) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses, and (ii) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced. On any change ("Pricing Change") in the number of shares of Common Stock deliverable upon exercise of any Rights or Options or the conversion or exchange of any Convertible Securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the unexercised portion of such Rights or Options or Convertible Securities been originally issued with the exercise or conversion price in effect following such Pricing Change. On the expiration or cancellation of any Rights or Options that are unexercised, or the termination of the right to convert or exchange any such Convertible Securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Rights or Options or such Convertible Securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Options or upon the conversion or exchange of such Convertible Securities. No adjustment of the Conversion Price shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities.

     (h) In case of any consolidation, amalgamation, arrangement or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a transaction to which paragraph 5(f) applies), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of Convertible Preferred Stock then outstanding shall, without the consent of the holder of any Convertible Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) into which such Convertible Preferred Stock was convertible immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Convertible Preferred Stock was then convertible). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this Section.

     (i) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this paragraph 5, whenever this Certificate of Designation calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors as evidenced by a written resolution thereof, and subject to the provisions of subparagraph 5(o) below; and

     (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments which by reason of this subparagraph 5(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     (k) The Corporation shall take no action that would cause any adjustment under this paragraph 5 that would reduce the Conversion Price below the par value of the Common Stock.

     (l) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Convertible Preferred Stock, first class, postage prepaid, a notice of the adjustment and a certificate from the

Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to subparagraph 5(o) below, the certificate shall be conclusive evidence that the adjustment is correct.

     (m) The Corporation from time to time may, by a vote of two-thirds of the Board of Directors reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of Convertible Preferred Stock a notice of the reduction. The Corporation shall mail the notice first class, postage prepaid, at least 20 days before the date the reduction in the Conversion Price is to take effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price pursuant to this subparagraph 5(m) does not change or adjust the Conversion Price otherwise in effect for purposes of subparagraphs 5(f) and 5(g) above.

     (n) If:

          (i) the Corporation takes any action that would require an adjustment in the Conversion Price pursuant to clause (iv) of subparagraph 5(f) above;

          (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

          (iii) there is a dissolution or liquidation of the Corporation;

a holder of Convertible Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of such transaction. Therefore, the Corporation shall mail to such holders a notice, first class, postage prepaid, stating the proposed record or effective date, as the case may be. The Corporation shall mail such notice at least twenty
(20) days before such date.

     (o) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 5 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 5, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the shares of Convertible Preferred Stock then outstanding (with any shares held by the Corporation or any of its Affiliates not being considered to be outstanding for purposes of this Certificate of Designation), and any dispute shall be resolved, at the prevailing party's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of a majority of the shares of Convertible Preferred Stock.

     (p) All shares of Convertible Preferred Stock converted pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Convertible Preferred Stock.

     (q) The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Preferred Stock against impairment.

     6. Redemption by the Corporation.

     (a) The Corporation shall (subject to the legal availability of funds therefore) be required to redeem, at the Redemption Price, all outstanding shares of the Convertible Preferred Stock on the Redemption Date.

     (b) Notice of such redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Redemption Date, by first class mail, postage prepaid, to all holders of record of the Convertible Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall (i) relieve the Corporation from its obligation to redeem the Convertible Preferred

Stock pursuant to this paragraph 6 or (ii) affect the validity of the proceedings for the redemption of any shares of Convertible Preferred Stock; provided that the Corporation shall be obligated in accordance with this paragraph 6 to redeem shares of Convertible Preferred Stock held by any holder to whom the Corporation has failed to give notice or as to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Convertible Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the place or places in the United States where certificates for such shares are to be surrendered for payment of the Redemption Price; (iv) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (v) the Conversion Price; (vi) that Convertible Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (vii) that holders of Convertible Preferred Stock must satisfy the requirements of paragraph 5 above if such holders desire to convert such shares.

     (c) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price for all shares of Convertible Preferred Stock not yet redeemed or converted with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the Convertible Preferred Stock, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to subparagraph 6(b) above.

     (d) If notice has been mailed in accordance with subparagraph 6(b) above and provided that, on or before the Redemption Date, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Convertible Preferred Stock, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Convertible Preferred Stock shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

     (e) Any funds deposited with a bank or trust Corporation for the purpose of redeeming Convertible Preferred Stock shall be irrevocable except that:

          (i) the Corporation shall be entitled to receive from such bank or trust Corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Convertible Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

     (f) No Convertible Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price. If, upon the Redemption Date, the assets of the Corporation legally available to redeem the Convertible Preferred Stock shall be insufficient to redeem all outstanding shares of Convertible Preferred Stock, (i) the Corporation shall redeem that number of shares of Convertible Preferred Stock that may be redeemed with the assets of the Corporation legally available to redeem the Convertible Preferred Stock (pro rata among the holders of Convertible Preferred Stock based on the relative number of shares of Convertible Preferred Stock held by such holders) and (ii) any unredeemed shares shall be carried forward and shall be redeemed at such time as funds are legally available to so redeem such shares. All shares of Convertible Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets shall continue to be outstanding and entitled to all dividends, liquidation, conversion and other rights, preferences and privileges of the Convertible Preferred Stock until such shares are converted or redeemed.

     (g) All shares of Convertible Preferred Stock redeemed pursuant to this paragraph 6 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Convertible Preferred Stock.

     (h) Except as specifically provided in this paragraph 6, the Convertible Preferred Stock shall not be redeemable.

     7. Voting Rights.

     In addition to any voting rights provided by law, the holders of shares of Convertible Preferred Stock shall have the following voting rights:

     (a) So long as any shares of the Convertible Preferred Stock remain outstanding, each share of Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Corporation, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law. In any vote with respect to which the Convertible Preferred Stock shall vote with the holders of Common Stock as a single class together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock, each share of Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock is convertible on the record date of such vote or, if no such record date is established, on the date any written consent of the stockholders is solicited. Such voting right of the holders of the Convertible Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders, or by written consent of the minimum number of shares required to take such action pursuant to
Section 228 of the Delaware General Corporation Law.

     (b) On any matter on which the holders of Convertible Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless the General Corporation Law of the State of Delaware or this Certificate of Designations requires approval by a higher percentage.

     (c) During such time as ten percent (10%) of the shares of Convertible Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Convertible Preferred Stock issued on the Initial Issue Date) is outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Convertible Preferred Stock voting together as a separate class:

          (i) amend, modify, alter, repeal or waive the application of (including by way of merger, consolidation, combination or otherwise) any provision of the Certificate of Incorporation or by-laws of the Corporation or any of its Subsidiaries in any manner that adversely effects the powers, rights, preferences or privileges of the holders of the Convertible Preferred Stock or enter into any agreement or take any other corporate action (or permit any of its Subsidiaries to enter into any agreement or take any corporate action) which would in any way amend, modify, alter, repeal or waive the powers, rights, preferences or privileges of the Convertible Preferred Stock;

          (ii) [RESERVED];

          (iii) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) (A) any class or series of stock ranking senior to or on parity with the Convertible Preferred Stock as to payment of dividends or payments or distributions upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or (B) any class or series of stock which the Corporation or any of its Subsidiaries is obligated to purchase, redeem, defease or otherwise retire for value (including, without limitation, any obligation to purchase any such stock upon the occurrence of a Change of Control or similar event), or with respect to which the Corporation or any of its Subsidiaries is required to make any other payment or distribution, at any time prior to the date that is 180 days after the Redemption Date;

          (iv) permit any Subsidiary of the Corporation to create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) (A) any class or series of stock ranking senior to the common stock or other common equity securities of such Subsidiary as to dividends or payments or distributions upon voluntary or involuntary liquidation, dissolution or winding-up of such Subsidiary or (B) any class or series of stock which the Corporation or any of its Subsidiaries is obligated to purchase, redeem, defease or otherwise retire for value (including, without limitation, any obligation to purchase any such stock upon the occurrence of a Change of Control or any similar event), or with respect to which the Corporation or any of its Subsidiaries is obligated to make any other payment or distribution, at any time prior to the date that is 180 days after the Redemption Date;

          (v) increase the authorized shares of Convertible Preferred Stock or issue any shares of Convertible Preferred Stock after the Initial Issue Date other than the issuance of shares of Convertible Preferred Stock as PIK Dividends pursuant to subparagraph 3(b) hereof;

          (vi) enter into (or permit any Subsidiary of the Corporation to enter into) any transaction involving (a) any payment to, or any sale, lease, transfer or other disposition of any properties or assets to, any Affiliate of the Corporation, (b) any purchase, acquisition or lease of property or assets from any Affiliate of the Corporation, or (c) any loan, guarantee or advance to or from or for the benefit of, or any contract, agreement or lease with, any Affiliate of the Corporation, other than (I) any employment agreement entered into by the Corporation or any of its Subsidiaries in the Corporation or any of its Subsidiaries in the ordinary course of business with any employee of the Corporation or any of its Subsidiaries; (II) any transaction between or among the Corporation and/or its Subsidiaries; (III) payment of directors' fees to Persons who are not otherwise Affiliates of the Corporation other than by reason of their position as an officer or director; (IV) compensation payable to or other benefits provided to, or any agreement to pay such compensation or benefits with, officers and employees of the Corporation; (V) transactions with holders of the Convertible Preferred Stock; and (VI) transactions contemplated by the Senior Note Purchase Agreement;

          (vii) redeem, acquire, purchase, defease or otherwise retire for value or make any other payment or distribution in respect of any shares of capital stock of the Corporation or any Subsidiaries of the Corporation (including without limitation any payment or declaration of dividends on any shares of Junior Stock other than dividends on the Common Stock payable solely in cash or additional shares of Common Stock) other than (i) any such redemption, acquisition, purchase, retirement or other payment or distribution in respect of the Convertible Preferred Stock, (ii) any redemption, acquisition, purchase, retirement or other payment or distribution by any Subsidiary of the Corporation in respect of shares of capital stock of such Subsidiary held by the Corporation or another wholly-owned Subsidiary of the Corporation, (iii) the repurchase of shares of Common Stock or options to purchase Common Stock, in each case, issued under the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan from terminated or retired employees, to the extent permitted under the terms of the then outstanding Indebtedness of the Corporation and its Subsidiaries,
     (iv) the acquisition by the Corporation or Aviall Services, Inc. of two (2) outstanding shares of capital stock of Aviall S.A.R.L. from Ryder System, Inc. and (v) the cashless exercise of Rights or Options, the cashless exercise of warrants, if any, issued in lieu of Common Stock pursuant to the Senior Note Purchase Agreement and the surrender by holders of restricted shares of capital stock of the Corporation in payment of any tax liabilities by such holders pursuant to the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan;

          (viii) effect any voluntary liquidation, dissolution or winding-up of the Corporation;

          (ix) purchase, acquire or lease (or permit any Subsidiary of the Corporation to purchase, acquire or lease), in one transaction or series of related transactions, assets, properties, capital stock or other securities of any Person for consideration having a fair market value in excess of $50,000,000 (other than any (i) inventory purchases in the ordinary course of business pursuant to any contract in effect or executed on or before the Closing Date and (ii) inventory purchases in the ordinary course of business pursuant to any contract to be executed by the Corporation after the Closing Date, but not including initial payments or consideration for inventory, license fees, distribution rights or other similar payments which in the aggregate exceed $50,000,000);

          (x) engage in, or permit any Subsidiary of the Corporation to engage in, any business other than the businesses in which the Corporation and any of its Subsidiaries are engaged in as of the date hereof and any businesses reasonably related, incidental or ancillary to such businesses.

          (xi) take any action (or permit any Subsidiary of the Corporation to take any action) that would cause a dividend or other distribution to be received by the holders of Convertible Preferred Stock for federal income tax purposes unless such dividend or other distributions is actually received by such holders in cash; or

          (xii) amend in any respect the Rights Plan or the terms of the Series A Junior Preferred Stock, or adopt any rights plan, "poison pill" or other plan or arrangements (other than the Rights Plan as currently in effect), or issue any Rights or other securities to the holders of its Common Stock (other than the Rights Plan as currently in effect), intended to result in the dilution of any Person's ownership of Common Stock as a result of such Person becoming the Beneficial Owner of a specified percentage of the Common Stock or other Voting Stock of the Corporation;

          (xiii) incur or guarantee or permit any Subsidiary of the Corporation to incur or guarantee any Indebtedness if, after giving effect to such incurrence or guarantee, the aggregate principal amount of Indebtedness incurred or guaranteed by the Corporation and/or its Subsidiaries on a consolidated basis during the preceding twelve calendar month period ending on the date of such guarantee or incurrence would exceed $50,000,000, other than Indebtedness incurred (A) pursuant to the Corporation's revolving credit facility in place as of the Initial Issue Date and pursuant to the Senior Note Purchase Agreement on the Initial Issue Date, and (B) pursuant to any future refinancings of the Corporation's outstanding Indebtedness on the Closing Date and future refinancings of any other Indebtedness described in clause (A) above (such Indebtedness being refinanced being referred to as the "Pre-existing Debt"), not to exceed the principal amount of the Pre-existing Debt of the Corporation and its Subsidiaries on the date of such refinancing; or

          (xiv) adopt and/or implement an Annual Operating Plan for any fiscal year unless such Annual Operating Plan has been adopted and approved by a majority of the members of the Board of Directors and a majority of the Preferred Stock Directors.

provided, however, that nothing herein shall prohibit the Corporation from distributing rights pursuant to the terms of that certain Rights Agreement, dated as of December 7, 1993, as amended, between the Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent, as such Rights Agreement is in effect on the Closing Date.

     (d) So long as ten percent (10%) of the shares of Convertible Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Convertible Preferred Stock issued on the Initial Issue Date) remains outstanding, (i) except as provided in subparagraph 7(f) or in clause
(ii) of this sentence, the number of Directors comprising the Board of Directors shall not exceed eight (8) and (ii) the holders of Convertible Preferred Stock, voting separately as a class, shall have the exclusive right to elect two (2) Directors (each such Director, a "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law; provided, however, that the number of Preferred Stock Directors shall be increased to three (3) Directors (and the total number of Directors shall be increased to nine (9)) in the event that the number of shares of Common Stock issuable upon conversion of the outstanding shares Convertible Preferred Stock at any time exceeds the product of (x) 0.4 and (y) the sum of the number of issued and outstanding shares of Common Stock and the number of shares of Common Stock issuable upon conversion of all outstanding shares of Convertible Preferred Stock. So long as ten percent (10%) of the shares of Convertible Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Convertible Preferred Stock issued on the Initial Issue Date) remain outstanding, (i) the Board of Directors shall maintain an Executive Committee and Compensation Committee Board of Directors and (ii) at least one of the Preferred Stock Directors shall serve as a member of such Executive Committee and such Compensation Committee.

     (e) The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Convertible Preferred Stock to vote for and elect Preferred Stock Directors as herein provided, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

     (f) (i) Upon the occurrence and during the continuation of any Default Event, the holders of Convertible Preferred Stock shall have the exclusive right, voting separately as a class, to elect, in addition to the Preferred Stock Directors, two Directors at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Convertible Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Convertible Preferred Stock as set forth in clauses (ii) and (iii) of this subparagraph 7(f). At elections for such Directors, each holder of Convertible Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such right of the holders of Convertible Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Convertible Preferred Stock as hereinafter set forth. The right of holders of Convertible Preferred Stock, voting separately as a class without regard to series, to elect members of the Board of Directors as aforesaid shall continue until such time as such Default Event has been cured, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent Default Event.

     (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Convertible Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing Directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     (iii) At any time when such voting right shall have vested in the holders of shares of Convertible Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of holders of record of 10% of the voting power represented by the shares of such Convertible Preferred Stock then outstanding, addressed to the Treasurer of the Corporation, call a special meeting of holders of shares of such Convertible Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Treasurer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Treasurer of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Treasurer of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the voting power represented by the shares of Convertible Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Convertible Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

     (iv) The directors elected pursuant to this subparagraph 7(f) shall serve until the earlier of (i) the next annual meeting or until their respective successors shall be elected and shall qualify or (ii) until the right of the holders of Convertible Preferred Stock to elect such additional Directors pursuant to this subparagraph 7(f) shall terminate; any Director elected by the holders of Convertible Preferred Stock pursuant to this subparagraph 7(f) may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the voting power of the outstanding shares of the Convertible Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and Bylaws of the Corporation. If the office of any Director elected by the holders of Convertible Preferred Stock pursuant to this subparagraph 7(f), voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Director elected by the holders of Convertible Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Convertible Preferred Stock to vote for directors as provided in this subparagraph 7(f), the term of office of all Directors then in office elected by the holders of Convertible Preferred Stock, voting as a class, shall terminate immediately. Whenever the terms of office of the Directors elected by the holders of Convertible Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Convertible Preferred Stock shall have expired, the number of Directors shall be such number as may be provided for in the Bylaws or Certificate of Incorporation irrespective of any increase made pursuant to the provisions of this subparagraph 7(f).

     8. Repurchase Upon Change of Control. To the extent permitted by the terms of the Senior Debt and the Senior Note Purchase Agreement, if a Change of Control occurs, each holder of the Convertible Preferred Stock shall have the right to require the Corporation to repurchase all or any part of that holder's Convertible Preferred Stock pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Corporation shall offer a payment in cash for each outstanding share of Convertible Preferred Stock equal to the greater of (i) 101% of the Liquidation Preference per share of Convertible Preferred Stock repurchased plus accrued and unpaid dividends, if any, thereon, to the date of repurchase and (ii) the aggregate Current Market Price of all shares of Common Stock issuable upon conversion a share of Convertible Preferred Stock so repurchased, determined as of the date of such Change of Control (the "Change of Control Payment"). Within 30 days following any Change of Control, the Corporation shall mail a notice to each holder of shares of Convertible Preferred Stock describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Convertible Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Certificate of Designation and described in such notice.

     The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Convertible Preferred Stock as a result of a Change of Control.

     On the Change of Control Payment Date, the Corporation shall, to the extent lawful:

          (1) accept for payment all shares of Convertible Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) promptly mail to each holder of Convertible Preferred Stock so tendered the Change of Control Payment for each share of Convertible Preferred Stock so tendered and promptly authenticate and mail to each such holder a new certificate representing the shares of Convertible Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Convertible Preferred Stock surrendered, if any.

     This paragraph shall be applicable regardless of whether any other provisions of this Certificate of Designation are applicable.

     9. Financial Statements; Information Right.

     (a) Unless such financial statements or reports have been filed with the Commission, whether or not required by the rules and regulations of the Commission, so long as ten percent (10%) of the shares of Convertible Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Convertible Preferred Stock issued on the Initial Issue Date) is outstanding, the Corporation shall furnish to the holders of Convertible Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, (ii) all monthly financial statements required to be prepared and submitted pursuant to the terms and conditions of the Senior Note Purchase Agreement and (iii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as ten percent (10%) of the shares of Convertible Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Convertible Preferred Stock issued on the Initial Issue Date) remains outstanding, the Corporation shall furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (b) The Corporation shall, so long as ten percent (10%) of the shares of Convertible Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Convertible Preferred Stock issued on the Initial Issue Date) is outstanding, deliver to the holders of Convertible Preferred Stock, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designation, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

     (c) The Corporation shall provide to any holder of Convertible Preferred Stock, upon written request of such holder to the Corporation, such financial and other information concerning the Corporation and its Subsidiaries as may from time to time be reasonably requested by such holder.

     10. Modification and Waiver. Except as otherwise provided above, the terms of this Certificate of Designation may be amended and the rights hereunder may be waived only with the consent of holders of a majority of the shares of the Convertible Preferred Stock then outstanding, provided, that if any such modification or waiver has a material adverse effect on the holders' rights with respect to dividends or conversion, then the consent of each holder of Convertible Preferred Stock shall be required.

     11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     12. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Convertible Preferred Stock and any qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Convertible Preferred Stock or qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Convertible Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

     13. Record Holders. The Corporation and the transfer agent for the Convertible Preferred Stock may deem and treat the record holder of any shares of Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.

     14. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 5(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, addressed: if to the Corporation, to its offices at 2750 Regent Blvd., DFW Airport, Texas 75214,
Attention: Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Convertible Preferred Stock, to such holder at the address of such holder of the Convertible Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Convertible Preferred Stock); or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

     15. Merger or Consolidation of the Corporation. The Corporation shall not merge or consolidate with any other Person, or enter into or effect any reorganization, unless the surviving corporation or other entity resulting from such merger, consolidation or reorganization shall make appropriate provision in connection with such merger, consolidation or reorganization such that (i) the shares of Convertible Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization remain outstanding immediately following such merger, consolidation or reorganization or (ii) the shares of Convertible Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization shall be converted into an equivalent number of shares of convertible preferred stock of such surviving Corporation or other entity having terms identical to the terms of the Convertible Preferred Stock, except that such shares of convertible preferred stock of such surviving corporation or other entity shall be convertible into securities, cash or other property as provided in subparagraph 5(h).

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Paul E. Fulchino, its Chairman, President and CEO, this 21st day of December, 2001.

                                          AVIALL, INC.

                                          By: /s/ PAUL E. FULCHINO
                                            ------------------------------------
                                          Name:   Paul E. Fulchino
                                          Title:     Chairman, President and CEO

ATTEST:

By: /s/ JEFFREY J. MURPHY
    ----------------------------------
Name:   Jeffrey J. Murphy
Title:     Senior Vice President, Law
           and Human Resources,
           Secretary and General
           Counsel

                                                                      APPENDIX C

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                   SERIES B SENIOR CONVERTIBLE PARTICIPATING
                                PREFERRED STOCK

                                       OF

                                  AVIALL, INC.
                             ---------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                             ---------------------

     THE UNDERSIGNED, being the President of Aviall, Inc., a Delaware corporation (the "Corporation"), does hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolution, which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock, having a par value of $0.01 per share, which series shall be designated as "Series B Senior Convertible Participating Preferred Stock" (the "Bridge Preferred Stock"), consisting of 500,000 shares and having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

     1. Certain Definitions.

     Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Affiliate" means (i) with respect to any Person, any other Person that directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise; and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

     "Annual Operating Plan" means the annual operating plan of the Corporation established by the Corporation for each fiscal year, which shall include, without limitation, the annual capital expenditure and other budgets of the Corporation for such fiscal year.

     "Automatic Conversion Date" has the meaning set forth in paragraph 5 below.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Bridge Preferred Stock" has the meaning set forth in paragraph 2 below.

     "Business Day" means a day other than a Saturday or Sunday or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     "Cash Dividends" has the meaning set forth in paragraph 3(b) below.

     "Cash Election Notice" has the meaning set forth in paragraph 3(f) below.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Corporation Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as that terms is used in Section 13(d)(3) of the Exchange Act) other than the Corporation or a wholly-owned Subsidiary of the Corporation;

          (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the holders of the Bridge Preferred Stock, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Corporation, measured by voting power rather than number of shares;

          (3) a "change of control" or other similar event shall occur under any issue of Indebtedness with an aggregate principal amount in excess of $10,000,000 of the Corporation or its Subsidiaries; or

          (4) during any period of twelve (12) consecutive months after the Initial Issue Date, the individuals who at the beginning of any such 12-month period constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of the stockholders having the right to designate such director (including, without limitation, the exercise by the holders of Bridge Preferred Stock of their right to elect directors) and (ii) any director whose election to the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by majority vote of the Board of Directors, shall, in each such case, be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) and further excluding any person who is an affiliate or associate (as those terms are defined in the General Rules and Regulations under the Exchange Act) of any Person having or proposing to acquire beneficial ownership of twenty-five percent (25%) or more of the Voting Stock of the Corporation; or

          (5) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Voting Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, Beneficially Own, directly or indirectly, more than fifty percent (50%) of the Voting Stock resulting from such reorganization, merger or consolidation;

provided that the occurrence of any event identified in subparagraphs (1) through (5) above that would otherwise be treated as a Change of Control shall not constitute a Change of Control hereunder if (i) the Board of Directors, by vote duly taken, and (ii) the holders of a majority of the outstanding shares of Bridge Preferred Stock, by written consent, shall so determine.

     "Change of Control Offer" has the meaning set forth in paragraph 8 below.

     "Change of Control Payment" has the meaning set forth in paragraph 8 below.

     "Change of Control Payment Date" has the meaning set forth in paragraph 8 below.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Equity" means all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

     "Conversion Date" shall have the meaning set forth in subparagraph 5(b) below.

     "Conversion Price" shall initially mean $12.17 per share of Bridge Preferred Stock; provided, however, that, to the extent any shares of Bridge Preferred Stock are hereafter issued as PIK Dividends, the Conversion Price (computed before giving effect to any adjustments to the Conversion Price pursuant to paragraph 5 hereof) shall be adjusted such that the quotient derived by dividing the Liquidation Preference of all outstanding shares of Bridge Preferred Stock by the Conversion Price (before giving effect to any adjustments to the Conversion Price pursuant to paragraph 5) does not exceed 3,697,348 and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 5 below.

     "Corporation" has the meaning set forth in the recitals above.

     "Current Market Price" means, for a share of Common Stock on any date, the average of Quoted Prices for ten (10) consecutive Trading Days commencing fifteen (15) Trading Days before the date in question.

     "Default Event" means the occurrence of any of the following events: (i) the failure of the Corporation to declare and pay any PIK Dividends for any Dividend Period for which the Corporation is required to pay PIK Dividends on the respective Dividend Payment Date; (ii) the failure of the Corporation to redeem, on the Redemption Date, all shares of Bridge Preferred Stock, (iii) the failure of the Corporation to purchase any shares of Bridge Preferred Stock that it is required to purchase pursuant to paragraph 8 hereof on the Change of Control Payment Date or the failure of the Corporation to purchase any shares of Mezzanine Preferred Stock required to be repurchased on any Repurchase Sale Payment Date pursuant to paragraph 8 or (iv) the material breach of the provisions of paragraph 7 hereof; provided, that any Default Event referred to in clause (iv) shall be deemed to have been cured in the event that the Corporation rescinds the transaction or other occurrence giving rise to such Default Event such that the economic, legal and/or other effect of such transaction on the holders of the Bridge Preferred Stock or on the rights of, privileges and preferences of the Bridge Preferred Stock has been removed or rescinded.

     "Delivery Date" has the meaning set forth in paragraph 5 below.

     "Director" means a member of the Corporation's Board of Directors.

     "Dividend Payment Date" has the meaning set forth in subparagraph 3(c) below.

     "Dividend Period" means the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, each Dividend Payment Date to, but not including, the next Dividend Payment Date.

     "Dividend Rate" means nine percent (9%) per annum of the Liquidation Preference; provided, however, that, until the Required Stockholder Approval is obtained (i) effective as of Initial Increase Date, the Dividend Rate shall increase by four percent (4%) per annum of the Liquidation Preference and (ii) the Dividend Rate shall increase thereafter by four percent (4%) per annum of the Liquidation Preference upon the expiration of each subsequent 30-day period following the Initial Increase Date (up to a maximum Dividend Rate of 30% per annum); provided, however, that any such increase shall be retroactive to the Initial Issue Date and shall be given effect to as if the Dividend Rate from and after the Initial Issue Date was such increased rate and; provided, further, that, in the event that a Default Event shall have occurred and shall be continuing, the applicable Dividend Rate then in effect shall increase by 2% of the Liquidation Preference per annum for each full 30-day period during which such Default Event is continuing until such Default Event shall have been cured; provided, further, that the aggregate increase to the Dividend Rate as the result of the occurrence of any Default Event shall not result in the Dividend Rate exceeding the applicable Dividend Rate that would otherwise be in effect if such Default Event had not occurred by more then 10% per annum of the Liquidation Preference.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Indebtedness" of any Person means (a) all liabilities and obligations of such Person, contingent or otherwise (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for payment of money relating to leases that are required to be capitalized for financial reporting purposes under generally accepted accounting principles or (vi) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit,
(b) all liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability or which are secured by the assets or property of such Person and (c) all obligations of such Person to purchase, redeem or acquire any capital stock (other than the Bridge Preferred Stock) arising any time prior to the date that is 180 days after the Initial Redemption Date.

     "Initial Conversion Date" means the earlier of (i) the Initial Increase Date and (ii) the date on which the Corporation effects, or announces its intention to effect, or enters an agreement to effect, any merger, consolidation, reorganization, sale of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, any liquidation, dissolution or winding up of the Corporation or any similar transaction.

     "Initial Increase Date" means the date which is 100 calendar days after the Initial Issue Date.

     "Initial Issue Date" means the date that shares of Bridge Preferred Stock are first issued by the Corporation.

     "Initial Redemption Date" means the earlier of (i) June 21, 2008 and (ii) the date immediately following the date on which the Senior Debt and the Mezzanine Debt (and any Indebtedness incurred to refinance such Senior Debt and Mezzanine Debt) has been paid in full.

     "Junior Stock" means, for the purposes of paragraph 3 below, Common Equity, and any class or series of stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Bridge Preferred Stock and any other Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 4 below, shall mean Common Equity and any class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Bridge Preferred Stock and any other Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     "Liquidation Preference" shall mean $1,000 per share of Bridge Preferred Stock.

     "Mezzanine Debt" means the obligations of the Corporation and its Subsidiaries in respect of those certain senior notes issued pursuant to the Senior Note Purchase Agreement.

     "Mezzanine Preferred Stock" means of the Series C Senior Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Mezzanine Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series C Senior Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Optional Conversion Date" has the meaning set forth in paragraph 5(c) below.

     "Parity Stock" means, for purposes of paragraph 3 below, and any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Bridge Preferred Stock without preference or priority of one over the other and, for purposes of paragraph 4 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Bridge Preferred Stock without preference or priority of one over the other.

     "Permanent Preferred Stock" means the Series D Senior Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Permanent Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series D Senior Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability Corporation, trust, estate or other entity.

     "PIK Dividends" has the meaning set forth in subparagraph 3(b) below.

     "Preferred Stock Director" has the meaning set forth in paragraph 7(d) below.

     "Pre-existing Debt" has the meaning set forth in paragraph 7(c) below.

     "Quoted Price" means, with respect to Common Stock, (i) the last reported sales price of the Common Stock on the New York Stock Exchange or (ii) if not listed on the New York Stock Exchange, the last reported sales price of the Common Stock on such other principal exchange on which the Common Stock is listed or admitted for trading or (iii) if not listed or admitted for trading on a securities exchange, the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations Systems -- National Market System, or (iv) if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Bridge Preferred Stock then outstanding, and any dispute shall be resolved at the prevailing party's cost, by the determination of an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of a majority of the shares of Bridge Preferred Stock, which determination shall be made in good faith and be conclusive absent manifest error.

     "Record Date" means the date designated by the Board of Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

     "Redemption Date" with respect to any share of Bridge Preferred Stock means the date on which such share of Bridge Preferred Stock is required to be redeemed pursuant to paragraph 6 hereof.

     "Redemption Demand" has the meaning set forth in paragraph 6(b) below.

     "Redemption Price" means a price per share equal to the Liquidation Preference per share, plus an amount equal to all cumulative dividends accrued and unpaid on such share to the Redemption Date.

     "Repurchase Event" means the consummation of any transaction involving (i) the issuance or sale of any capital stock, equity securities, Convertible Securities or Rights or Options of the Corporation or any of its Subsidiaries (other than the issuance of securities pursuant to the Senior Note Purchase Agreement, the issuance of shares of capital stock upon the exercise of currently outstanding Convertible Securities or Rights or Options and the issuance of Rights or Options (or capital stock issuable upon the exercise of such Rights or Options) issued to directors, officers, employees or consultants of the Corporation or its Subsidiaries pursuant to a bona fide employee stock ownership or stock option plans adopted by the Corporation's Board of Directors or the Compensation Committee thereof), (ii) any sale, transfer assignment, lease or other disposition of any assets of the Corporation or any of its Subsidiaries other than the sale of inventory in the ordinary course of business resulting in the Corporation and/or its Subsidiaries receiving net cash proceeds in excess of $500,000 and (iii) any issuance or sale of any debt securities or other evidence of Indebtedness by the Corporation or any of its Subsidiaries (excluding any drawing under a revolving credit facility in the ordinary course of business and the issuance of securities pursuant to the Senior Note Purchase Agreement).

     "Repurchase Event Proceeds" has the meaning set forth in paragraph 9 below.

     "Repurchase Event Offer" has the meaning set forth in paragraph 9 below.

     "Repurchase Event Payment" has the meaning set forth in paragraph 9 below.

     "Repurchase Event Payment Date" has the meaning set forth in paragraph 9 below.

     "Required Stockholder Approval" means the affirmative vote of a majority of shares of the Common Stock and Bridge Preferred Stock represented in person or by proxy at a meeting of the stockholders of the Corporation in favor of approval of the Stockholder Proposal.

     "Revocation Notice" has the meaning set forth in paragraph 3(f) below.

     "Rights Plan" means the Aviall, Inc. Preferred Stock Purchase Rights Plan between Aviall, Inc. and The First National Bank of Boston, dated as of December 7, 1993, as amended.

     "Securities Purchase Agreement" means that Securities Purchase Agreement, dated as of December 17, 2001, by and among Aviall, Inc., Carlyle Partners III, L.P. and CP III Coinvestment, L.P.

     "Senior Debt" means the obligations of the Corporation and its Subsidiaries in respect of all Indebtedness incurred under the Credit Agreement, dated as of December 17, 2001, Aviall Services, Inc., Aviall, Inc., the lenders and issuers party thereto, and Citicorp USA, Inc., as amended, amended and restated, extended, supplemental, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or replacing or otherwise restructuring all or any portion of the Indebtedness incurred under such agreement.

     "Senior Note Purchase Agreement" means that certain Securities Purchase Agreement dated as of December 17, 2001 by and among the Corporation, Aviall Services, Inc., J. H. Whitney Mezzanine Fund, L.P. and the other purchasers named therein.

     "Series A Preferred Stock" means the Series A Junior Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Significant Subsidiary" means any Subsidiary of the Corporation that would be a "significant subsidiary" as defined in Regulation S-X promulgated by the Securities and Exchange Commission.

     "Stockholder Proposal" means a proposal that the stockholders of the Corporation approve the issuance of the Permanent Preferred Shares issuable upon conversion of the Bridge Preferred Shares and the issuance of the shares of Common Stock issuable upon conversion of the Permanent Preferred Shares.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Trading Day" means, with respect to any security, any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

     "Voting Stock" as of any date means the capital stock of the Corporation that is at the time entitled to vote in the election of the Board of Directors of the Corporation.

     2. Number of Shares and Designations. Five Hundred Thousand (500,000) shares of the preferred stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as Series B Convertible Participating Preferred Stock (the "Bridge Preferred Stock").

     3. Dividends.

     (a) The record holders of Bridge Preferred Stock shall be entitled to receive dividends payable by the Corporation at the Dividend Rate. Such dividends shall be cumulative from the Initial Issue Date and shall be payable quarterly in arrears as provided in subparagraphs 3(b) and 3(c) below.

     (b) Dividends on the Bridge Preferred Stock shall be paid on each share of Bridge Preferred Stock, at the option of the holder thereof (which option shall be exercised as provided in subparagraph 3(f)) either (i) in cash, to the extent permitted under the terms of the Senior Debt and the Mezzanine Debt (such dividends being referred to as the "Cash Dividends"), or (ii) in fully paid and nonassessable shares of Bridge Preferred Stock valued at $1,000 per share (such dividends paid in kind (including any dividends payable in kind pursuant to the proviso to this sentence) being herein called "PIK Dividends"); provided, however, that, to the extent that the Corporation fails to pay Cash Dividends required to be paid by the Corporation for any Dividend Period, the Corporation shall be required to pay dividends for such Dividend Period in additional fully paid and nonassessable shares of Bridge Preferred Stock valued at $1,000 per share. PIK Dividends shall be paid by delivering to the record holders of Bridge Preferred Stock of a number of shares of Bridge Preferred Stock determined by dividing the total amount of the aggregate dollar amount of dividends accrued and unpaid with respect to such record holder of shares of Bridge Preferred Stock during the applicable Dividend Payment Period (rounded to the nearest whole cent) by the Liquidation Preference. The Corporation shall not issue fractional shares of Bridge Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall deliver its check in an amount equal to the applicable fraction of the Liquidation Preference. Any additional shares of Bridge Preferred Stock issued pursuant to this paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which dividends accrue and cumulate as set forth below, to the same terms as the shares of Bridge Preferred Stock originally issued hereunder.

     (c) Dividends on shares of Bridge Preferred Stock shall accrue and be cumulative from and including the Initial Issue Date to and including the date on which such shares shall have been converted into Common Stock or redeemed pursuant to paragraph 6 hereof or repurchased pursuant to paragraph 8 or paragraph 9 hereof. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. The PIK Dividends shall be paid whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for payment of dividends. The Cash Dividends shall be payable when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends. Dividends shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (a "Dividend Payment Date"), commencing on the first Dividend Payment Date following the Initial Issue Date, and for dividends paid on PIK Dividends, commencing on the first Dividend Payment Date after such shares are issued. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Bridge Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend at the Dividend Rate set forth in subparagraph 3(a) above. Dividends shall be paid to the holders of record of the Bridge Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefore. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such

Dividend Payment Date such accrued and unpaid dividends shall be added to the Liquidation Preference of the Bridge Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate set forth in subparagraph 3(a) above until such accrued and unpaid dividends have been paid in full.

     (d) So long as ten percent (10%) of the shares of Bridge Preferred Stock issued pursuant to the Securities Purchase Agreement shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Bridge Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money or PIK Dividends, as applicable (as provided in subparagraph 3(b)), sufficient for the payment thereof has been set apart. In addition, in the event that the Corporation declares and/or pays any dividend or other distribution on the Common Stock (other than a dividend payable solely in shares of Common Stock), the Corporation shall, at the time of such declaration and payment, declare and pay a dividend or other distribution on the Bridge Preferred Stock consisting of the dividend or distribution that would have been payable on the shares of Common Stock issuable upon conversion of the Bridge Preferred Stock if the Bridge Preferred Stock had been converted into Common Stock immediately prior to the record date for such dividend or distribution, or, if no such record was taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution were determined. Any such dividend or distribution declared, or required to be declared or to be paid, on the Bridge Preferred Stock shall be deemed to have "accrued" on the Bridge Preferred Stock for all purposes of this Paragraph 3 and shall remain an "accrued dividend" on the Bridge Preferred Stock for all purposes of this Section until paid.

     (e) In the event that full Cash Dividends are not paid or made available to the holders of all outstanding shares of Bridge Preferred Stock and of any Parity Stock on the applicable Dividend Payment Date and funds available for payment of Cash Dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of Cash Dividends shall be distributed ratably among all such holders of Bridge Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

     (f) Each holder of shares of Bridge Preferred Stock that has not delivered to the Corporation a Cash Election Notice (as defined below) shall be deemed for the purposes of subparagraph 3(a) to have elected to receive dividends on such holder's shares of Bridge Preferred Stock in additional fully paid and nonassessable shares of Bridge Preferred Stock unless such holder subsequently delivers to the Corporation a Cash Election Notice. At any time and from time to time after the Initial Issue Date, to the extent permitted by the terms of the Senior Debt and the Mezzanine Debt, any holder of shares of Bridge Preferred Stock may provide to the Corporation a notice (a "Cash Election Notice") indicating such holder's election (as contemplated by subparagraph 3(a)) to receive dividends on such holder's shares of Bridge Preferred Stock in cash in lieu of fully paid and nonassessable shares of Bridge Preferred Stock. For each Dividend Period occurring after the receipt of such a Cash Election Notice from a holder of Bridge Preferred Stock, to the extent permitted by the terms of the Senior Debt and the Mezzanine Debt, such holder shall be deemed to have elected in accordance with subparagraph 3(a) to receive dividends in respect of the shares of Bridge Preferred Stock held by such holder in cash, unless such holder subsequently delivers to the Corporation a Revocation Notice. Any holder of shares of Bridge Preferred Stock that has delivered to the Corporation a Cash Election Notice may subsequently deliver to the Corporation a notice (a "Revocation Notice") revoking such Cash Election Notice. For each Dividend Period occurring after receipt of a Revocation Notice from a holder of Bridge Preferred Stock that has delivered to the Corporation a Revocation Notice, such holder shall be deemed to have elected in accordance with subparagraph 3(a) to receive dividends in respect of the shares of Bridge

Preferred Stock held by such holder in additional fully paid and nonassessable shares of Bridge Preferred Stock unless such holder subsequently delivers to the Corporation another Cash Election Notice.

     4. Distributions Upon Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of Bridge Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors of the Corporation an amount per share equal to the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up.

     (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Bridge Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation or the proceeds thereof shall be ratably distributed among the holders of Bridge Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be entitled if all amounts payable thereon were paid in full.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation upon completion of the distributions and payments required by subparagraph 4(a) and any other distributions and payments that may be required with respect to any other series of preferred stock that may be authorized after the Initial Issue Date, the remaining assets of the Corporation shall be distributed among the holders of the then outstanding shares of Common Stock and Bridge Preferred Stock, pro rata based on the number of shares of Common Stock held by each such holder (where, for this purpose, the holders of the Bridge Preferred Stock shall be deemed to hold the number of shares of Common Stock then issuable upon conversion in full of such shares of Bridge Preferred Stock).

     (d) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Bridge Preferred stock at their address as the same shall appear in the records of the Corporation.

     5. Conversion Rights.

     (a) Following the Initial Conversion Date, each of share of Bridge Preferred Stock shall be convertible at the option of the holder, at any time before the close of business on the Business Day preceding the Redemption Date (unless the Corporation shall default in payment of the Redemption Price, in which case, the right of conversion shall be reinstated), into (i) a number of fully paid and non-assessable shares of Common Stock equal to (x) the Liquidation Preference of such share of Bridge Preferred Stock, plus all accrued and unpaid dividends thereon, divided by (y) the Conversion Price and (ii) one
(1) share of Mezzanine Preferred Stock. Immediately following such conversion, the rights of the holders of converted Bridge Preferred Stock shall cease and the persons entitled to receive the Common Stock and Mezzanine Preferred Stock upon the conversion of Bridge Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock and Mezzanine Preferred Stock.

     (b) If the Required Stockholder Approval is obtained on or prior to the first anniversary of the Initial Issue Date, each share of Bridge Preferred Stock shall be automatically converted into one (1) share of Permanent Preferred Stock, without any further action on the part of the Corporation or any holder of Bridge Preferred Stock. If the Required Stockholder Approval is not obtained prior to the first anniversary of the Initial Issue Date, (i) the Bridge Preferred Stock will not automatically convert into shares of Permanent Preferred Stock upon receipt of the Required Stockholder Approval and (ii) each share of Bridge Preferred Stock shall be convertible at the option of the holder, at any time after the date on which the Required Stockholder Approval has been obtained and prior to the close of business on the Business Day preceding the

Redemption Date (unless the Corporation shall default in payment of the Redemption Price, in which case, the right of conversion shall be reinstated), into one (1) share of Permanent Preferred Stock.

     (c) If the Bridge Preferred Stock is converted at the option of the holder, the holder must (i) surrender the certificate or certificates evidencing the shares of Bridge Preferred Stock to be converted, duly endorsed at the principal office of the Corporation or transfer agent for the Bridge Preferred Stock, if any, (ii) notify the Corporation at such office that such holder elects to convert Bridge Preferred Stock, and the number of shares such holder wishes to convert, (iii) state in writing the name or names in which such holder wishes the certificate or certificates for the shares of Common Stock and Mezzanine Preferred Stock or the Permanent Preferred Stock, as the case may be, to be issued, and (iv) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common Stock and Mezzanine Preferred Stock or the Permanent Preferred Stock, as the case may be, issuable upon conversion is to be issued in the name of the converting holder of Bridge Preferred Stock). In the case of lost or destroyed certificates evidencing ownership of shares of Bridge Preferred Stock to be surrendered for conversion, the holder shall submit such proof of loss or destruction and, if requested by the Corporation, an appropriate indemnity, reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Bridge Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Optional Conversion Date." As soon as practicable after the Optional Conversion Date, the Corporation shall deliver or shall deliver through its transfer agent a certificate for the number of full shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, issuable upon the conversion, a check for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Bridge Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock and Mezzanine Preferred Stock certificates or the Permanent Preferred Stock certificate, as the case may be, are registered shall be treated as the stockholder of record on and after the Optional Conversion Date until such time as the record ownership is transferred. All shares of Common Stock, Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, issuable upon conversion of the Bridge Preferred Stock shall be fully paid and nonassessable. In the case of Bridge Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date in an amount equal to the pro rata portion of the dividend for the portion of the Dividend Period that Bridge Preferred Stock was outstanding shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the Person who was the holder of such Bridge Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of paragraph 5(a)). No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock shall be made upon conversion. Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Conversion Date. If a holder of Bridge Preferred Stock converts more than one share at a time the number of full shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, issuable upon conversion shall be based on the total number of all shares of Bridge Preferred Stock converted.

     (d) If the Bridge Preferred Stock is converted automatically pursuant to subparagraph 5(b), such conversion shall be effective for all purposes on the date that the Required Stockholder Approval has been obtained (the "Automatic Conversion Date"). Following the Automatic Conversion Date, the holder of certificates formerly evidencing shares of Bridge Preferred Stock shall (i) surrender the certificate or certificates evidencing the shares of Bridge Preferred Stock to be converted, duly endorsed at the principal office of the Corporation or transfer agent for the Bridge Preferred Stock, if any, and (ii) notify the Corporation in writing of the name or names in which such holder wishes the certificate or certificates for shares of Permanent Preferred Stock to be issued. In the case of lost or destroyed certificates formerly evidencing ownership of shares of Bridge Preferred Stock to be surrendered, the holder shall submit such proof of loss or destruction and, if requested by the Corporation, an appropriate indemnity, reasonably required by the Corporation. The date on which the holder satisfies the foregoing requirements is referred to as the "Delivery Date." As soon as practicable after the Delivery Date, the Corporation shall deliver or shall deliver through its transfer agent a certificate for the number of full shares of Permanent Preferred Stock issuable upon such conversion. Notwithstanding the foregoing, regardless of whether a holder shall have surrendered such holder's certificates evidencing shares of Bridge Preferred Stock and/or received in respect thereof certificates evidencing shares of Permanent Preferred Stock, such holder shall from and after the Automatic Conversion Date be treated for all purposes as a record holder of the number of shares of Permanent Preferred Stock into which such holder's shares of Bridge Preferred Stock shall have been converted and the certificate held by such holder formerly representing ownership of shares of Bridge Preferred Stock shall, until surrendered in exchange for new certificates evidencing shares of Permanent Preferred Stock as contemplated above, be deemed for all purposes to evidence the shares of Permanent Preferred Stock issuable upon conversion of the shares of Bridge Preferred Stock formerly held by such holder until such time as record ownership is transferred. All shares of Permanent Preferred Stock issuable upon conversion of the Bridge Preferred Stock shall be fully paid and nonassessable. In the event that the Automatic Conversion Date occurs after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date in an amount equal to the pro rata portion of the dividend for the portion of the Dividend Period that such Bridge Preferred Stock was outstanding shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the Person who was the holder of such Bridge Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of paragraph 5(a)).

     (e) The Corporation shall not issue a fractional share of Common Stock upon conversion of Bridge Preferred Stock. Instead, the Corporation shall deliver a check for an amount equal to the value of the fractional share. The value of a fraction of a share is determined by multiplying the Current Market Price of the Common Stock as of the Optional Conversion Date by the fraction, rounded to the nearest cent.

     (f) A holder delivering Bridge Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be. Certificates representing shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

     (g) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury and its Permanent Preferred Stock and Mezzanine Preferred Stock enough shares of Common Stock and Permanent Preferred Stock and Mezzanine Preferred Stock to permit the conversion of the Bridge Preferred Stock in full. All shares of Common Stock and Permanent Preferred Stock and Mezzanine Preferred Stock which may be issued upon conversion of Bridge Preferred Stock shall be fully paid and nonassessable. The Corporation will comply with all securities laws regulating the offer and delivery of shares of Common Stock and Permanent Preferred Stock and Mezzanine Preferred Stock upon conversion of Bridge Preferred Stock and will list the shares of Common Stock on each national securities exchange on which the Common Stock is listed.

     (h) If the Corporation after the Closing Date:

          (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

          (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price (as in effect immediately prior to such action) shall be proportionately adjusted so that the holder of Bridge Preferred Stock thereafter converted pursuant to subparagraph 5(a) may receive for the same aggregate Conversion Price the aggregate number and kind of shares of capital stock of the Corporation that he would have owned immediately following such action if he had converted Bridge Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Bridge Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the Conversion Price between the classes of capital stock. After such allocation, the conversion rights and the Conversion Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph 5(h).

     (i) If at any time or from time to time after the Initial Issue Date, the Corporation issues or sells, or is deemed by the provisions of this subparagraph 5(i) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a transaction described in subparagraph 5(h), for an Effective Price (as hereinafter defined) that is less than the Conversion Price in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price shall be reduced, as of the close of business on the date of such issue or sale, to the Effective Price at which such Additional Shares of Common Stock are so issued or sold. Notwithstanding the foregoing, no adjustment shall be made pursuant to this subparagraph 5(i) to the extent that such adjustment would constitute a material violation of the rules of the New York Stock Exchange.

     For the purpose of making any adjustment required under this subparagraph 5(i):

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock and shares of Permanent Preferred Stock issued or issuable upon conversion of Bridge Preferred Stock (including without limitation the issuance of any securities as part of any anti-dilution adjustment made with respect to any securities issued pursuant to the Senior Note Purchase Agreement), (ii) shares of Common Stock issuable upon conversion of Convertible Securities outstanding as of the Closing Date or upon exercise of Rights or Options outstanding on the Closing Date, the issuance of warrants in lieu of the issuance of Common Stock pursuant to the Senior Note Purchase Agreement or the issuance of shares of Common Stock upon exercise of such warrants and (iii) shares of Common Stock issuable pursuant to the Senior Note Purchase Agreement (other than shares of Common Stock issued as part of any anti-dilution adjustment with respect to securities issued pursuant to the Senior Note Purchase Agreement).

     The "Aggregate Consideration Received" by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the amount of cash received by the Corporation in connection with such issuance or sale; (B) to the extent it consists of property other than cash, be computed at the fair value of that property; (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options; and (D) if Additional Shares of Common Stock are issued or sold in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

     "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock;

     The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subparagraph 5(i), for the issue of such Additional Shares of Common Stock by the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subparagraph 5(i); and

     "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

     For the purpose of making any adjustment to the Conversion Price required under this subparagraph 5(i), if after the Initial Issue Date the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that (i) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses, and (ii) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced. On any change ("Pricing Change") in the number of shares of Common Stock deliverable upon exercise of any Rights or Options or the conversion or exchange of any Convertible Securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the unexercised portion of such Rights or Options or Convertible Securities been originally issued with the exercise or conversion price in effect following such Pricing Change. On the expiration or cancellation of any Rights or Options that are unexercised, or the termination of the right to convert or exchange any such Convertible Securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Rights or Options or such Convertible Securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Options or upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities.

     (j) In case of any consolidation, amalgamation, arrangement or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a transaction to which paragraph 5(h) applies), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of Bridge Preferred Stock then outstanding shall, without the consent of the holder of any Bridge Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) into which such Bridge Preferred Stock was convertible immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Bridge Preferred Stock was then convertible). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Corporation, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this Section.

     (k) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this paragraph 5, whenever this Certificate of Designation calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors as evidenced by a written resolution thereof, subject to the provisions of subparagraph 5(q) below; and:

     (l) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments which by reason of this subparagraph (l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     (m) The Corporation shall take no action that would cause any adjustment under this paragraph 5 that would reduce the Conversion Price below the par value of the Common Stock.

     (n) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Bridge Preferred Stock, first class, postage prepaid, a notice of the adjustment and a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to subparagraph 5(q) below, the certificate shall be conclusive evidence that the adjustment is correct.

     (o) After the Required Stockholder Approval is obtained, the Corporation from time to time may, by a vote of two-thirds of the Board of Directors reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of Bridge Preferred Stock a notice of the reduction. The Corporation shall mail the notice first class, postage prepaid, at least 20 days before the date the reduction in the Conversion Price is to take effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price pursuant to this subparagraph 5(o) does not change or adjust the Conversion Price otherwise in effect for purposes of subparagraph 5(h) above.

     (p) If:

          (i) the Corporation takes any action that would require an adjustment in the Conversion Price pursuant to clause (iv) of subparagraph 5(h) above;

          (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

          (iii) there is a dissolution or liquidation of the Corporation;

a holder of Bridge Preferred Stock may want to convert such stock into shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, prior to the record date for or the effective date of such transaction. Therefore, the Corporation shall mail to such holders a notice, first class, postage prepaid, stating the proposed record or effective date, as the case may be. The Corporation shall mail such notice at least twenty (20) days before such date.

     (q) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 5 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 5, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the shares of Bridge Preferred Stock then outstanding (with any shares held by the Corporation or any of its Affiliates not being considered to be outstanding for purposes of this Certificate of Designation), and any dispute shall be resolved, at the prevailing party's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of a majority of the shares of Bridge Preferred Stock.

     (r) All shares of Bridge Preferred Stock converted pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Bridge Preferred Stock.

     (s) The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Bridge Preferred Stock against impairment.

     6. Redemption by the Corporation.

     (a) The Corporation shall (subject to the legal availability of funds therefore) be required to redeem, at the option of the holders of the Bridge Preferred Stock (exercised as provided in subparagraph 6(b)) all outstanding shares of the Bridge Preferred Stock requested to be redeemed by such holders (as provided in subparagraph 6(b)), at the Redemption Price, on or at any time following the Initial Redemption Date.

     (b) Notice shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Initial Redemption Date, by first class mail, postage prepaid, to all holders of record of the Bridge Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation notifying each such holder that all shares of Bridge Preferred Stock are eligible for redemption by the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall (i) relieve the Corporation from its obligation to redeem the Bridge Preferred Stock pursuant to this paragraph 6 or (ii) affect the validity of the proceedings for the redemption of any shares of Bridge Preferred Stock; provided that the Corporation shall be obligated in accordance with this paragraph 6 to redeem shares of Bridge Preferred Stock held by any holder to whom the Corporation has failed to give notice or as to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Bridge Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Initial Redemption Date;
(ii) the Redemption Price; (iii) the place or places in the United States where certificates for such shares are to be surrendered for payment of the Redemption Price; (iv) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (v) the Conversion Price; (vi) that Bridge Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (vii) that holders of Bridge Preferred Stock must satisfy the requirements of paragraph 5 above if such holders desire to convert such shares. In order for the Bridge Preferred Stock to be redeemed at the option of the holder, the holder must (i) notify the Corporation at such office that such holder elects to have the Corporation redeem it shares of Bridge Preferred Stock and the number of shares such holder wishes to have redeemed (any such notice being referred to as a "Redemption Demand") and (ii) surrender the certificate or certificates evidencing the shares of Bridge Preferred Stock to be redeemed, duly endorsed at the office of the Corporation or transfer agent for the Bridge Preferred Stock. In the case of lost or destroyed certificates evidencing ownership of shares of Bridge Preferred Stock to be surrendered for redemption, the holder shall submit such proof of loss or destruction and, if requested by the Corporation, an appropriate indemnity, reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Bridge Preferred Stock which he wishes to redeem, he shall be deemed to have elected to redeem all shares represented by the certificate or certificates surrendered for conversion. Upon satisfaction of the foregoing requirements the Corporation shall on the later of (i) the Initial Redemption Date and (ii) the date on which such requirements are satisfied, redeem for the Redemption Price the shares of Bridge Preferred Stock for which such requirements have been satisfied. As soon as practicable after the Redemption Date and in any event within five (5) Business Days of the Redemption Date, the Corporation shall deliver or cause to be delivered to the holder of shares of Bridge Preferred Stock, the Redemption Price for such shares of Bridge Preferred Stock for which such holder is seeking redemption.

     (c) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price for all shares of Bridge Preferred Stock required to be redeemed pursuant to this paragraph 6 with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the Bridge Preferred Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to subparagraph 6(b) above.

     (d) If a Redemption Demand has been received by the Corporation in accordance with subparagraph 6(b) above with respect to any shares of Bridge Preferred Stock and provided that, on or before the Redemption Date with respect to any shares of Bridge Preferred Stock, all funds necessary for redemption of such shares shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of such shares of Bridge Preferred Stock, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on such shares of Bridge Preferred Stock shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Bridge Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

     (e) Any funds deposited with a bank or trust Corporation for the purpose of redeeming Bridge Preferred Stock shall be irrevocable except that:

          (i) the Corporation shall be entitled to receive from such bank or trust Corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Bridge Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

     (f) No Bridge Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price. If, upon any Redemption Date, the assets of the Corporation legally available to redeem the Bridge Preferred Stock shall be insufficient to redeem all outstanding shares of Bridge Preferred Stock, (i) the Corporation shall redeem that number of shares of Bridge Preferred Stock required to redeem on such Redemption Date that may be redeemed with the assets of the Corporation legally available to redeem the Bridge Preferred Stock (pro rata among the holders of Bridge Preferred Stock requesting redemption on such Redemption Date based on the relative number of shares of Bridge Preferred Stock held by such holders) and (ii) any unredeemed shares shall be carried forward and shall be redeemed at such time as funds are legally available to so redeem such shares. All shares of Bridge Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets shall continue to be outstanding and entitled to all dividends, liquidation, conversion and other rights, preferences and privileges of the Bridge Preferred Stock until such shares are converted or redeemed.

     (g) All shares of Bridge Preferred Stock redeemed pursuant to this paragraph 6 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Bridge Preferred Stock.

     (h) Except as specifically provided in this paragraph 6, the Bridge Preferred Stock shall not be redeemable.

     7. Voting Rights.

     In addition to any voting rights provided by law, the holders of shares of Bridge Preferred Stock shall have the following voting rights:

     (a) So long as any shares of the Bridge Preferred Stock remain outstanding, each share of Bridge Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Corporation, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law. In any vote with respect to which the Bridge Preferred Stock shall vote with the holders of Common Stock as a single class together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock, each share of Bridge Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Bridge Preferred Stock is convertible on the record date of such vote or, if no such record date is established, on the date any written consent of stockholders is solicited. Such voting right of the holders of the Bridge Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law.

     (b) On any matter on which the holders of Bridge Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless the Delaware General Corporation Law or this Certificate of Designations requires approval by a higher percentage.

     (c) During such time as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Bridge Preferred Stock issued on the Initial Issue Date) are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Bridge Preferred Stock voting together as a separate class:

          (i) amend, modify, alter, repeal or waive the application of (including by way of merger, consolidation, combination or otherwise) any provision of the Certificate of Incorporation or by-laws of the Corporation or any of its Subsidiaries in any manner that adversely effects the powers, rights, preferences or privileges of the holders of the Bridge Preferred Stock, the Permanent Preferred Stock or the Mezzanine Preferred Stock or enter into any agreement or take any other corporate action (or permit any of its Subsidiaries to enter into any agreement or take any corporate action) which would in any way amend, modify alter, repeal or waive the powers, rights, preferences or privileges of the Bridge Preferred Stock, the Permanent Preferred Stock or the Mezzanine Preferred Stock;

          (ii) amend (including by way or merger, consolidation, combination or otherwise) in any respect the Permanent Preferred Stock Certificate of Designations or the Mezzanine Preferred Stock Certificate of Designations or subdivide, combine or reclassify the Bridge Preferred Stock, the Permanent Preferred Stock, the Series A Preferred Stock or the Mezzanine Preferred Stock;

          (iii) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) shares of any class or series of capital stock of the Corporation other than (i) the issuance of shares of Bridge Preferred Stock as PIK Dividends pursuant to subparagraph 3(b) hereof, (ii) the issuance of shares of Common Stock, Mezzanine Preferred Stock or Permanent Preferred Stock upon conversion of the Bridge Preferred Stock, (iii) the issuance of shares of Mezzanine Preferred Stock as dividends on outstanding shares of Mezzanine Preferred Stock as provided in the Mezzanine Preferred Stock Certificate of Designations, (iv) the issuance of shares of Permanent Preferred Stock as dividends on outstanding shares of Permanent Preferred Stock as provided in the Permanent Preferred Stock Certificate of Designations, (v) the issuance of shares of Common Stock upon exercise of Rights and Options or conversion of Convertible Securities outstanding on the Initial Issue Date, (vi) the issuance of securities pursuant to the Senior Note Purchase Agreement, and
     (vii) the issuance of Options to employees (and the issuance of Common Stock upon exercise thereof) under the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan; provided, however, that (A) following the Initial Increase Date, the Corporation shall not issue in any calendar year Options to purchase more than 200,000 shares of Common Stock (adjusted appropriately for any stock split with respect to the Common Stock or any subdivision or combination of the Common Stock) and (B) the per share exercise price of any such Options shall not be less than the conversion price of the Permanent Preferred Stock;

          (iv) permit any Subsidiary of the Corporation to create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of capital stock of such Subsidiary;

          (v) consolidate or merger with or into any entity (or permit any Subsidiary to consolidate or merge with or into any entity) or sell assign, transfer, lease convey or otherwise dispose (or permit any Significant Subsidiary of the Corporation to sell, assign, transfer, lease, convey or otherwise dispose) of all or substantially all of the assets of the Corporation or any Significant Subsidiary of the Corporation;

          (vi) enter into (or permit any Subsidiary of the Corporation to enter into) any transaction involving (a) any payment to, or any sale, lease, transfer or other disposition of any properties or assets to, any Affiliate of the Corporation, (b) any purchase, acquisition or lease of property or assets from any Affiliate of the Corporation, or (c) any loan, guarantee or advance to or from or for the benefit of, or any contract, agreement or lease with, any Affiliate of the Corporation, other than (I) any employment agreement entered into by the Corporation or any of its Subsidiaries in the Corporation or any of its Subsidiaries in the ordinary course of business with any employee of the Corporation or any of its Subsidiaries; (II) any transaction between or among the Corporation and/or its Subsidiaries; (III) payment of directors' fees to Persons who are not otherwise Affiliates of the Corporation other than by reason of their position as an officer or director; (IV) compensation payable to or other benefits provided to, or any agreement to pay such compensation or benefits with, officers and employees of the Corporation; (V) transactions with holders of the Bridge Preferred Stock and (VI) transactions contemplated by the Senior Note Purchase Agreement;

          (vii) redeem, acquire, purchase, defease or otherwise retire for value or make any other payment or distribution in respect of any shares of capital stock of the Corporation or any Subsidiaries of the Corporation or pay any dividends or make any other distributions on or in respect of any shares of capital stock of the Corporation other than (i) any such redemption, acquisition, purchase, retirement or other payment or distribution in respect of the Bridge Preferred Stock, (ii) any redemption, acquisition, purchase, retirement or other payment or distribution by any Subsidiary of the Corporation in respect of shares of capital stock of such Subsidiary held by the Corporation or another wholly-owned Subsidiary of the Corporation, (iii) the repurchase of shares of Common Stock or options to purchase Common Stock, in each case, issued under the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan from terminated or retired employees, to the extent permitted under the terms of the then outstanding Indebtedness of the Corporation and its Subsidiaries, (iv) the acquisition by the Corporation or Aviall Services, Inc. of two (2) outstanding shares of capital stock of Aviall S.A.R.L. from Ryder System, Inc., (v) the cashless exercise of Rights or Options, the cashless exercise of warrants, if any, issued in lieu of the issuance of Common Stock pursuant to the Note Purchase Agreement and the surrender by holders of restricted shares of capital stock of the Corporation in payment of any tax liabilities by such holders pursuant to the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan, and (vi) the redemption of rights pursuant to the Rights Plan as in effect on the Closing Date at a redemption price of no greater than $.01;

          (viii) effect any voluntary liquidation, dissolution or winding-up of the Corporation;

          (ix) purchase, acquire or lease (or permit any Subsidiary of the Corporation to purchase, acquire or lease), in one transaction or series of related transactions, assets, properties, capital stock or other securities of any Person for consideration having a fair market value in excess of $30,000,000 (other than any (i) inventory purchases in the ordinary course of business pursuant to any contract in effect or executed on or before the Closing Date and (ii) inventory purchases in the ordinary course of business pursuant to any contract to be executed by the Corporation after the Closing Date, but not including initial payments or consideration for inventory, license fees, distribution rights or other similar payments which in the aggregate exceed $30,000,000);

          (x) engage in, or permit any Subsidiary of the Corporation to engage in, any business other than the businesses in which the Corporation and any of its Subsidiaries are engaged in as of the date hereof and any business reasonably related, incidental or ancillary to such business.

          (xi) take any action (or permit any Subsidiary of the Corporation to take any action) that would cause a dividend or other distribution to be received by the holders of Bridge Preferred Stock for federal income tax purposes unless such dividend or other distributions is actually received by such holders in cash; or

          (xii) amend in any respect the Rights Plan or the terms of the Series A Preferred Stock or adopt any rights plan, "poison pill" or other plan or arrangements (other that the Rights Plan as currently in effect), or issue any Rights or other securities to the holders of its Common Stock (other than pursuant to the Rights Plan as currently in effect), intended to result in the dilution of any Person's ownership of Common Stock as a result of such Person becoming the Beneficial Owner of a specified percentage of the Common Stock or other Voting Stock of the Corporation;

          (xiii) incur or guarantee or permit any Subsidiary of the Corporation to incur or guarantee any Indebtedness if, after giving effect to such incurrence or guarantee, the aggregate principal amount of Indebtedness incurred or guaranteed by the Corporation and/or its Subsidiaries on a consolidated basis during the preceding twelve calendar month period ending on the date of such guarantee or incurrence would exceed $30,000,000, other than Indebtedness incurred (A) pursuant to the Corporation's revolving credit facility in place as of the Initial Issue Date and (B) pursuant to any future refinancings of the Corporation's outstanding Indebtedness on the Closing Date or any Indebtedness of the type in clause (A) above incurred after the Closing Date (such Indebtedness being refinanced being referred to as the "Pre-existing Debt"), not to exceed the principal amount of the Pre-existing Debt of the Corporation and its Subsidiaries on the date of such refinancing;

          (xiv) declare or pay any dividends or make any other distributions in respect of Common Stock or Junior Stock (other than dividends on Common Stock payable solely in additional shares of Common Stock) on outstanding shares of Common Stock or any other class of Junior Stock; or

          (xv) adopt and/or implement an Annual Operating Plan for any fiscal year unless such Annual Operating Plan has been adopted and approved by a majority of the members of the Board of Directors and a majority of the Preferred Stock Directors;

provided, however, that nothing herein shall prohibit the Corporation from distributing rights pursuant to the terms of the certain Rights Agreement, dated as of December 7, 1993, as amended, between the Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent, as such Rights Agreement is in effect on the Closing Date.

     (d) So long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Bridge Preferred Stock issued on the Initial Issue Date) remain outstanding, (i) except as provided in subparagraph 7(f) or in clause (ii) of this sentence, the number of Directors comprising the Board of Directors shall not exceed eight (8) and (ii) the holders of Bridge Preferred Stock, voting separately as a class, shall have the exclusive right to elect two (2) Directors (each such Director, a "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law; provided, however, that the number of Preferred Stock Directors shall be increased to four (4) Directors (and the total number of Directors shall be increased to ten (10)) in the event that the Required Stockholder Approval has not been obtained on or prior to the Initial Increase Date. So long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Bridge Preferred Stock issued on the Initial Issue Date) remain outstanding, (i) the Board of Directors shall maintain an Executive Committee and

Compensation Committee of the Board of Directors and (ii) at least one of the Preferred Stock Directors shall serve as a member of such Executive Committee and such Compensation Committee.

     (e) The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Bridge Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Bridge Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Bridge Preferred Stock to vote for and elect Preferred Stock Directors as herein provided, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

     (f) (i) Upon the occurrence and during the continuation of any Default Event, the holders of Bridge Preferred Stock shall have the exclusive right, voting separately as a class, to elect, in addition to the Preferred Stock Directors, two Directors at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Bridge Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Bridge Preferred Stock as set forth in clauses (ii) and
(iii) of this subparagraph 7(f). At elections for such Directors, each holder of Bridge Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such right of the holders of Bridge Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Bridge Preferred Stock as hereinafter set forth. The right of holders of Bridge Preferred Stock, voting separately as a class without regard to series, to elect members of the Board of Directors as aforesaid shall continue until such time as such Default Event has been cured, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent Default Event.

     (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Bridge Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing Directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     (iii) At any time when such voting right shall have vested in the holders of shares of Bridge Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of holders of record of ten percent (10%) of the voting power represented by the shares of such Bridge Preferred Stock then outstanding, addressed to the Treasurer of the Corporation, call a special meeting of holders of shares of such Bridge Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Treasurer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Treasurer of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Treasurer of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the voting power represented by the shares of Bridge Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Bridge Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

     (iv) The directors elected pursuant to this subparagraph 7(f) shall serve until the earlier of (i) the next annual meeting or until their respective successors shall be elected and shall qualify or (ii) until the right of the holders of Bridge Preferred Stock to elect such additional Directors pursuant to this subparagraph 7(f) shall terminate; any Director elected by the holders of Bridge Preferred Stock pursuant to this subparagraph 7(f) may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the voting power of the outstanding shares of the Bridge Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and Bylaws of the Corporation. If the office of any Director elected by the holders of Bridge Preferred Stock pursuant to this subparagraph 7(f), voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Director elected by the holders of Bridge Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Bridge Preferred Stock to vote for directors as provided in this subparagraph 7(f), the term of office of all Directors then in office elected by the holders of Bridge Preferred Stock, voting as a class, shall terminate immediately. Whenever the terms of office of the Directors elected by the holders of Bridge Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Bridge Preferred Stock shall have expired, the number of Directors shall be such number as may be provided for in the Bylaws or Certificate of Incorporation irrespective of any increase made pursuant to the provisions of this subparagraph 7(f).

     8. Repurchase Upon Change of Control. To the extent permitted by the terms of the Senior Debt and the Senior Note Purchase Agreement, if a Change of Control occurs, each holder of the Bridge Preferred Stock shall have the right to require the Corporation to repurchase all or any part of that holder's Bridge Preferred Stock pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Corporation shall offer a payment in cash for each outstanding share of Bridge Preferred Stock equal to the greater of (i) 120% of the Liquidation Preference per share of Bridge Preferred Stock repurchased plus accrued and unpaid dividends, if any, thereon, to the date of repurchase and (ii) the aggregate Current Market Price of all shares of Common Stock issuable upon conversion of Bridge Preferred Stock so repurchased, determined as of the date of such Change of Control (the "Change of Control Payment"). Within 30 days following any Change of Control, the Corporation shall mail a notice to each holder of shares of Bridge Preferred Stock describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Bridge Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Certificate of Designation and described in such notice.

     The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Bridge Preferred Stock as a result of a Change of Control.

     On the Change of Control Payment Date, the Corporation shall, to the extent lawful:

          (1) accept for payment all shares of Bridge Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) promptly mail to each holder of Bridge Preferred Stock so tendered the Change of Control Payment for each share of Bridge Preferred Stock so tendered and promptly authenticate and mail to each such holder a new certificate representing the shares of Bridge Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Bridge Preferred Stock surrendered, if any.

     This paragraph shall be applicable regardless of whether any other provisions of this Certificate of Designation are applicable.

     9. Repurchase Upon the Occurrence of any Repurchase Event. Upon the occurrence of any Repurchase Event, to the extent permitted under the terms of the Senior Debt and the Mezzanine Debt, the Corporation shall offer to repurchase all or any part of the Bridge Preferred Stock then outstanding pursuant to the offer described below (the "Repurchase Event Offer"). In the Repurchase Event Offer, the Corporation shall use the net cash proceeds received by the Corporation and/or its Subsidiaries in connection with such Repurchase Event (the "Repurchase Event Proceeds") to repurchase the outstanding shares of Bridge Preferred Stock at a repurchase price equal to the Liquidation Preference, plus all accrued and unpaid dividends thereon through the date of redemption (the "Repurchase Event Payment"). Within 30 days following the occurrence of any Repurchase Event, the Corporation shall mail a notice to each holder of shares of Bridge Preferred Stock describing the transaction or transactions that constitute the Repurchase Event and offering to repurchase the number of shares of Bridge Preferred Stock equal to (x) the Repurchase Event Proceeds, divided by (y) the Liquidation Preference, on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Repurchase Event Payment Date"), pursuant to the procedures required by this Certificate of Designations and described in such notice. If the aggregate number of shares of Bridge Preferred Stock shares tendered into such Repurchase Event Offer exceeds the number of shares of Bridge Preferred Stock equal to (x) the Repurchase Event Proceeds, divided by (y) the Liquidation Preference, the Corporation will select the shares of Bridge Preferred Stock to be repurchased on a pro rata basis, based on the number of shares of Bridge Preferred Stock held by each holder requesting repurchase of such shares.

     The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Bridge Preferred Stock as pursuant to a Repurchase Event Offer.

     On the Repurchase Event Payment Date, the Corporation shall, to the extent lawful:

          (1) accept for payment all shares of Bridge Preferred Stock or portions thereof properly tendered pursuant to Repurchase Event Offer;

          (2) promptly mail to each holder of Bridge Preferred Stock so tendered the Repurchase Event Payment for the shares of Bridge Preferred Stock so tendered and promptly authenticate and mail to each such holder a new certificate representing the shares of Bridge Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Preferred Stock surrendered, if any. This paragraph shall be applicable regardless of whether any other provisions of this Certificate of Designations are applicable.

     10. Financial Statements; Information Right.

     (a) Unless such financial statements or reports have been filed with the Commission, whether or not required by the rules and regulations of the Commission, so long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuances of all shares of Bridge Preferred Stock issued on the Initial Issue Date) is outstanding, the Corporation shall furnish to the holders of Bridge Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, (ii) all monthly financial statements required to be prepared and submitted pursuant to the terms and conditions of the Senior Note Purchase Agreement and (iii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Bridge

Preferred Stock issued on the Initial Issue Date) remains outstanding, the Corporation shall furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (b) The Corporation shall, so long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuances of all shares of Bridge Preferred Stock issued on the Initial Issue Date) are outstanding, deliver to the holders of Bridge Preferred Stock, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

     (c) The Corporation shall provide to any holder of Bridge Preferred Stock, upon written request of such holder to the Corporation, such financial and other information concerning the Corporation and its Subsidiaries as may from time to time be reasonably requested by such holder.

     11. Modification and Waiver. Except as otherwise provided above, the terms of this Certificate of Designations may be amended and the rights hereunder may be waived only with the consent of holders of a majority of the shares of the Bridge Preferred Stock then outstanding, provided, that if any such modification or waiver has a material adverse effect on the holders' rights with respect to dividends or conversion, then the consent of each holder of Bridge Preferred Stock shall be required.

     12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     13. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Bridge Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Bridge Preferred Stock and any qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Bridge Preferred Stock or qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Bridge Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Bridge Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

     14. Record Holders. The Corporation and the transfer agent for the Bridge Preferred Stock may deem and treat the record holder of any shares of Bridge Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

     15. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 5(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation, to its offices at 2750 Regent Blvd., DFW Airport, Texas 75261,
Attention: Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Bridge Preferred Stock, to such holder at the address of such holder of the Bridge Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Bridge Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

     16. Merger or Consolidation of the Corporation. The Corporation shall not merge or consolidate with any other Person, or enter into or effect any reorganization, unless the surviving corporation or other entity resulting from such merger, consolidation or reorganization shall make appropriate provision in connection with such merger, consolidation or reorganization such that (i) the shares of Bridge Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization remain outstanding immediately following such merger, consolidation or reorganization or (ii) the shares of Bridge Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization shall be converted into an equivalent number of shares of convertible preferred stock of such surviving corporation or other entity having terms identical to the terms of the Bridge Preferred Stock, except that such shares of convertible preferred stock of such surviving corporation or other entity shall be convertible into securities or other property as provided in subparagraph 5(j).

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Paul E. Fulchino, its Chairman, President and CEO, this 21st day of December, 2001.

                                          AVIALL, INC.

                                          By: /s/ PAUL E. FULCHINO
                                            ------------------------------------
                                          Name:   Paul E. Fulchino
                                          Title:     Chairman, President and CEO

ATTEST:

By: /s/ JEFFREY J. MURPHY
    ----------------------------------
Name:   Jeffrey J. Murphy
Title:     Senior Vice President, Law
           and Human Resources,
           Secretary and General
           Counsel

                                                                      APPENDIX D

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                         SERIES C SENIOR PARTICIPATING
                                PREFERRED STOCK

                                       OF

                                  AVIALL, INC.
                             ---------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                             ---------------------

     THE UNDERSIGNED, being the President of Aviall, Inc., a Delaware corporation (the "Corporation"), does hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolution, which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock, having a par value of $0.01 per share, which series shall be designated as "Series C Senior Participating Preferred Stock" (the "Mezzanine Preferred Stock"), consisting of 500,000 shares and having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

     1. Certain Definitions.

     Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Affiliate" means (i) with respect to any Person, any other Person that directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise; and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

     "Annual Operating Plan" means the annual operating plan of the Corporation established by the Corporation for each fiscal year, which shall include, without limitation, the annual capital expenditure and other budgets of the Corporation for such fiscal year.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Bridge Preferred Stock" means of the Series B Senior Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Bridge Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series B Senior Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Business Day" means a day other than a Saturday or Sunday or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     "Cash Dividends" has the meaning set forth in paragraph 3(b) below.

     "Cash Election Notice" has the meaning set forth in paragraph 3(f) below.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Corporation Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as that terms is used in Section 13(d)(3) of the Exchange Act) other than the Corporation or a wholly-owned Subsidiary of the Corporation;

          (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the holders of the Mezzanine Preferred Stock, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Corporation, measured by voting power rather than number of shares;

          (3) a "change of control" or other similar event shall occur under any issue of Indebtedness with an aggregate principal amount in excess of $10,000,000 of the Corporation or its Subsidiaries; or

          (4) during any period of twelve (12) consecutive months after the Initial Issue Date, the individuals who at the beginning of any such 12-month period constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of the stockholders having the right to designate such director (including, without limitation, the exercise by the holders of Mezzanine Preferred Stock of their right to elect directors) and (ii) any director whose election to the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by majority vote of the Board of Directors, shall, in each such case, be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) and further excluding any person who is an affiliate or associate (as those terms are defined in the General Rules and Regulations under the Exchange Act) of any Person having or proposing to acquire beneficial ownership of twenty-five percent (25%) or more of the Voting Stock of the Corporation; or

          (5) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Voting Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, Beneficially Own, directly or indirectly, more than fifty percent (50%) of the Voting Stock resulting from such reorganization, merger or consolidation;

provided that the occurrence of any event identified in subparagraphs (1) through (5) above that would otherwise be treated as a Change of Control shall not constitute a Change of Control hereunder if (i) the Board of Directors, by vote duly taken, and (ii) the holders of a majority of the outstanding shares of Mezzanine Preferred Stock, by written consent, shall so determine.

     "Change of Control Offer" has the meaning set forth in paragraph 7 below.

     "Change of Control Payment" has the meaning set forth in paragraph 7 below.

     "Change of Control Payment Date" has the meaning set forth in paragraph 7 below.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Equity" means all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

     "Corporation" has the meaning set forth in the recitals above.

     "Default Event" means the occurrence of any of the following events: (i) the failure of the Corporation to declare and pay PIK Dividends for any Dividend Period for which the Corporation is required to pay PIK Dividends on the respective Dividend Payment Date; (ii) the failure of the Corporation to redeem, on the Redemption Date, all shares of Mezzanine Preferred Stock, (iii) the failure of the Corporation to purchase any shares of Mezzanine Preferred Stock that it is required to purchase pursuant to paragraph 7 hereof on the Change of Control Payment Date or the failure of the Corporation to purchase any shares of the Mezzanine Preferred Stock required to be repurchased on any Repurchase Sale Payment Date pursuant to paragraph 8 or (iv) the material breach of the provisions of paragraph 6 hereof; provided, that any Default Event referred to in clause (iv) shall be deemed to have been cured in the event that the Corporation rescinds the transaction or other occurrence giving rise to such Default Event such that the economic, legal and/or other effect of such transaction on the holders of the Mezzanine Preferred Stock or on the rights of, privileges and preferences of the Mezzanine Preferred Stock has been removed or rescinded.

     "Director" means a member of the Corporation's Board of Directors.

     "Dividend Payment Date" has the meaning set forth in subparagraph 3(c) below.

     "Dividend Period" means the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, each Dividend Payment Date to, but not including, the next Dividend Payment Date.

     "Dividend Rate" means thirty percent (30%) per annum of Liquidation Preference.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Indebtedness" of any Person means (a) all liabilities and obligations of such Person, contingent or otherwise (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for payment of money relating to leases that are required to be capitalized for financial reporting purposes under generally accepted accounting principles or (vi) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit,
(b) all liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability or which are secured by the assets or property of such Person and (c) all obligations of such Person to purchase, redeem or acquire any capital stock (other than the Mezzanine Preferred Stock) arising any time prior to the date that is 180 days after the Initial Redemption Date.

     "Initial Increase Date" means the date which is 100 calendar days after the Initial Issue Date.

     "Initial Issue Date" means the date that shares of Mezzanine Preferred Stock are first issued by the Corporation.

     "Initial Redemption Date" means the earlier of (i) June 21, 2008 and (ii) the date immediately following the date on which the Senior Debt and the Mezzanine Debt (and any Indebtedness incurred to refinance such Senior Debt and Mezzanine Debt) has been paid in full.

     "Junior Stock" means, for the purposes of paragraph 3 below, Common Equity, and any class or series of stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Mezzanine Preferred Stock and any other Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 4 below, shall mean Common Equity and any class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Mezzanine Preferred Stock and any other Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     "Liquidation Preference" shall mean $1,000 per share of Mezzanine Preferred Stock.

     "Mezzanine Debt" means the obligations of the Corporation and its Subsidiaries in respect of those certain senior notes issued pursuant to the Senior Note Purchase Agreement.

     "Mezzanine Preferred Stock" has the meaning set forth in paragraph 2 below.

     "Parity Stock" means, for purposes of paragraph 3 below, and any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Mezzanine Preferred Stock without preference or priority of one over the other and, for purposes of paragraph 4 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Mezzanine Preferred Stock without preference or priority of one over the other.

     "Permanent Preferred Stock" means the Series D Senior Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Permanent Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series D Senior Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability Corporation, trust, estate or other entity.

     "PIK Dividends" has the meaning set forth in subparagraph 3(b) below.

     "Pre-existing Debt" has the meaning set forth in paragraph 7(c) below.

     "Preferred Stock Director" has the meaning set forth in paragraph 6(d) below.

     "Record Date" means the date designated by the Board of Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

     "Redemption Date" with respect to any share of Mezzanine Preferred Stock means the date on which such share of Mezzanine Preferred Stock is required to be redeemed pursuant to paragraph 5 hereof.

     "Redemption Demand" has the meaning set forth in paragraph 5(b) below.

     "Redemption Price" means a price per share equal to the Liquidation Preference per share, plus an amount equal to all cumulative dividends accrued and unpaid on such share to the Redemption Date.

     "Repurchase Event" means the consummation of any transaction involving (i) the issuance or sale of any capital stock, equity securities, Convertible Securities or Rights or Options of the Corporation on any of its Subsidiaries (other than the issuance of securities pursuant to the Senior Note Purchase Agreement, the issuance of shares of capital stock upon the exercise of currently outstanding Convertible Securities or Rights or Options and the issuance of Rights or Options (or capital stock issuable upon the exercise of such Rights or

Options) issued to directors, officers, employees or consultants of the Corporation or its Subsidiaries pursuant to a bona fide employee stock ownership or stock option plans adopted by the Corporations' Board of Directors or the Compensation Committee thereof), (ii) any sale, transfer, assignment, lease or other disposition of any assets of the Corporation or any of its Subsidiaries other than the sale of inventory in the ordinary course of business resulting in the Corporation and/or its Subsidiaries receiving net cash proceeds in excess of $500,000 and (iii) any issuance or sale of any debt securities or other evidence of Indebtedness by the Corporation or any of its Subsidiaries (excluding any drawing under a revolving credit facility in the ordinary course of business and the issuance of securities pursuant to the Senior Note Purchase Agreement,).

     "Repurchase Event Proceeds" has the meaning set forth in paragraph 8 below.

     "Repurchase Event Offer" has the meaning set forth in paragraph 8 below.

     "Repurchase Event Payment" has the meaning set forth in paragraph 8 below.

     "Repurchase Event Payment Date" has the meaning set forth in paragraph 8 below.

     "Revocation Notice" has the meaning set forth in paragraph 3(f) below.

     "Rights Plan" means the Aviall, Inc. Preferred Stock Purchase Rights Plan between Aviall, Inc. and The First National Bank of Boston, dated as of December 7, 1993, as amended.

     "Securities Purchase Agreement" means that Securities Purchase Agreement, dated as of December 17, 2001, by and among Aviall, Inc., Carlyle Partners III, L.P. and CP III Coinvestment, L.P.

     "Senior Debt" means the obligations of the Corporation and its Subsidiaries in respect of all Indebtedness incurred under the Credit Agreement, dated as of December 17, 2001, Aviall Services, Inc., Aviall, Inc., the lenders and issuers party thereto, and Citicorp USA, Inc., as amended, amended and restated, extended, supplemental, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or replacing or otherwise restructuring all or any portion of the Indebtedness incurred under such agreement.

     "Senior Note Purchase Agreement" means that certain Securities Purchase Agreement dated as of December 17, 2001 by and among the Corporation, Aviall Services, Inc., J. H. Whitney Mezzanine Fund, L.P. and the other purchasers named therein.

     "Series A Preferred Stock" means the Series A Junior Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Significant Subsidiary" means any Subsidiary of the Corporation that would be a "significant subsidiary" as defined in Regulation S-X promulgated by the Securities and Exchange Commission.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Voting Stock" as of any date means the capital stock of the Corporation that is at the time entitled to vote in the election of the Board of Directors of the Corporation.

     2. Number of Shares and Designations. Five Hundred Thousand (500,000) shares of the preferred stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as Series C Senior Participating Preferred Stock (the "Mezzanine Preferred Stock").

     3. Dividends.

     (a) The record holders of Mezzanine Preferred Stock shall be entitled to receive dividends payable by the Corporation at the Dividend Rate. Such dividends shall be cumulative from the Initial Issue Date and shall be payable quarterly in arrears as provided in subparagraphs 3(b) and 3(c) below.

     (b) Dividends on the Mezzanine Preferred Stock shall be paid on each share of Mezzanine Preferred Stock, at the option of the holder thereof (which option shall be exercised as provided in subparagraph 3(f)) either (i) in cash, to the extent permitted under the terms of the Senior Debt and the Mezzanine Debt (such dividends being referred to as the "Cash Dividends") or (ii) in fully paid and nonassessable shares of Mezzanine Preferred Stock valued at $1,000 per share (such dividends paid in kind (including any dividends payable in kind pursuant to the proviso to this sentence) being herein called "PIK Dividends"); provided, however, that, to the extent that the Corporation fails to pay Cash Dividends required to be paid by the Corporation for any Dividend Period, the Corporation shall be required to pay dividends for such Dividend Period in additional fully paid and nonassessable shares of Mezzanine Preferred Stock valued at $1,000 per share. PIK Dividends shall be paid by delivering to the record holders of Mezzanine Preferred Stock of a number of shares of Mezzanine Preferred Stock determined by dividing the total amount of the aggregate dollar amount of dividends accrued and unpaid with respect to such record holder of shares of Mezzanine Preferred Stock during the applicable Dividend Payment Period (rounded to the nearest whole cent) by the Liquidation Preference. The Corporation shall not issue fractional shares of Mezzanine Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall deliver its check in an amount equal to the applicable fraction of the Liquidation Preference. Any additional shares of Mezzanine Preferred Stock issued pursuant to this paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which dividends accrue and cumulate as set forth below, to the same terms as the shares of Mezzanine Preferred Stock originally issued hereunder.

     (c) Dividends on shares of Mezzanine Preferred Stock shall accrue and be cumulative from and including the Initial Issue Date to and including the date on which such shares shall have been redeemed pursuant to paragraph 5 hereof or repurchased pursuant to paragraph 7 or paragraph 8 hereof. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. The PIK Dividends shall be paid whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for payment of dividends. The Cash Dividends shall be payable when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends. Dividends shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (a "Dividend Payment Date"), commencing on the first Dividend Payment Date following the Initial Issue Date, and for dividends paid on PIK Dividends, commencing on the first Dividend Payment Date after such shares are issued. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Mezzanine Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend at the Dividend Rate set forth in subparagraph 3(a) above. Dividends shall be paid to the holders of record of the Mezzanine Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefore. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added to the Liquidation Preference of the Mezzanine Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate set forth in subparagraph 3(a) above until such accrued and unpaid dividends have been paid in full.

     (d) So long as (i) ten percent (10%) of the Bridge Preferred Stock issued on the Closing Date or (ii) if no Bridge Preferred Stock is outstanding, ten percent (10%) of the shares of Mezzanine Preferred Stock issued on the Initial Issue Date (after giving effect to the issuance of all shares of Mezzanine Preferred Stock issued on the Initial Issue Date) shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Mezzanine Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money or PIK Dividends, as applicable (as provided in subparagraph 3(b)), sufficient for the payment thereof has been set apart. Any such dividend or distribution declared, or required to be declared or to be paid, on the Mezzanine Preferred Stock shall be deemed to have "accrued" on the Mezzanine Preferred Stock for all purposes of this paragraph 3 and shall remain an "accrued dividend" on the Mezzanine Preferred Stock for all purposes of this Section until paid.

     (e) In the event that full Cash Dividends are not paid or made available to the holders of all outstanding shares of Mezzanine Preferred Stock and of any Parity Stock on the applicable Dividend Payment Date and funds available for payment of Cash Dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of Cash Dividends shall be distributed ratably among all such holders of Mezzanine Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

     (f) Each holder of shares of Mezzanine Preferred Stock that has not delivered to the Corporation a Cash Election Notice (as defined below) shall be deemed for the purposes of subparagraph 3(a) to have elected to receive dividends on such holder's shares of Mezzanine Preferred Stock in additional fully paid and nonassessable shares of Mezzanine Preferred Stock unless such holder subsequently delivers to the Corporation a Cash Election Notice. At any time and from time to time after the Initial Issue Date, to the extent permitted by the terms of the Senior Debt and the Mezzanine Debt, any holder of shares of Mezzanine Preferred Stock may provide to the Corporation a notice (a "Cash Election Notice") indicating such holder's election (as contemplated by subparagraph 3(a)) to receive dividends on such holder's shares of Mezzanine Preferred Stock in cash in lieu of fully paid and nonassessable shares of Mezzanine Preferred Stock. For each Dividend Period occurring after the receipt of such a Cash Election Notice from a holder of Mezzanine Preferred Stock, to the extent permitted by the terms of the Senior Debt and the Mezzanine Debt, such holder shall be deemed to have elected in accordance with subparagraph 3(a) to receive dividends in respect of the shares of Mezzanine Preferred Stock held by such holder in cash, unless such holder subsequently delivers to the Corporation a Revocation Notice. Any holder of shares of Mezzanine Preferred Stock that has delivered to the Corporation a Cash Election Notice may subsequently deliver to the Corporation a notice (a "Revocation Notice") revoking such Cash Election Notice. For each Dividend Period occurring after receipt of a Revocation Notice from a holder of Mezzanine Preferred Stock that has delivered to the Corporation a Revocation Notice, such holder shall be deemed to have elected in accordance with subparagraph 3(a) to receive dividends in respect of the shares of Mezzanine Preferred Stock held by such holder in additional fully paid and nonassessable shares of Mezzanine Preferred Stock unless such holder subsequently delivers to the Corporation another Cash Election Notice.

     4. Distributions Upon Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of Mezzanine Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of

Directors of the Corporation an amount per share equal to the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up.

     (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Mezzanine Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation or the proceeds thereof shall be ratably distributed among the holders of Mezzanine Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be entitled if all amounts payable thereon were paid in full.

     (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Mezzanine Preferred stock at their address as the same shall appear in the records of the Corporation.

     5. Redemption by the Corporation.

     (a) The Corporation shall (subject to the legal availability of funds therefore) be required to redeem, at the option of the holders of the Mezzanine Preferred Stock (exercised as provided in subparagraph 5(b)), all outstanding shares of the Mezzanine Preferred Stock requested to be redeemed by such holders (as provided in subparagraph 5(b)), at the Redemption Price, on or at any time following the Initial Redemption Date.

     (b) Notice shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Initial Redemption Date, by first class mail, postage prepaid, to all holders of record of the Mezzanine Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation notifying each such holder that all shares of Mezzanine Preferred Stock are eligible for redemption by the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall (i) relieve the Corporation from its obligation to redeem the Mezzanine Preferred Stock pursuant to this paragraph 5 or (ii) affect the validity of the proceedings for the redemption of any shares of Mezzanine Preferred Stock; provided that the Corporation shall be obligated in accordance with this paragraph 5 to redeem shares of Mezzanine Preferred Stock held by any holder to whom the Corporation has failed to give notice or as to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Mezzanine Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Initial Redemption Date; (ii) the Redemption Price; (iii) the place or places in the United States where certificates for such shares are to be surrendered for payment of the Redemption Price; and (iv) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date. In order for the Mezzanine Preferred Stock to be redeemed at the option of the holder, the holder must (i) notify the Corporation at such office that such holder elects to have the Corporation redeem it shares of Mezzanine Preferred Stock and the number of shares such holder wishes to have redeemed (any such notice being referred to as a "Redemption Demand") and (ii) surrender the certificate or certificates evidencing the shares of Mezzanine Preferred Stock to be redeemed, duly endorsed at the office of the Corporation or transfer agent for the Mezzanine Preferred Stock. In the case of lost or destroyed certificates evidencing ownership of shares of Mezzanine Preferred Stock to be surrendered for redemption, the holder shall submit such proof of loss or destruction and, if requested by the Corporation, an appropriate indemnity, reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Mezzanine Preferred Stock which he wishes to redeem, he shall be deemed to have elected to redeem all shares represented by the certificate or certificates surrendered for conversion. Upon satisfaction of the foregoing requirements the Corporation shall on the later of (i) the Initial Redemption Date and (ii) the date on which such requirements are satisfied, redeem for the Redemption Price the shares of Mezzanine Preferred Stock for which such requirements have been satisfied. As soon as practicable after the Redemption Date and in any event within five (5) Business Days of the Redemption Date, the Corporation shall deliver or cause to be delivered to the holder of shares of Mezzanine Preferred Stock, the Redemption Price for such shares of Mezzanine Preferred Stock for which such holder is seeking redemption.

     (c) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price for all shares of Mezzanine Preferred Stock required to be redeemed pursuant to this paragraph 5 with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the Mezzanine Preferred Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to subparagraph 5(b) above.

     (d) If a Redemption Demand has been received by the Corporation in accordance with subparagraph 5(b) above with respect to any shares of Mezzanine Preferred Stock and provided that, on or before the Redemption Date with respect to any shares of Mezzanine Preferred Stock, all funds necessary for redemption of such shares shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of such shares of Mezzanine Preferred Stock, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on such shares of Mezzanine Preferred Stock shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Mezzanine Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

     (e) Any funds deposited with a bank or trust Corporation for the purpose of redeeming Mezzanine Preferred Stock shall be irrevocable except that:

          (i) the Corporation shall be entitled to receive from such bank or trust Corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Mezzanine Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

     (f) No Mezzanine Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price. If, upon any Redemption Date, the assets of the Corporation legally available to redeem the Mezzanine Preferred Stock shall be insufficient to redeem all outstanding shares of Mezzanine Preferred Stock, (i) the Corporation shall redeem that number of shares of Mezzanine Preferred Stock required to redeem on such Redemption Date that may be redeemed with the assets of the Corporation legally available to redeem the Mezzanine Preferred Stock (pro rata among the holders of Mezzanine Preferred Stock requesting redemption on such Redemption Date based on the relative number of shares of Mezzanine Preferred Stock held by such holders) and
(ii) any unredeemed shares shall be carried forward and shall be redeemed at such time as funds are legally available to so redeem such shares. All shares of Mezzanine Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets shall continue to be outstanding and entitled to all dividends, liquidation, conversion and other rights, preferences and privileges of the Mezzanine Preferred Stock until such shares are converted or redeemed.

     (g) All shares of Mezzanine Preferred Stock redeemed pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Mezzanine Preferred Stock.

     (h) Except as specifically provided in this paragraph 5, the Mezzanine Preferred Stock shall not be redeemable.

     6. Voting Rights.

     In addition to any voting rights provided by law, the holders of shares of Mezzanine Preferred Stock shall have the following voting rights:

     (a) On any matter on which the holders of Mezzanine Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless the Delaware General Corporation Law or this Certificate of Designations requires approval by a higher percentage.

     (b) So long as (i) ten percent (10%) of the Bridge Preferred Stock issued on the Closing Date remain issued and outstanding and any shares of Mezzanine Preferred Stock are issued and outstanding or (ii) if no Bridge Preferred Stock is outstanding and ten percent (10%) of the shares of Mezzanine Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Mezzanine Preferred Stock issued on the Initial Issue Date) are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Mezzanine Preferred Stock voting together as a separate class:

          (i) amend, modify, alter, repeal or waive the application of (including by way of merger, consolidation, combination or otherwise) any provision of the Certificate of Incorporation or by-laws of the Corporation or any of its Subsidiaries in any manner that adversely effects the powers, rights, preferences or privileges of the holders of the Mezzanine Preferred Stock, the Permanent Preferred Stock or the Bridge Preferred Stock or enter into any agreement or take any other corporate action (or permit any of its Subsidiaries to enter into any agreement or take any corporate action) which would in any way amend, modify alter, repeal or waive the powers, rights, preferences or privileges of the Mezzanine Preferred Stock, the Permanent Preferred Stock or the Bridge Preferred Stock;

          (ii) amend (including by way or merger, consolidation, combination or otherwise) in any respect the Permanent Preferred Stock Certificate of Designations, the Bridge Preferred Stock Certificate of Designations or subdivide, combine or reclassify the Bridge Preferred Stock, the Permanent Preferred Stock, the Series A Preferred Stock or the Mezzanine Preferred Stock;

          (iii) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) shares of any class or series of capital stock of the Corporation other than (i) the issuance of shares of Mezzanine Preferred Stock as PIK Dividends pursuant to subparagraph 3(b) hereof, (ii) the issuance of shares of Common Stock, Mezzanine Preferred Stock or Permanent Preferred Stock upon conversion of the Bridge Preferred Stock, (iii) the issuance of shares of Permanent Preferred Stock as dividends on outstanding shares of Permanent Preferred Stock as provided in the Permanent Preferred Stock Certificate of Designations, (iv) the issuance of shares of Common Stock upon exercise of Rights and Options or conversion of Convertible Securities outstanding on the Initial Issue Date, (vi) the issuance of securities pursuant to the Senior Note Purchase Agreement, and (vii) the issuance of Options to employees (and the issuance of Common Stock upon exercise thereof) under the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan; provided, however, that (A) following the Initial Increase Date, the Corporation shall not issue in any calendar year Options to purchase more than 200,000 shares of Common Stock (adjusted appropriately for any stock split with respect to the Common Stock or any subdivision or combination of the Common Stock) and (B) the per share exercise price of any such Options shall not be less than the conversion price of the Permanent Preferred Stock;

          (iv) permit any Subsidiary of the Corporation to create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of capital stock of such Subsidiary;

          (v) consolidate or merger with or into any entity (or permit any Subsidiary to consolidate or merge with or into any entity) or sell assign, transfer, lease convey or otherwise dispose (or permit any

     Significant Subsidiary of the Corporation to sell, assign, transfer, lease, convey or otherwise dispose) of all or substantially all of the assets of the Corporation or any Significant Subsidiary of the Corporation;

          (vi) enter into (or permit any Subsidiary of the Corporation to enter into) any transaction involving (a) any payment to, or any sale, lease, transfer or other disposition of any properties or assets to, any Affiliate of the Corporation, (b) any purchase, acquisition or lease of property or assets from any Affiliate of the Corporation, or (c) any loan, guarantee or advance to or from or for the benefit of, or any contract, agreement or lease with, any Affiliate of the Corporation, other than (I) any employment agreement entered into by the Corporation or any of its Subsidiaries in the Corporation or any of its Subsidiaries in the ordinary course of business with any employee of the Corporation or any of its Subsidiaries; (II) any transaction between or among the Corporation and/or its Subsidiaries; (III) payment of directors' fees to Persons who are not otherwise Affiliates of the Corporation other than by reason of their position as an officer or director; (IV) compensation payable to or other benefits provided to, or any agreement to pay such compensation or benefits with, officers and employees of the Corporation;(V) transactions with holders of the Mezzanine Preferred Stock and (VI) transactions contemplated by the Senior Note Purchase Agreement;

          (vii) redeem, acquire, purchase, defease or otherwise retire for value or make any other payment or distribution in respect of any shares of capital stock of the Corporation or any Subsidiaries of the Corporation or pay any dividends or make any other distributions on or in respect of any shares of capital stock of the Corporation other than (i) any such redemption, acquisition, purchase, retirement or other payment or distribution in respect of the Mezzanine Preferred Stock, (ii) any redemption, acquisition, purchase, retirement or other payment or distribution by any Subsidiary of the Corporation in respect of shares of capital stock of such Subsidiary held by the Corporation or another wholly-owned Subsidiary of the Corporation, (iii) the repurchase of shares of Common Stock or options to purchase Common Stock, in each case, issued under the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan from terminated or retired employees, to the extent permitted under the terms of the then outstanding Indebtedness of the Corporation and its Subsidiaries,
     (iv) the acquisition by the Corporation or Aviall Services, Inc. of two (2) outstanding shares of capital stock of Aviall S.A.R.L. from Ryder System, Inc., (v) the cashless exercise of Rights or Options, the cashless exercise of the warrants, if any, issued in lieu of the issuance of Common Stock pursuant to the Senior Note Purchase Agreement and the surrender by holders of restricted shares of capital stock of the Corporation in payment of any tax liabilities by such holders pursuant to the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan, and (vi) the redemption of rights pursuant to the Rights Plan as in effect on the Closing Date at a redemption price of no greater than $.01;

          (viii) effect any voluntary liquidation, dissolution or winding-up of the Corporation;

          (ix) purchase, acquire or lease (or permit any Subsidiary of the Corporation to purchase, acquire or lease), in one transaction or series of related transactions, assets, properties, capital stock or other securities of any Person for consideration having a fair market value in excess of $30,000,000 (other than any (i) inventory purchases in the ordinary course of business pursuant to any contract in effect or executed on or before the Closing Date and (ii) inventory purchases in the ordinary course of business pursuant to any contract to be executed by the Corporation after the Closing Date, but not including initial payments or consideration for inventory, license fees, distribution rights or other similar payments which in the aggregate exceed $30,000,000);

          (x) engage in, or permit any Subsidiary of the Corporation to engage in, any business other than the businesses in which the Corporation and any of its Subsidiaries are engaged in as of the date hereof and any business reasonably related, incidental or ancillary to such business.

          (xi) take any action (or permit any Subsidiary of the Corporation to take any action) that would cause a dividend or other distribution to be received by the holders of Mezzanine Preferred Stock for federal income tax purposes unless such dividend or other distributions is actually received by such holders in cash; or

          (xii) amend in any respect the Rights Plan or the terms of the Series A Preferred Stock or adopt any rights plan, "poison pill" or other plan or arrangements (other that the Rights Plan as currently in effect), or issue any Rights or other securities to the holders of its Common Stock (other than pursuant to the Rights Plan as currently in effect), intended to result in the dilution of any Person's ownership of Common Stock as a result of such Person becoming the Beneficial Owner of a specified percentage of the Common Stock or other Voting Stock of the Corporation;

          (xiii) incur or guarantee or permit any Subsidiary of the Corporation to incur or guarantee any Indebtedness if, after giving effect to such incurrence or guarantee, the aggregate principal amount of Indebtedness incurred or guaranteed by the Corporation and/or its Subsidiaries on a consolidated basis during the preceding twelve calendar month period ending on the date of such guarantee or incurrence would exceed $30,000,000, other than Indebtedness incurred (A) pursuant to the Corporation's revolving credit facility in place as of the Initial Issue Date and (B) pursuant to any future refinancings of the Corporation's outstanding Indebtedness on the Closing Date or any Indebtedness of the type in clause (A) above incurred after the Closing Date (such Indebtedness being refinanced being referred to as the "Pre-existing Debt"), not to exceed the principal amount of the Pre-existing Debt of the Corporation and its Subsidiaries on the date of such refinancing;

          (xiv) declare any dividends (other than dividends payable solely in additional shares of Common Stock) on outstanding shares of Common Stock;

          (xv) declare or pay any dividends or make any other distributions in respect of Common Stock or Junior Stock (other than dividends on Common Stock payable solely in additional shares of Common Stock) on outstanding shares of Common Stock or any other class of Junior Stock; or

          (xvi) adopt and/or implement an Annual Operating Plan for any fiscal year unless such Annual Operating Plan has been adopted and approved by a majority of the members of the Board of Directors and a majority of the Preferred Stock Directors;

provided, however, that nothing herein shall prohibit the Corporation from distributing rights pursuant to the terms of the certain Rights Agreement, dated as of December 7, 1993, as amended, between the Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent, as such Rights Agreement is in effect on the Closing Date.

     (c) So long as (i) ten percent (10%) of the Bridge Preferred Stock issued on the Closing Date remains issued and outstanding or (ii) no Bridge Preferred Stock is outstanding and ten percent (10%) of the shares of Mezzanine Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Mezzanine Preferred Stock issued on the Initial Issue Date) remain outstanding, (i) except as provided in subparagraph 6(e) or in clause
(ii) of this sentence, the number of Directors comprising the Board of Directors shall not exceed eight (8) and (ii) the holders of Mezzanine Preferred Stock, voting separately as a class, shall have the exclusive right to elect two (2) Directors (each such Director, a "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law; provided, however, that the number of Preferred Stock Directors shall be increased to four (4) Directors (and the total number of Directors shall be increased to ten (10)) in the event that the Required Stockholder Approval has not been obtained on or prior to the Initial Increase Date. So long as (i) ten percent (10%) of the Bridge Preferred Stock issued on the Closing Date remains issued and outstanding or (ii) no Bridge Preferred Stock is outstanding and ten percent (10%) of the shares of Mezzanine Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Mezzanine Preferred Stock issued on the Initial Issue Date) remain outstanding, (i) the Board of Directors shall maintain an Executive Committee and Compensation Committee of the Board of Directors and
(ii) at least one of the Preferred Stock Directors shall serve as a member of such Executive Committee and such Compensation Committee.

     (d) The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Mezzanine Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Mezzanine Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Mezzanine Preferred Stock to vote for and elect Preferred Stock Directors as herein provided, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

     (e) (i) Upon the occurrence and during the continuation of any Default Event, the holders of Mezzanine Preferred Stock shall have the exclusive right, voting separately as a class, to elect, in addition to the Preferred Stock Directors, two Directors at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Mezzanine Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Mezzanine Preferred Stock as set forth in clauses (ii) and
(iii) of this subparagraph 6(e). At elections for such Directors, each holder of Mezzanine Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such right of the holders of Mezzanine Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Mezzanine Preferred Stock as hereinafter set forth. The right of holders of Mezzanine Preferred Stock, voting separately as a class without regard to series, to elect members of the Board of Directors as aforesaid shall continue until such time as such Default Event has been cured, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent Default Event.

     (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Mezzanine Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing Directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     (iii) At any time when such voting right shall have vested in the holders of shares of Mezzanine Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of holders of record of ten percent (10%) of the voting power represented by the shares of such Mezzanine Preferred Stock then outstanding, addressed to the Treasurer of the Corporation, call a special meeting of holders of shares of such Mezzanine Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Treasurer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Treasurer of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Treasurer of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the voting power represented by the shares of Mezzanine Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Mezzanine Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

     (iv) The directors elected pursuant to this subparagraph 6(e) shall serve until the earlier of (i) the next annual meeting or until their respective successors shall be elected and shall qualify or (ii) until the right of the holders of Mezzanine Preferred Stock to elect such additional Directors pursuant to this subparagraph 6(e) shall terminate; any Director elected by the holders of Mezzanine Preferred Stock pursuant to this subparagraph 6(e) may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the voting power of the outstanding shares of the Mezzanine Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and Bylaws of the Corporation. If the office of any Director elected by the holders of Mezzanine Preferred Stock pursuant to this subparagraph 6(e), voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Director elected by the holders of Mezzanine Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Mezzanine Preferred Stock to vote for directors as provided in this subparagraph 6(e), the term of office of all Directors then in office elected by the holders of Mezzanine Preferred Stock, voting as a class, shall terminate immediately. Whenever the terms of office of the Directors elected by the holders of Mezzanine Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Mezzanine Preferred Stock shall have expired, the number of Directors shall be such number as may be provided for in the Bylaws or Certificate of Incorporation irrespective of any increase made pursuant to the provisions of this subparagraph 6(e).

     7. Repurchase Upon Change of Control. To the extent permitted by the terms of the Senior Debt and the Senior Note Purchase Agreement, if a Change of Control occurs, each holder of the Mezzanine Preferred Stock shall have the right to require the Corporation to repurchase all or any part of that holder's Mezzanine Preferred Stock pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Corporation shall offer a payment in cash for each outstanding share of Mezzanine Preferred Stock equal to 120% of the Liquidation Preference per share of Mezzanine Preferred Stock repurchased plus accrued and unpaid dividends, if any, thereon, to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Corporation shall mail a notice to each holder of shares of Mezzanine Preferred Stock describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Mezzanine Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Certificate of Designation and described in such notice.

     The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Mezzanine Preferred Stock as a result of a Change of Control.

     On the Change of Control Payment Date, the Corporation shall, to the extent lawful:

          (1) accept for payment all shares of Mezzanine Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) promptly mail to each holder of Mezzanine Preferred Stock so tendered the Change of Control Payment for each share of Mezzanine Preferred Stock so tendered and promptly authenticate and mail to each such holder a new certificate representing the shares of Mezzanine Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Mezzanine Preferred Stock surrendered, if any.

     This paragraph shall be applicable regardless of whether any other provisions of this Certificate of Designation are applicable.

     8. Repurchase Upon the Occurrence of any Repurchase Event. Upon the occurrence of any Repurchase Event, to the extent permitted under the terms of the Senior Debt and the Mezzanine Debt, the Corporation shall offer to repurchase all or any part of the Mezzanine Preferred Stock then outstanding pursuant to the offer described below (the "Repurchase Event Offer"). In the Repurchase Event Offer, the Corporation shall use the net cash proceeds received by the Corporation and/or its Subsidiaries in connection with such Repurchase Event (the "Repurchase Event Proceeds") to repurchase the outstanding shares of Mezzanine Preferred Stock at a repurchase price equal to the Liquidation Preference, plus all accrued and unpaid dividends thereon through the date of redemption (the "Repurchase Event Payment"). Within 30 days following the occurrence of any Repurchase Event, the Corporation shall mail a notice to each holder of shares of Mezzanine Preferred Stock describing the transaction or transactions that constitute the Repurchase Event and offering to repurchase the number of shares of Mezzanine Preferred Stock equal to (x) the Repurchase Event Proceeds, divided by (y) the Liquidation Preference, on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Repurchase Event Payment Date"), pursuant to the procedures required by this Certificate of Designations and described in such notice. If the aggregate number of shares of Mezzanine Preferred Stock shares tendered into such Repurchase Event Offer exceeds the number of shares of Mezzanine Preferred Stock equal to (x) the Repurchase Event Proceeds, divided by (y) the Liquidation Preference, the Corporation will select the shares of Mezzanine Preferred Stock to be repurchased on a pro rata basis, based on the number of shares of Mezzanine Preferred Stock held by each holder requesting repurchase of such shares.

     The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Mezzanine Preferred Stock as pursuant to a Repurchase Event Offer.

     On the Repurchase Event Payment Date, the Corporation shall, to the extent lawful:

          (1) accept for payment all shares of Mezzanine Preferred Stock or portions thereof properly tendered pursuant to Repurchase Event Offer;

          (2) promptly mail to each holder of Mezzanine Preferred Stock so tendered the Repurchase Event Payment for the shares of Mezzanine Preferred Stock so tendered and promptly authenticate and mail to each such holder a new certificate representing the shares of Mezzanine Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Preferred Stock surrendered, if any.

     This paragraph shall be applicable regardless of whether any other provisions of this Certificate of Designations are applicable.

     9. Financial Statements; Information Right.

     (a) Unless such financial statements or reports have been filed with the Commission, whether or not required by the rules and regulations of the Commission, so long as (i) ten percent (10%) of the Bridge Preferred Stock issued on the Closing Date or (ii) if no Bridge Preferred Stock is outstanding, ten percent (10%) of the shares of Mezzanine Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuances of all shares of Mezzanine Preferred Stock issued on the Initial Issue Date) is outstanding, the Corporation shall furnish to the holders of Mezzanine Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, (ii) all monthly financial statements required to be prepared and submitted pursuant to the terms and conditions of the Senior Note Purchase Agreement and (iii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as (i) ten percent (10%) of the Bridge Preferred Stock issued on the Closing Date or
(ii) if no Bridge Preferred Stock is
outstanding, ten percent (10%) of the shares of Mezzanine Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Mezzanine Preferred Stock issued on the Initial Issue Date) remains outstanding, the Corporation shall furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (b) The Corporation shall, so long as (i) ten percent (10%) of the Bridge Preferred Stock issued on the Closing Date remains issued and outstanding or
(ii) no Bridge Preferred Stock is outstanding and ten percent (10%) of the shares of Mezzanine Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuances of all shares of Mezzanine Preferred Stock issued on the Initial Issue Date) are outstanding, deliver to the holders of Mezzanine Preferred Stock, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

     (c) The Corporation shall provide to any holder of Mezzanine Preferred Stock, upon written request of such holder to the Corporation, such financial and other information concerning the Corporation and its Subsidiaries as may from time to time be reasonably requested by such holder.

     10. Modification and Waiver. Except as otherwise provided above, the terms of this Certificate of Designations may be amended and the rights hereunder may be waived only with the consent of holders of a majority of the shares of the Mezzanine Preferred Stock then outstanding, provided, that if any such modification or waiver has a material adverse effect on the holders' rights with respect to dividends or conversion, then the consent of each holder of Mezzanine Preferred Stock shall be required.

     11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     12. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Mezzanine Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Mezzanine Preferred Stock and any qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Mezzanine Preferred Stock or qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Mezzanine Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Mezzanine Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

     13. Record Holders. The Corporation and the transfer agent for the Mezzanine Preferred Stock may deem and treat the record holder of any shares of Mezzanine Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

     14. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 5(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation, to its offices at 2750 Regent Blvd., DFW Airport, Texas 75261,
Attention: Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Mezzanine Preferred Stock, to such holder at the address of such holder of the Mezzanine Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Mezzanine Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

     15. Merger or Consolidation of the Corporation. The Corporation shall not merge or consolidate with any other Person, or enter into or effect any reorganization, unless the surviving corporation or other entity resulting from such merger, consolidation or reorganization shall make appropriate provision in connection with such merger, consolidation or reorganization such that (i) the shares of Mezzanine Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization remain outstanding immediately following such merger, consolidation or reorganization or (ii) the shares of Mezzanine Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization shall be converted into an equivalent number of shares of convertible preferred stock of such surviving corporation or other entity having terms identical to the terms of the Mezzanine Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Paul E. Fulchino, its Chairman, President and CEO, this 21st day of December, 2001.

                                          AVIALL, INC.

                                          By: /s/ PAUL E. FULCHINO
                                            ------------------------------------
                                          Name:   Paul E. Fulchino
                                          Title:     Chairman, President and CEO

ATTEST:

By: /s/ JEFFREY J. MURPHY
    ----------------------------------
Name:   Jeffrey J. Murphy
Title:     Senior Vice President, Law
           and Human Resources,
           Secretary and General
           Counsel

                                                                      APPENDIX E


================================================================================







                                     WARRANT


                           TO PURCHASE COMMON STOCK OF



                                  AVIALL, INC.







================================================================================



                                                            Warrant No. ___

                                                            Original Issue
                                                            Date: ________, 2002

                                TABLE OF CONTENTS

1.       DEFINITIONS                                                                                              1

2.       EXERCISE OF WARRANT                                                                                      5
         2.1.       Manner of Exercise                                                                            5
         2.2.       Issued Warrant Shares Fully Paid, Nonassessable; Reservation of Shares; Covenants             6
         2.3.       Payment of Taxes                                                                              7
         2.4.       Fractional Shares                                                                             7

3.       TRANSFER, DIVISION AND COMBINATION                                                                       7
         3.1.       Transfer                                                                                      7
         3.2.       Division and Combination.                                                                     7
         3.3.       Expenses.                                                                                     7
         3.4.       Maintenance of Books                                                                          7

4.       ADJUSTMENT PROVISIONS                                                                                    8
         4.1.       Stock Dividends, Subdivisions and Combinations                                                8
         4.2.       Adjustment of Number of Shares Purchasable                                                    8
         4.3.       Consolidation, Amalgamation, Arrangement or Merger                                            9
         4.4.       Other Provisions Applicable to Adjustments Under this Section 4                               9

5.       RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
         AUTHORITY                                                                                               10

6.       NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS                                           10
         6.1.       Notices of Corporate Actions.                                                                10
         6.2        Closing of Transfer Books.                                                                   11

7.       TRANSFER RESTRICTIONS                                                                                   11
         7.1.       Restrictions on Transfers                                                                    11
         7.2.       Restrictive Legends                                                                          11
         7.3.       Termination of Securities Law Restrictions                                                   12
         7.4.       Transfers to Affiliates                                                                      12

8.       LOSS OR MUTILATION                                                                                      12

9.       OFFICE OF THE COMPANY                                                                                   12

10.      NO VOTING OR DIVIDEND RIGHTS; LIMITATIONS OF LIABILITY                                                  13

11.      MISCELLANEOUS                                                                                           13
         11.1.      Nonwaiver.                                                                                   13
         11.2.      Notice Generally                                                                             13
         11.3.      Successors and Assigns                                                                       13
         11.4.      Amendment.                                                                                   13
         11.5.      Severability                                                                                 13
         11.6.      Headings.                                                                                    14
         11.7.      Governing Law; Jurisdiction                                                                  14
         11.8.      Satisfaction of Securities Purchase Agreement                                                14
         11.9       Registration Rights                                                                          14
         11.10      Investment Invent                                                                            14

         11.11.     Entire Agreement                                                                             14
         11.12.     Due Authorization                                                                            14
         11.13.     No Conflict                                                                                  15

EXHIBIT A         SUBSCRIPTION FORM                                                                             A-1

EXHIBIT B         ASSIGNMENT FORM                                                                               B-1

NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION AND SUCH STATE SECURITIES LAWS IS AVAILABLE.


                                                                 Warrant No. ___


                                     WARRANT

                      TO PURCHASE SHARES OF COMMON STOCK OF

                                  AVIALL, INC.


         THIS IS TO CERTIFY THAT ____________________ ("Initial Holder"), or its registered assigns, is entitled, at any time after [month and date of Stockholder Approval], 2002 until the Expiration Date (the "Exercise Period"), to purchase from Aviall, Inc., a Delaware corporation (the "Company"), an aggregate of _______________ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company (subject to adjustment as provided herein), at a purchase price of $.01 per share (the initial "Exercise Price", subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

         1. DEFINITIONS.

         As used in this Warrant, the following terms have the respective meanings set forth below:

         "Adjustment Event" shall mean any event (other than a transaction to which Sections 4.1 or 4.3 applies) as a result of which the Series B Conversion Price and/or Series D Conversion Price is adjusted pursuant to Section 5(i) of the Series B Certificate of Designations and/or Section 5(g) of the Series D Certificate of Designations. For the avoidance of doubt, each such adjustment (including any such adjustment that results from giving effect to the provisions of Section 4) shall be deemed a separate and distinct Adjustment Event subject to the provisions of Section 4.

         "Additional Preferred Common Shares" shall mean, with respect to any Adjustment Event resulting in a decrease in the Series B Conversion Price and/or Series D Conversion Price, the aggregate additional number of shares of Common Stock issuable upon conversion of all outstanding Preferred Stock as a result of such Adjustment Event, provided that Additional Preferred Common Shares shall not include any such additional shares of Common Stock to the extent that the holders of Preferred Stock entitled to receive such additional shares of Common Stock have agreed with the Company to waive their rights to such additional shares of Common Stock and the Company has not, directly or indirectly, compensated any such holder of Preferred Stock for such waiver.

         "Affiliate" shall mean (i) with respect to any Person, any other Person that directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise, and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

         "Bridge Preferred Stock" shall mean the Series B Senior Convertible Participating Preferred Stock of the Company, par value $.01 per share, having the terms and conditions set forth in the Series B Certificate of Designations.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the city of New York.

         "Carlyle" shall mean Carlyle Partners III, L.P., a Delaware limited partnership, or any of its Affiliates.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "Common Stock" shall mean (except where the context otherwise indicates) the common stock of the Company, par value $.01 per share, and any class of stock resulting from successive changes or reclassifications of such Common Stock.

         "Company" shall have the meaning set forth in the preamble of this Warrant.

         "Convertible Preferred Stock" shall mean the Series D Senior Convertible Participating Preferred Stock of the Company, par value $.01 per share, having the terms and conditions set forth in the Series D Certificate of Designations.

         "Current Market Price" shall mean, for a share of Common Stock on any date, the average Quoted Price for the three (3) trading days (of if the Common Stock does not trade on a securities market, the three (3) Business Days) prior to the date in question.

         "Designated Office" shall have the meaning set forth in Section 9 hereof.

         "Exercise Date" shall have the meaning set forth in Section 2.1 hereof.

         "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.

         "Exercise Period" shall have the meaning set forth in the preamble of this Warrant.

         "Exercise Price" shall have the meaning set forth in the preamble of this Warrant.

         "Expiration Date" shall mean the earlier to occur of (i) the date on which no Warrants are outstanding or (ii) March 13, 2012.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

         "Holder" shall mean (i) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (ii) with respect to any other Warrant or shares of Warrant Stock, the Person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

         "Initial Holder" shall have the meaning set forth in the preamble of this Warrant.

         "Issuable Warrant Shares" shall mean, with respect to any Adjustment Event, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Adjustment Event.

         "Letter Agreement" shall mean that certain Letter Agreement, dated as of December 17, 2001, delivered by the Company to J. H. Whitney Mezzanine Fund, L.P. and the other investors named therein.

         "Opinion of Counsel" shall mean a written opinion of counsel experienced in Securities Act matters chosen by the Holder (and which may be in-house counsel to such Holder) of this Warrant or Warrant Stock issued upon the exercise hereof; provided, such opinion and opinion giver are reasonably acceptable to the Company.

         "Original Issue Date" shall mean [month and day of Stockholder Approval], 2002.

         "Original Warrant" shall mean the Warrant originally issued by the Company on the Original Issue Date to the Initial Holder.

         "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Preferred Common Shares" shall mean with respect to any Adjustment Event, the aggregate number of shares of Common Stock issuable upon conversion of all outstanding Preferred Stock immediately prior to such Adjustment Event.

         "Preferred Stock" shall mean collectively the Convertible Preferred Stock and Bridge Preferred Stock.

         "Quoted Price" shall mean, with respect to Common Stock, (i) the last reported sales price of the Common Stock on the New York Stock Exchange or (ii) if not listed on the New York Stock Exchange, the last reported sales price of the Common Stock on such other principal exchange on which the Common Stock is listed or admitted for trading or (iii) if not listed or admitted for trading on a securities exchange, the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations Systems - National Market System, or (iv) if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Common Stock issuable upon exercise of all Warrants, and any dispute shall be resolved at the prevailing party's cost, by the determination of an investment banking firm of recognized national standing selected by the Company and acceptable to such holders of a majority of the shares of Common Stock issuable upon exercise of all Warrants, which determinations shall be made in good faith and be conclusive absent manifest error.

         "Reduced Preferred Common Shares" shall mean, with respect to any Adjustment Event resulting in an increase in the Series B Conversion Price and/or the Series D Conversion Price, the aggregate reduction in the number of shares issuable upon conversion of all Preferred Stock as a result of such Adjustment Event.

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of December 21, 2001, by and between the Company, J.
H. Whitney Mezzanine Fund, L.P. and the other investors named therein.

         "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 7.2(a) hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Series B Conversion Price" shall mean the Conversion Price (as defined in the Series B Certificate of Designations).

         "Series B Certificate of Designations" shall mean the Certificate of Designations of Series B Senior Convertible Participating Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware on December 21, 2001, as amended from time to time thereafter.

         "Series D Conversion Price" shall mean the Conversion Price (as defined in the Series D Certificate of Designations).

         "Series D Certificate of Designations shall mean the Certificate of Designations of Series D Senior Convertible Participating Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware on December 21, 2001, as amended from time to time thereafter.

         "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and between the Company, Aviall Services, Inc. and the investors named therein.

         "Subsidiary" shall mean any entity (a) more than 50% (by number of votes) of the voting stock of which is owned by the Company and/or one or more of its Subsidiaries, or any other entity in which the Company and/or one or more of its Subsidiaries own more than a 50% interest either in the profits or capital of such entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with GAAP.

         "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a "sale" thereof within the meaning of the Securities Act.

         "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

         "Warrants" shall mean the Original Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrant or any other such warrant.

         "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of this Warrant.

         2. EXERCISE OF WARRANT.

         2.1. Manner of Exercise. (a) During the Exercise Period, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and shall specify the number of shares of Common Stock to be purchased, (ii) surrender to the Company at the Designated Office this Warrant and (iii) pay to the Company the Warrant Price (the date on which such delivery, surrender and payment shall have taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form attached hereto as Exhibit A, duly executed by the Holder or its duly authorized agent or attorney.

         (b) Upon receipt by the Company of such Exercise Notice, Warrant and Warrant Price, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

         (c) Payment of the Warrant Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company, (ii) by surrendering to the Company for cancellation a portion of the principal amount of the senior promissory note of the Company held by the Holder (the "Note") or (at the election of the Holder) accrued and unpaid interest thereon which is equal to the Warrant Price, (iii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the Warrant Price payable with respect to the portion of this Warrant then being exercised by (B) the Current Market Price per share of Common Stock on the Exercise Date, or (iv) by cancellation of any portion of this Warrant with respect to the number of shares of Common Stock equal to the quotient obtained by dividing (A) the Warrant Price payable with respect to the portion of this Warrant then being exercised by (B) the difference between (1) Current Market Price per share of Common Stock on the Exercise Date, and (2) the Exercise Price per share of Common Stock.

         If, pursuant to clause (ii) above, less than the entire unpaid principal amount of any Note shall be applied toward payment of the consideration payable upon any exercise of this Warrant, the Holder thereof shall surrender the Note and the Company shall (1) pay to the Holder the amount of unpaid interest accrued to the date of surrender on the portion of the principal amount of such Note which has been applied toward the Warrant Price, such payment to be in the form of a certified or official bank check and (2) issue a new Note representing the balance of the unpaid principal amount of the Note so surrendered, payable to such Holder or as such Holder may otherwise direct.

         (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical with this Warrant.

         2.2. Issued Warrant Shares Fully Paid, Nonassessable; Reservation of Shares; Covenants. The Company shall take all actions reasonably necessary to ensure that upon exercise of this Warrant, the shares of Common Stock issued upon exercise hereof shall, without further action by the Holder, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         The Company shall not avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will reasonably cooperate with the Holder in the exercise of the Holder's rights hereunder. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of its Common Stock, except in connection with a reverse stock split,
(ii) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein and restrictions under federal and state securities laws) created by or through Company with respect to such issuance upon the exercise of this Warrant, and
(iii) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         2.3. Payment of Taxes. The Company shall pay all expenses, taxes and charges in connection with the issue or delivery thereof, excluding Holder's income or capital gains taxes with respect to the transaction.

         2.4. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share that the Holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay the Holder cash in lieu of such fractional share in an amount equal to the same fraction of the Current Market Price.

         3. TRANSFER, DIVISION AND COMBINATION.

         3.1. Transfer. Subject to compliance with Section 7 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with delivery of a written assignment of this Warrant in the form attached hereto as Exhibit B duly executed by the Holder or its duly authorized agent or attorney. Upon such surrender and delivery, the Company shall, subject to Section 7, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 7, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

         3.2. Division and Combination. Subject to compliance with the applicable provisions of this Warrant, including Section 7 hereof, this Warrant may be divided or combined with other Warrants upon surrender and presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder duly authorized or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         3.3. Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 3.

         3.4. Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

         4. ADJUSTMENT PROVISIONS.

         4.1. Stock Dividends, Subdivisions and Combinations. If at any time after the date hereof the Company shall:

         (i) pay a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

         (ii) subdivide its outstanding shares of Common Stock into a greater number of shares;

         (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or

         (iv) issue by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction, the numerator of which is equal to the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which is equal to the number of shares of Common Stock outstanding immediately after such event; provided, however, in no event shall the Exercise Price be less than the par value of a share of Common Stock. Such adjustment shall be made successively whenever any event listed above shall occur.
          In addition, the number of shares for which this Warrant is exercisable shall be adjusted so that the Holder of this Warrant thereafter may exercise this Warrant for the same aggregate number and kind of shares of capital stock of the Company that such Holder would have owned immediately following such event if such Holder had exercised this Warrant immediately prior to such event. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification.

         If, after an adjustment referred to in clauses (i) through (iv) above, the Holder upon exercise of this Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the Exercise Price between the classes of capital stock; provided, however, in no event shall the Exercise Price be less than the par value of the capital stock for which this Warrant is then exercisable. After such allocation, the exercise rights and the Exercise Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.

         4.2. Adjustment of Number of Shares Purchasable. Upon each Adjustment Event resulting in any decrease in the Series B Conversion Price and/or the Series D Conversion Price, this Warrant shall thereafter evidence the right to receive, at the Exercise Price, a number of shares of Common Stock equal to the sum of (A) the number of Issuable Warrant Shares, and (B) that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by multiplying (x) the number of Issuable Warrant Shares by (y) a fraction, the numerator of which equals the number of Additional Preferred Common Shares and the denominator of which equals the number of Preferred Common Shares; provided, however, with respect to any Adjustment Event, there shall be no adjustment of the number of shares for which this Warrant is exercisable under this Section 4.2 if Carlyle waives the adjustment to the Series B Conversion Price and/or Series D Conversion Price.

         Upon each Adjustment Event resulting in any increase in the Series B Conversion Price and/or the Series D Conversion Price, this Warrant shall thereafter evidence the right to receive, at the Exercise Price, a number of shares of Common Stock equal to (A) the number of Issuable Warrant Shares, minus
(B) that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by multiplying (x) the number of Issuable Warrant Shares by (y) a fraction, the numerator of which equals the number of Reduced Preferred Common Shares and the denominator of which equals the Preferred Common Shares. Notwithstanding anything to the contrary herein, immediately upon transfer of this Warrant to a Person who is not an Affiliate of the Initial Holder of this Warrant, the first sentence of this Section 4.2 shall be of no further force or effect. Notwithstanding any provision hereof to the contrary, in the event that any Adjustment Event (a "Series B Adjustment Event") occurs at such time as any shares of Bridge Preferred Stock are outstanding and any such shares of Bridge Preferred Stock are subsequently converted into shares of Convertible Preferred Stock, on the date on which such shares of Bridge Preferred Stock are subsequently converted into shares of Convertible Preferred Stock, the adjustment to the number of shares of Common Stock issuable upon exercise of this Warrant resulting from such Series B Adjustment Event shall be of no effect and the number shares of Common Stock issuable upon exercise of this Warrant shall be again adjusted as if the Series B Adjustment Event occurred immediately following the conversion of such shares of Bridge Preferred Stock into Convertible Preferred Stock.

         4.3. Consolidation, Amalgamation, Arrangement or Merger. In case of any consolidation, amalgamation, arrangement or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a transaction to which Sections 4.1 or 4.2 applies), or in case of any sale or transfer of all or substantially all of the assets of the Company, this Warrant shall become exercisable only into the kind and amount of securities, cash and other property receivable upon such consolidation, amalgamation, arrangement, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) for which this Warrant was exercisable immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this Section 4.

         4.4. Other Provisions Applicable to Adjustments Under this Section 4. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

         (a) When Adjustments To Be Made. The adjustments required by this
Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing the adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

         (b) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4.1 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (c) Notice of Adjustments. Whenever the Exercise Price or number of shares issuable upon exercise of this Warrant is adjusted, the Company shall promptly mail to the Holder, first class, postage paid, a notice of the adjustment and a certificate from the Company's public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Company shall keep at its principal office or at the Designated Office, if different, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of a Warrant designated by a Holder thereof.

         Except as provided in the immediately following sentence, any determination that the Company or its Board of Directors must make pursuant to this Section 4 shall be conclusive. Whenever the Company or its Board of Directors shall be required to make a determination under this Section 4, such determination shall be made in good faith and may be challenged in good faith by the holder and any dispute shall be resolved, at the prevailing party's expense, by an investment banking firm of recognized national standing, selected by the Company and acceptable to such Holder.

         5. RESERVATION AND AUTHORIZATION OF COMMON STOCK.

         From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants. All shares of Common Stock issuable upon the exercise of the Warrants shall be fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all liens (other than any created by actions of the Holder).

         6. NOTICE OF CORPORATE ACTIONS; TRANSFER BOOKS.

         6.1. Notices of Corporate Actions. In the event of (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, (b) any capital reorganization of the Company (including any transaction specified in Section 4.1), any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person or (c) any voluntary or involuntary dissolution, liquidation or winding up of the

Company, the Company shall provide not less than twenty (20) days prior notice of such event described in clauses (a), (b) and (c) in accordance with Section 11.2.

         6.2 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         7. TRANSFER RESTRICTIONS.

         The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 7.

         7.1. Restrictions on Transfers. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from the registration provisions thereof. If requested by the Company, the Holder will deliver an Opinion of Counsel to the effect that a proposed transfer pursuant to clause (ii) of the preceding sentence (other than a transfer described in Section 7.4) is exempt from the registration requirements of the Securities Act.

         7.2. Restrictive Legends. (a) Except as otherwise provided in this
Section 7, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS RECEIVED ADEQUATE ASSURANCE, BY OPINION OF COUNSEL OR OTHER MEANS SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IS IN COMPLIANCE WITH STATE SECURITIES LAWS."

         (b) Except as otherwise provided in this Section 7, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION

         FROM REGISTRATION AND SUCH STATE SECURITIES LAWS IS AVAILABLE."

         7.3. Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 7, the restrictions imposed by Section 7.1 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 7.2 shall terminate as to any particular Warrant or shares of Restricted Common Stock if (i) the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act or (ii) such Warrant or shares of Restricted Common Stock shall be registered by the Company. Whenever the restrictions imposed by Section 7.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

         "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN
         SECTION 7 HEREOF TERMINATED ON ______________, ____, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legends.

         7.4. Transfers to Affiliates. Notwithstanding anything contained herein to the contrary, the Holders shall have the right at any time, without restriction of any kind, to transfer all or any portion of the Warrants and the Warrant Stock to any Affiliate; provided, however, that any such Affiliate agrees to be bound by the provisions of this Section 7.

         8. LOSS OR MUTILATION.

         Upon receipt by the Company from any Holder of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and, in the case of such loss, theft, or destruction of this Warrant, an indemnity bond or agreement reasonably satisfactory to the Company or, in case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

         9. OFFICE OF THE COMPANY.

         As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 2750 Regent Boulevard, DFW Airport, TX 75261. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

         10. NO VOTING OR DIVIDEND RIGHTS; LIMITATIONS OF LIABILITY.

         Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the rights represented hereby or the shares purchasable hereunder until, and only to the extent that, shares of Common Stock have been issued to the Holder pursuant to the exercise of this Warrant. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price for any Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or its creditors.

         11. MISCELLANEOUS.

         11.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

         11.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be delivered or sent by registered or certified mail, postage prepaid, to any Holder of this Warrant, at its last known address appearing on the books of the Company maintained for such purpose, or to the Company at its Designated Office.

         11.3. Successors and Assigns. Subject to the provisions of Sections 3.1, 7.1 and 7.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof.

         11.4. Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder thereof.

         11.5. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

         11.6. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         11.7. Governing Law; Jurisdiction. In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of New York. The Company hereby consents and agrees that the state or federal courts located in New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the Company and the Holder of this Warrant pertaining to this Warrant or to any matter arising out of or relating to this Warrant.

         11.8. Satisfaction of Securities Purchase Agreement. The parties to this Warrant acknowledge and agree that the Initial Holder elected to receive this Warrant in lieu of receiving shares of Common Stock pursuant to the terms of the Securities Purchase Agreement and the Letter Agreement and that the issuance of this Warrant is in complete satisfaction of the Company's obligations to deliver Mezzanine Equity (as defined in the Securities Purchase Agreement) to the Initial Holder pursuant to the terms of the Securities Purchase Agreement.

         11.9. Registration Rights. The shares of Common Stock issued or issuable upon the exercise of this Warrant shall be deemed to be shares of Restricted Stock (as defined in the Registration Rights Agreement), and the Holder shall be entitled to all rights and subject to all obligations associated with such shares of Restricted Stock under the Registration Rights Agreement.

         11.10. Investment Intent. The Holder hereby represents and warrants that this Warrant and the shares of Common Stock issued or issuable upon the exercise of this Warrant are being or will be acquired for the Holder's account and with no intention of distributing or reselling such Warrant or shares of Common Stock or any part thereof in any transaction that would be in violation of the Securities Act or any state securities laws, without prejudice, however, to the Holder's right at all times to sell or otherwise dispose of all or any part of the shares of Common Stock issued upon the exercise of this Warrant, under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

         11.11. Entire Agreement. This Warrant, including all exhibits attached hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         11.12. Due Authorization. The execution and delivery by the Company of this Warrant, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company. This Warrant has been duly executed and delivered and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         11.13. No Conflict. The execution and delivery by the Company of this Warrant and the performance by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the Company's Restated Certificate of Incorporation or Amended and Restated By-laws,
(ii) conflict with or result in a violation of any provision of, or constitute a default or event of default under any material contract to which the Company is a party, except where such violation, default or event of default would not have a material adverse effect on the Company or (iii) violate any applicable law, except where such violation would not have a material adverse effect on the Company.


                                 * * * * * * * *

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

                                        AVIALL, INC.



                                        By:
                                            -----------------------------
                                            Name:
                                            Title:

[SEAL]

Attest:



By:
    -----------------------
    Name:
    Title:

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares Common Stock of Aviall, Inc. and herewith makes [makes payment of $_______ therefor] [and/or] [makes payment therefor by assignment to the Company pursuant to Section 2.1(c)(ii) of the Warrant of $_____________ aggregate principal amount of the senior promissory note due December 21, 2007 [and/or] [$______ of accrued and unpaid interest thereon] [and/or] [makes payment therefore by surrendering pursuant to Section 2.1(c)(iii) _____ shares of Common Stock of the Company] [and/or] [makes payment therefor by cancellation pursuant to Section 2.1(c)(iv) of a portion of the Warrant with respect to _________ shares of Common Stock]. All of the foregoing at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________________________ whose address is _____________________ _______________ __________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                                         -------------------------------
                                         (Name of Registered Owner)

                                         -------------------------------
                                         (Signature of Registered Owner)

                                         -------------------------------
                                         (Street Address)

                                         -------------------------------
                                         (City)    (State)    (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM



         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                    No. of Shares of
           Name and Address of Assignee              Common Stock
           ----------------------------             ---------------







and does hereby irrevocably constitute and appoint _____________________ attorney-in-fact to register such transfer onto the books of Aviall, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                                  Print Name:
      ------------------                           --------------------------


                                        Signature:
                                                  --------------------------
                                        Witness:
                                                ----------------------------


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                      APPENDIX F

                                  AVIALL, INC.
              RECONCILIATION OF PRO FORMA EARNINGS PER SHARE DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    FOR THE YEAR ENDED DECEMBER 31, 2000(1)
                               -------------------------------------------------
                                  AS
                               REPORTED   SCENARIO 1   SCENARIO 2    SCENARIO 3
                               --------   ----------   ----------    -----------
Net Income...................  $11,628     $11,628      $11,628      $    11,628
Less: Preferred Stock
  Dividends(2)...............       --      (4,189)     (12,467)         (15,096)
                               -------     -------      -------      -----------
Net Income (Loss) Available
  for Distribution...........   11,628       7,439         (839)          (3,468)
Less: Allocation of
  Undistributed Earnings to
  Participating Preferred
  Stock(3)...................       --      (2,034)          --               --
                               -------     -------      -------      -----------
Net Income (Loss) Available
  for Common Stockholders....  $11,628     $ 5,405      $  (839)     $    (3,468)
                               =======     =======      =======      ===========
Weighted Average Common
  Shares.....................   18,313      18,313       18,313           18,313
Add: Common Stock issued upon
  conversion of Series B
  Preferred Stock(4).........       --          --        2,671               --
                               -------     -------      -------      -----------
Weighted Average Common
  Shares.....................   18,313      18,313       20,984           18,313
                               =======     =======      =======      ===========
Pro Forma Earnings (Loss) Per
  Share(5)(6)................  $  0.63     $  0.30      $ (0.04)     $     (0.19)
                               =======     =======      =======      ===========

                                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001(1)
                               -------------------------------------------------
                                  AS
                               REPORTED   SCENARIO 1   SCENARIO 2    SCENARIO 3
                               --------   ----------   ----------    -----------
Net Income...................   $8,621      $8,621      $  8,621     $     8,621
Less: Preferred Stock
  Dividends(2)...............       --      (3,396)      (13,924)        (14,561)
                                ------      ------      --------     -----------
Net Income (Loss) Available
  for Distribution...........    8,621       5,225        (5,303)         (5,940)
Less: Allocation of
  Undistributed Earnings to
  Participating Preferred
  Stock(3)...................       --      (1,669)           --              --
                                ------      ------      --------     -----------
Net Income (Loss) Available
  for Common Stockholders....   $8,621      $3,556      $ (5,303)    $    (5,940)
                                ======      ======      ========     ===========
Weighted Average Common
  Shares.....................   18,480      18,480        18,480          18,480
Add: Common Stock issued upon
  conversion of Series B
  Preferred Stock(4).........       --          --         3,698              --
                                ------      ------      --------     -----------
Weighted Average Common
  Shares.....................   18,480      18,480        22,178          18,480
                                ======      ======      ========     ===========
Pro Forma Earnings (Loss) Per
  Share(5)(6)................   $ 0.46      $ 0.19      $  (0.24)    $     (0.32)
                                ======      ======      ========     ===========

---------------

(1) The reconciliation of pro forma earnings per share data must be read in connection with the information included in Question 13 of Proposal 1 in the Proxy Statement appearing on page 30.

(2) The preferred stock dividends are compounded quarterly and are computed as:
    (i) 9.0% of the cumulative liquidation preference of the Series B Preferred Stock and Series D Preferred Stock for Scenario 1; (ii) 14.0% of the cumulative liquidation preference of the Series B Preferred Stock and 30.0% of the cumulative liquidation preference of the Series C Preferred Stock beginning on the 101st day of the earliest period presented for Scenario 2; and (iii) 30.0% of the cumulative liquidation preference of the Series B Preferred Stock for Scenario 3 (the dividend rate is retroactive for Series B Preferred Stock as discussed further in Question 7 of Proposal 1 in the Proxy Statement.)

(3) The Series D Preferred Stock participates in the dividends on Common Stock based on its terms, therefore, the two-class method is used to compute basic earnings per share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share. Under the two-class method, preferred stock is treated as another class of common stock for the allocation of undistributed earnings between the holders of preferred stock and Common Stock. The Series B Preferred Stock also participates in dividends on Common Stock based on its terms, but given the undistributed loss in Scenario 3, no allocation is made between the holders of preferred stock and Common Stock.

(4) Under Scenario 2, all shares of Series B Preferred Stock are assumed to be converted into shares of Series C Preferred Stock and 3,697,348 shares of Common Stock on the 101st day assuming Proposal 1 is not approved by the stockholders. This additional Common Stock is weighted for the period it is outstanding and added to the weighted average common shares for the basic earnings per share calculation.

(5) The diluted earnings per share calculations for each of the scenarios presented above resulted in earnings per share that was antidilutive, therefore, the diluted earnings per share is equal to the basic earnings per share and only basic earnings per share is presented. The reconciliation of income and shares presented above displays the amounts utilized for purposes of the basic earnings per share calculation.

(6) Computed as the net income (loss) available to holders of Common Stock divided by the weighted average common shares.

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Special Meeting of Stockholders, you may be sure your shares are represented at the Special Meeting by promptly returning your proxy in the enclosed envelope, or voting by telephone or the Internet by following the instructions on the reverse side.










                                   DETACH HERE


                                      PROXY
                                  AVIALL, INC.

                    PLEASE DATE AND SIGN ON REVERSE SIDE AND
                 RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     The undersigned acknowledge(s) receipt of the Proxy Statement of Aviall, Inc. relating to the Special Meeting of Stockholders to be held on March 13, 2002, commencing at ______________________, at _____________ (the "Special
Meeting") and hereby constitute(s) and appoint(s) Jacqueline K. Collier, Jeffrey
J. Murphy and Cornelius Van Den Handel, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock or Series B Preferred Stock of Aviall, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Special Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Special Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Special Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVIALL, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2.


 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                              SIDE

AVIALL, INC.
c/o EquiService
P.O. Box 9398
Boston, MA  02205-9398

VOTE BY TELEPHONE

It's fast, convenient, and immediate! immediately Call toll-free on a touch-tone phone 1-_ _ _-_ _ _-_ _ _ _ (1-_ _ _-_ _ _-_ _ _ _)

Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Call the toll-free number 1-_ _ _-_ _ _-_ _ _ _ (1-_ _ _-_ _ _-_ _ _ _)

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-_ _ _-_ _ _-_ _ _ _ anytime!



VOTE BY INTERNET

It's fast, convenient, and your vote is confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Go to the Website http://www.________________

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Call 1-_ _ _-_ _ _-_ _ _ _ anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                   DETACH HERE

      Please mark
[X]   votes as in
      this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposal 1 and Proposal 2.

                                        FOR       AGAINST      ABSTAIN

1. Proposal to approve the
terms and issuance of Series D
Senior Convertible
Participating Preferred Stock
upon conversion of the
outstanding Series B Senior
Convertible Participating               / /         / /          / /
Preferred Stock and the
issuance of Common Stock upon
conversion of the Series D
Preferred Stock.

2.  Proposal to approve the             / /         / /          / /
issuance of Common Stock in the
form of shares of Common Stock
and warrants to purchase shares
of Common Stock.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                                                Date:
          ---------------------------------------------        -----------------